SCHEDULE 14A
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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OGE ENERGY CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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OGE ENERGY CORP.

PRELIMINARY PROXY STATEMENT

Proxy Statement
and Notice of Annual Meeting

May 19, 2022

OGE Energy Corp.

April 4, 2022

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of OGE Energy Corp. to be held virtually via the Internet. The meeting will be held at 10:00 a.m. CDT on Thursday, May 19, 2022 and as a shareholder you will be able to log in to the virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/OGE2022.

The Board of Directors determined to hold a virtual annual meeting in light of continuing concerns related to coronavirus (COVID-19). We believe a remote or virtual meeting will facilitate shareholder attendance, voting and participation while safeguarding the health and well-being of our shareholders, Board and management.

For details on how to access the virtual meeting, please see the information under the caption "Participation in the Virtual Annual Meeting" below.

The matters to be voted on at the meeting are listed in the Notice of Annual Meeting of Shareholders on the next page and described in detail in this Proxy Statement on the following pages.

We continue to take advantage of U.S. Securities and Exchange Commission rules that allow public companies to furnish proxy materials to their shareholders on the Internet. Consequently, we are mailing to our shareholders of record a Notice of Internet Availability of Proxy Materials instead of a paper copy of the 2022 proxy statement and our 2021 annual report. We believe that this will provide you, our shareholders, with the information you need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

Even though you may own only a few shares, your proxy is important in making up the total number of shares necessary to hold the meeting. Whether or not you plan to attend the virtual meeting online, please vote your shares or direct your vote by following the instructions described in your proxy card or in the Notice of Internet Availability of Proxy Materials you received in the mail. Your vote will be greatly appreciated. Brokers will not be able to vote their customers' shares for the election of directors, for the advisory vote on executive compensation, for the amendment of the restated certificate of incorporation to eliminate supermajority voting provisions, for the approval of the OGE Energy Corp. 2022 Stock Incentive Plan or for the shareholder proposal regarding the modification of the supermajority voting provisions unless their customers return voting instructions. Therefore, if your shares are held in street name by your bank or broker, it is important for you to return your voting instructions in order that your shares are voted for these matters.

Your continued interest in the Company is most encouraging and, on behalf of our Board of Directors and employees, I want to express our gratitude for your confidence and support.

Very truly yours,

Sean Trauschke
Chairman of the Board, President and Chief Executive Officer

Notice
2022 Annual Meeting of Shareholders

MEETING DATE:     Thursday, May 19, 2022     LOCATION: Online at
MEETING TIME: 10:00 a.m. CDT                 www.virtualshareholdermeeting.com/OGE2022
RECORD DATE: Monday, March 21, 2022

Shareholders owning OGE Energy Corp. common stock at the close of business on the Record Date, or their legal proxy holder, are entitled to vote at the Annual Meeting. The items for this year's annual meeting include:

ANNUAL MEETING BUSINESS

Proposal			Board Recommendation	Page
1	Elect 9 directors	☑	FOR each director nominee	15
2	Ratify the appointment of Ernst & Young LLP as our principal independent accountants for 2022	☑	FOR	21
3	Hold an advisory vote to approve named executive officer compensation	☑	FOR	22
4	Amendment of the restated certificate of incorporation to eliminate supermajority voting provisions	☑	FOR	24
5	Approval of OGE Energy Corp. 2022 Stock Incentive Plan	☑	FOR	26
6	Shareholder proposal regarding modification of the supermajority voting provisions	☒	AGAINST	33
7	Attend to any other business properly presented at this meeting

On or about April 4, 2022 we mailed to our shareholders either (1) a Notice of Internet Availability of Proxy Materials or (2) a copy of our proxy statement, a proxy card and our 2021 annual report.

2022 Virtual Annual Meeting. In light of continuing concerns related to coronavirus (COVID-19), we believe that the right choice for OGE Energy Corp., its shareholders, Board and management, is to hold a virtual annual meeting this year. We encourage you to access the meeting following the directions in the section "Participation in the Virtual Annual Meeting" of the proxy statement. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please contact the technical support resource that is included on the Virtual Shareholders Meeting log-in page.

Shareholder List. During the meeting, the list of shareholders entitled to vote at the meeting will be available by visiting www.virtualshareholdermeeting.com/OGE2022 and entering your 16-digit control number and clicking on "Registered Shareholder List." For ten days prior to the meeting, a list of shareholders entitled to vote at the meeting will be available at our offices at 321 North Harvey, Oklahoma City, Oklahoma 73102. Please contact the undersigned, as Corporate Secretary, at (405) 553-3622 if you wish to inspect the list of shareholders prior to the Annual Meeting of Shareholders.

Proxy Voting. Your vote is important. Whether or not you plan to attend the virtual annual meeting online, please vote promptly. You may vote your shares in advance of the meeting via the Internet, by telephone or by mail, or by attending and voting online at the 2022 Annual Shareholders Meeting. Please refer to the section "General Information about the Annual Meeting and the Proxy Materials," of the proxy statement for detailed voting instructions.

By Order of the Board of Directors,

Patricia D. Horn
Vice President - Governance and Corporate Secretary
April 4, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2022. The Company's notice of annual meeting of shareholders and proxy statement and 2021 annual report to shareholders are available on the Internet at www.proxyvote.com.

Information About Shareholdings and Related Matters
Security Ownership	64
Equity Compensation Plan Information	65
Delinquent Section 16(a) Reports	65
Shareholder Proposals	65
Householding Information	66
  Appendix A - Form of Proposed Amendments to Articles VI, VII, VIII and IX to Amended and Restated
                         Certificate of Incorporation Reflecting Proposed Amendments to Eliminate Supermajority Voting
                         Provisions
A-1
Appendix B - OGE Energy Corp. 2022 Stock Incentive Plan	B-1

Proxy Statement

April 4, 2022
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND THE PROXY MATERIALS

Introduction
The Annual Meeting of Shareholders of OGE Energy Corp. (the "Company") will be held on May 19, 2022, at 10:00 a.m. CDT. The meeting will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/OGE2022. At the meeting, we intend to present the first six items in the accompanying notice of annual meeting for action by the owners of the Company's common stock, par value $0.01 per share ("Common Stock"). The Board of Directors does not now know of any other matters to be presented at the meeting, but, if any other matters are properly presented to the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

Your Board of Directors is providing you these proxy materials in connection with the solicitation of your proxy for use at the Annual Meeting of Shareholders. When you vote by Internet, telephone or mail (all as more particularly described below), you appoint Sean Trauschke and Judy R. McReynolds as your representatives at the Annual Meeting of Shareholders. Mr. Trauschke and Ms. McReynolds will vote your shares, as you have instructed them, at the Annual Meeting of Shareholders. This way, your shares will be voted whether or not you attend and participate in the virtual Annual Meeting of Shareholders online. Even if you plan to attend and participate in the virtual Annual Meeting of Shareholders online, it is a good idea to vote your shares in advance of the meeting, just in case your plans change. If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Trauschke and Ms. McReynolds will vote your shares, under your proxy, in accordance with their best judgment.

Participation in the Virtual Annual Meeting

As indicated above, we are holding a virtual annual meeting this year. The Board of Directors determined to hold a virtual annual meeting this year in light of continuing concerns related to coronavirus (COVID-19), and we believe this will facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. We believe it will enable engagement with our shareholders while safeguarding the health of our shareholders, Board and management.

You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/OGE2022. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m., CDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., CDT, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please contact the technical support resource that is included on the Virtual Shareholders Meeting log-in page.

We want to provide our shareholders with the same rights and opportunities to participate as they would at an in-person annual meeting. Shareholders will be able to attend the meeting online, vote their shares electronically and may submit questions during the meeting by visiting www.virtualshareholdermeeting.com/OGE2022. We will try to answer, as time permits, as many shareholder-submitted questions that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters, are otherwise inappropriate or fail to comply with the meeting rules of conduct. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Internet Availability of Proxy Materials
We continue to take advantage of the "Notice and Access" rules adopted by the U.S. Securities and Exchange Commission ("SEC") that allow public companies to deliver to their shareholders a Notice of Internet Availability of Proxy Materials and to provide Internet access to the proxy materials and annual reports to shareholders.
Accordingly, on or about April 4, 2022, we will begin mailing to our shareholders of record a Notice of Internet Availability of Proxy Materials instead of a paper copy of the 2022 proxy statement and our 2021 annual report. The Notice of
2022 Proxy Statement OGE Energy Corp. 1

Internet Availability of Proxy Materials will include instructions on accessing and reviewing our proxy materials and our 2021 annual report to shareholders on the Internet and will provide instructions on submitting a proxy on the Internet.
At the time we begin mailing our Notice of Internet Availability of Proxy Materials, we will also first make available on the Internet at www.proxyvote.com our notice of annual meeting, our proxy statement and our 2021 annual report to shareholders. Any shareholder may also request a printed copy of these materials by any of the following methods:

Internet at www.proxyvote.com;

e-mail at sendmaterial@proxyvote.com; or

telephone at 1-800-579-1639.
Pursuant to the SEC rules, our 2021 annual report to shareholders, which includes our audited consolidated financial statements, is not considered a part of, and is not incorporated by reference in, our proxy solicitation materials.

Voting Procedures
You may vote by mail, by telephone, by Internet, or online during the meeting. Please refer to the summary instructions below and those included on your Notice of Internet Availability of Proxy Materials or your proxy card or, for shares held in street name, the voting instruction card you received from your broker or nominee. To vote by mail, simply complete and sign the proxy card and mail it in the prepaid and pre-addressed envelope. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted FOR the 9 named nominees for director, FOR the ratification of Ernst & Young LLP as the Company's principal independent accountants for 2022, FOR the approval of our named executive officer compensation in connection with the advisory vote on executive compensation, FOR the amendment of the restated certificate of incorporation to eliminate supermajority voting provisions, FOR the approval of the OGE Energy Corp. 2022 Stock Incentive Plan and AGAINST the shareholder proposal regarding the modification of the supermajority voting provisions.
Shareholders of record also may vote by the Internet or by using the toll-free number listed on your Notice of Internet Availability of Proxy Materials or the proxy card. Telephone and Internet voting also is available to shareholders who hold their shares in the Automatic Dividend Reinvestment and Stock Purchase Plan ("DRIP/DSPP") and the Company's qualified defined contribution retirement plan (the "401(k) Plan"). The telephone voting and Internet voting procedures are designed to verify shareholders through use of an identification number that will be provided to you. These procedures allow you to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone or by the Internet, you do not have to mail in your proxy card. Please see your Notice of Internet Availability of Proxy Materials or your proxy card for specific instructions. Internet and telephone voting are available until 11:59 P.M. EDT on the day before the Annual Meeting of Shareholders for shares held directly and by 11:59 P.M. EDT on May 16, 2022 for shares held in a Plan. During the meeting, you may vote online by following the instructions at www.virtualshareholdermeeting.com/OGE2022. Have your Notice, proxy card or voting instruction form available when you access the virtual meeting web page.

Only shareholders of record or their legal proxy holders as of the record date may attend the annual meeting. To attend and participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. No recording of the annual meeting will be permitted.

Revocation of Proxy

If you change your mind after voting your proxy, you can revoke your proxy and change your vote at any time before the polls close at the meeting. You can revoke your proxy by either signing and sending another proxy with a later date, by voting via Internet, by telephone or by voting online during the meeting. Alternatively, you may provide a written statement to the Company (attention Patricia D. Horn, Vice President - Governance and Corporate Secretary) revoking your proxy.

Record Date; Number of Votes
If you owned shares of the Company's Common Stock at the close of business on March 21, 2022, you are entitled to one vote per share upon each matter presented at the meeting.
2 OGE Energy Corp. 2022 Proxy Statement

As of February 28, 2022, there were 200,202,672 shares of the Company's Common Stock outstanding. The Company does not have any other outstanding class of voting stock. Other than as described below under the heading "Security Ownership," no person holds of record or, to our knowledge, beneficially owns more than five percent of the Company's Common Stock.

Expenses of Proxy Solicitation

We will pay all costs associated with preparing, assembling, mailing and distributing the proxy cards and proxy statements except that certain expenses for Internet access may be incurred by you if you choose to access the proxy materials and/or vote via the Internet. We also will reimburse brokers, nominees, fiduciaries and other custodians for their expenses in forwarding proxy materials to shareholders. Officers and other employees of the Company may solicit proxies by mail, personal interview, telephone and/or Internet. In addition, we have retained D.F. King & Co., Inc. to assist in the solicitation of proxies, at a fee of $10,500 plus associated costs and expenses. Our employees will not receive any additional compensation for soliciting proxies.

Mailing of Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report

A Notice of Internet Availability of Proxy Materials or this proxy statement, the enclosed proxy and Annual Report are being distributed on or about April 4, 2022 to all of our shareholders who owned Common Stock on March 21, 2022.

Voting Under Plans
If you are a participant in our DRIP/DSPP, your proxy will represent the shares held on your behalf under the DRIP/DSPP and such shares will be voted in accordance with the instructions on your proxy. If you do not vote your proxy, your shares in the DRIP/DSPP will not be voted.
If you are a participant in our 401(k) Plan, you will receive a voting directive for shares allocated to your account. The trustee will vote these shares as instructed by you in your voting directive. If you do not return your voting directive, the trustee will vote your allocated shares in the same proportion that all plan shares are voted.

Internet and telephone voting are available until 11:59 P.M. EDT on May 16, 2022 for shares held in a Plan.

Voting of Shares Held in Street Name by Your Broker
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend and participate in the virtual Annual Meeting of Shareholders and vote your shares online during the meeting. In order to vote your shares online during the meeting, you must provide your 16-digit control number.
Brokerage firms have authority under New York Stock Exchange ("NYSE") rules to vote customers' shares for which they have not received voting instructions on certain "routine" matters, but may not vote for non-routine matters unless they have received voting instructions. Routine matters include the ratification of the Company's principal independent accountants. However, the election of directors, the advisory vote on named executive officer compensation, the amendment of the certificate of incorporation, the approval of the OGE Energy Corp. 2022 Stock Incentive Plan and the shareholder proposal are not considered "routine" matters. Therefore, if you do not provide voting instructions, your brokerage firm may not vote your shares on such non-routine matters. We encourage you to provide instructions to your brokerage firm. This ensures your shares will be voted at the meeting. When a brokerage firm votes its customers' shares for which it has not received voting instructions on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting, but these shares (sometimes referred to as broker non-votes) are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.
In order for your shares to be voted on all matters presented at the meeting, we urge all shareholders whose shares are held in street name by a brokerage firm to provide voting instructions to the brokerage firm.

ENVIRONMENTAL AND SOCIAL STEWARDSHIP

Environmental. Our wholly-owned electric utility, Oklahoma Gas and Electric Company ("OG&E"), serves more than 879,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas. OG&E's commitment is to provide energy-related services in a balanced and environmentally responsible manner which includes providing safe, reliable and reasonably priced power while protecting the environment. We provide detailed information
2022 Proxy Statement OGE Energy Corp. 3

regarding our sustainability initiatives in multiple venues including our company website, our responses to the annual environmental reporting climate questionnaire conducted by CDP and our filings with the SEC. In addition, we were among the initial steering committee members of, and annually update and publish on our website an environmental, social and governance ("ESG") disclosure report in accordance with, the Edison Electric Institute's ("EEI") ESG and sustainability-related reporting. The EEI has developed a reporting framework to enable utility companies to provide current or interested investors and other stakeholders with key ESG and sustainability information on a comparable basis. The EEI reporting framework includes a quantitative section with data on recent greenhouse gas emissions, as well as a 2005 baseline for comparison. We have also completed and publicly disclosed a report located on the "ESG Reporting Center" of our website using the Sustainability Accounting Standards Board ("SASB") standards and, prior to the end of the first quarter 2022, will publish our climate-related analysis and inaugural report pursuant to the elements of the Task Force on Climate-related Financial Disclosures ("TCFD"). Additional information about our ESG performance can be found on our website at www.oge.com/esg. Information on our website, including the reports and documents mentioned in this paragraph, is not incorporated by reference into this proxy statement.

Social. We have been deeply engaged in the communities we serve for our entire 120-year history, supporting the growth and well-being of our economies, customers, and our employees. As one of the largest employers in our service territory, we are committed to attracting, retaining and developing a high quality, diverse workforce and providing a safe, inclusive and productive work environment. We have a broad pipeline of diverse candidates for our workforce prepared to serve our communities due to, among other things, our partnerships with universities and technical colleges as well as U.S. military recruiters. We directly contribute to our communities in a number of ways, including providing grants through the OGE Energy Corp. Foundation, Company and employee contributions to the United Way and various other partnerships and sponsorships. Another way that the Company assists in our communities is by the volunteer hours donated by our employees, as they are offered 16 hours of paid volunteer leave every year. Additionally, our economic development leaders work closely with community and business leaders to attract new and diverse industries and jobs to our service area.

Safety. Employee and public safety is paramount in the work we perform. All of our employees are trained in our safety culture and procedures. We report our company-wide safety performance quarterly and benchmark to our safety peer utility group, the Southeast Electric Exchange ("SEE"), a group of 17 electric utility companies. For 2021, our SEE OSHA incident rate was the best in the group and the best in company history. We consistently rank among the top of our utility peer group, ranking first in the SEE in two of the last four years. We continue to analyze trends and engage in discussions with our employees, creating a dialogue to enhance safety performance and work towards our ultimate goal, an incident and injury-free workplace. Our focus on safety has contributed to each of the last six years being the safest in our 120-year history. In 2020 and continuing into 2021, the Company expanded its safety initiatives to help protect our employees and the public in response to the COVID-19 pandemic. In order to promote the safety of our employees and the continuity of utility service, we implemented significant health and safety procedures, including significant COVID-19 protections, qualified health professional assessments to test, trace and quarantine employees on a daily basis, work from home (or rotational procedures where appropriate) and access to additional personal protective equipment.

4 OGE Energy Corp. 2022 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Guidelines. The Board of Directors of the Company operates pursuant to a set of written Corporate Governance Guidelines ("Guidelines") that set forth the Company's corporate governance philosophy and the governance policies and practices that the Company has established to assist in governing the Company and its affiliates. The Guidelines state that the primary mission of the Board of Directors of the Company is to advance the interests of the Company's shareholders by creating a valuable long-term business and in doing so may consider the impact on other stakeholders, including customers, employees and the communities the Company serves. The Guidelines further provide for the Board of Directors to oversee the Company's long-term strategic plans and the principal issues that the Company will face in the future. In February 2022, the Board amended its Guidelines to reflect the risk oversight role of the Board, acting with other Board committees and management to manage the Company's major risk exposures.

The Guidelines describe Board membership criteria and the Board selection and member orientation process. The Guidelines require that a majority of the directors must be independent and that members of each committee must be independent and state the Board's belief that the chief executive officer ("CEO") should be the only Company executive serving as a director, except as may be part of the succession process described below. The Guidelines also provide that unless approved by the Nominating, Corporate Governance and Stewardship Committee of the Board (the "Nominating, Corporate Governance and Stewardship Committee"), a director will not be nominated to a new term if he or she would be 72 or older at the time of election. The Guidelines further provide that no director may serve on more than three other boards of directors of publicly-held companies without the prior approval of the Nominating, Corporate Governance and Stewardship Committee. In addition, if a director retires from, or has another significant change in, his or her principal employment, the director should submit a letter of resignation for the Board's consideration.
The Guidelines provide that the Compensation Committee of the Board ("Compensation Committee") will evaluate the performance of the CEO on an annual basis and that the Nominating, Corporate Governance and Stewardship Committee will report to the Board at least annually on succession planning, which will include appropriate contingencies in the event the CEO retires or is incapacitated. The Board, with the assistance of the Nominating, Corporate Governance and Stewardship Committee, will evaluate potential successors to the CEO. The Guidelines also provide that the Nominating, Corporate Governance and Stewardship Committee is responsible for overseeing an annual assessment of the performance of the Board and Board committees, as well as for reviewing with the Board the results of these assessments. All of these tasks were completed for 2021.
The Guidelines provide that Board members have full access to officers and employees of the Company and, as necessary and appropriate, the Company's independent advisors, including legal counsel and independent accountants. The Guidelines further provide that the Board and each committee have the power to hire independent legal, financial or other advisors as they deem necessary. The Guidelines provide that the independent directors, which include all non-management directors, are to meet in executive session, generally coinciding with regularly scheduled Board meetings. In 2021, the independent directors met in executive session five times.
Our Code of Ethics, which is applicable to all of our directors, officers and employees, and our Corporate Governance Guidelines comply with the applicable SEC rules and the NYSE listing standards. We also have a separate code of ethics that applies to our CEO and our senior financial officers, including our chief financial officer ("CFO") and our chief accounting officer, and that complies with the requirements imposed by the Sarbanes-Oxley Act of 2002 and the rules issued thereunder for codes of ethics applicable to such officers. The Board has reviewed and will continue to evaluate its role and responsibilities with respect to the legislative and other governance requirements of the NYSE. Our corporate governance materials, including our codes of conduct and ethics, our Guidelines for Corporate Governance and the charters for the Nominating, Corporate Governance and Stewardship Committee, the Compensation Committee and the Audit Committee of the Board (the "Audit Committee"), are available for public viewing on the OGE Energy website at www.oge.com/governance. We will disclose any waivers to our code of ethics that applies to our CEO and our senior financial officers on our website.

Director Independence. The Board of Directors of the Company currently has 10 directors, nine of whom are independent within the meaning of the NYSE listing standards. Our Chairman, President and CEO is the only current director who is not independent. For purposes of determining independence, we have adopted the following standards for director independence in compliance with the NYSE listing standards:

•A director who is or was an employee, or whose immediate family member is or was an executive officer, of the Company or any of our subsidiaries is not independent until three years after the end of such employment relationship;

2022 Proxy Statement OGE Energy Corp. 5

•A director who received, or whose immediate family member received, more than $120,000 during any 12-month period within the past three years in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms or deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 in any 12-month period of such compensation;

•A director who is a current partner or employee, or whose immediate family member is a current partner, of a firm that is the internal or external auditor of the Company or any of our subsidiaries is not independent;

•A director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of the internal or external auditor of the Company or any of our subsidiaries and who personally worked on the audit of the Company or any of its subsidiaries within that time is not independent;

•A director whose immediate family member is a current employee of the internal or external auditor of the Company or any of our subsidiaries and who personally works on the audit of the Company or any of its subsidiaries is not independent;

•A director who is or was employed, or whose immediate family member is or was employed, as an executive officer of another company where, at the same time, any of our or any of our subsidiaries' present executives is or was serving on that company's compensation committee is not independent until three years after the end of such service or the employment relationship;

•A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or two percent of such other company's consolidated gross revenues is not independent; and

•No director qualifies as independent unless the Board affirmatively determines that the director has no other relationship with us or any of our subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with us or any of our subsidiaries) that in the opinion of the Board of Directors could be considered to affect the director's ability to exercise his or her independent judgment as a director.

•With respect to any director who will serve on the Compensation Committee, the Board must also consider all factors specifically relevant to determining whether a director has a relationship to us that is material to that director's ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director and (ii) whether such director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries.
For purposes of determining whether the directors met the aforementioned tests and should be deemed independent, the Board concluded that the purchase of electricity from the Company's subsidiary, OG&E, at rates approved by a state utility commission does not constitute a material relationship. Based on this, the Board determined that each of the following members of the Board met the aforementioned independence standards: Frank A. Bozich, Peter D. Clarke; Luke R. Corbett; David L. Hauser; Luther C. Kissam, IV; Judy R. McReynolds; David E. Rainbolt; J. Michael Sanner; and Sheila G. Talton. Mr. Trauschke does not meet the aforementioned independence standards because he is the current Chairman, President and CEO and an employee of the Company.

Standing Committees. All members of the Audit, Compensation and Nominating, Corporate Governance and Stewardship Committees are independent directors who are nominated and approved by the Board. The roles and responsibilities of these committees are defined in the committee charters adopted by the Board and provide for oversight of, among other things, executive management. Each of these committee charters is available on our website at www.oge.com/governance. The Board of Directors also has established a standing Executive Committee, whose members are all independent. The duties and responsibilities of these Board committees are reviewed regularly and are outlined below.

Leadership Structure. The Company's Corporate Governance Guidelines discussed above state that the Board has no policy with respect to the separation of the offices of Chairman of the Board and CEO. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board, with the assistance of the Nominating, Corporate Governance and Stewardship Committee, to make a determination whenever it elects a new CEO.

6 OGE Energy Corp. 2022 Proxy Statement

Sean Trauschke currently serves as Chairman, President and CEO. At the time of his election as Chairman, the Board believed that it was in the best interest of the Company to have a single person serve as Chairman and CEO to provide unified leadership and direction. The Board still believes this is in the Company's best interest; however, the Board may separate these positions in the future should circumstances change.

In an effort to strengthen independent oversight of management and to provide for more open communication, the independent members of the Board elect a lead director on an annual basis for a one-year term. Ms. McReynolds currently serves as the lead independent director. Ms. McReynolds has been a Director since 2011 and previously served as chair of the Compensation Committee. The responsibilities of our lead director are set out in our Guidelines and include:

•Providing leadership to the Board if circumstances arise in which the role of the Chairman and CEO may be, or may be perceived by the lead director or independent directors to be, in conflict;

•Presiding at all meetings of the Board at which the Chairman is not available;

•Organizing, convening and presiding over executive sessions or meetings of the non-management and/or independent directors and promptly communicating the messages and directives approved by such directors at each such session or meeting to the Chairman and CEO;

•Acting as the principal liaison between the independent directors and the Chairman and CEO;

•Reviewing and approving all Board and committee agendas, approving information sent to the Board and providing input to management of the scope and quality of such information and on the Board's information needs;

•Having authority to call a special meeting of the Board or the independent directors at any time, at any place, and for any purpose;

•Being available for consultation and direct communication with our major shareholders;

•Acting as a sounding board and advisor to the Chairman and CEO, including providing guidance to the Chairman and CEO on executing the long-term strategy;

•Setting the agenda for any meeting of independent directors with inputs from other directors;

•Contributing to annual performance review of the Chairman and CEO, and collecting and communicating to the Chairman and CEO the views and recommendations of the independent directors relating to his or her performance other than in connection with the annual performance review;

•Participating in succession planning for the Chairman and CEO and talent retention/development of senior executives;

•Encouraging director participation by fostering environment of open dialogue and constructive feedback among independent directors;

•Helping ensure efficient and effective Board performance and functioning and conducting discussion of annual evaluation of Board performance;

•Ensuring that the Board oversees and periodically reviews the Company's long-term strategy and management's execution of the long-term strategy;

•Overseeing effective functioning of Board committees and providing inputs on functioning of the committee when needed;

•Leading or participating in ad-hoc committees established to deal with extraordinary matters such as investigations, mergers and acquisitions; and

•Performing such other duties as may be assigned from time-to-time by the independent directors.

2022 Proxy Statement OGE Energy Corp. 7

Audit Committee Financial Expert. The Board has determined that Mr. David L. Hauser, Mr. David E. Rainbolt and Mr. J. Michael Sanner meet the SEC definition of audit committee financial expert. Each of Mr. Hauser, Mr. Rainbolt and Mr. Sanner is an independent director.

Process Related to Executive Officer and Director Compensation. Under the terms of its charter, the Compensation Committee has broad authority to develop and implement the Company's compensation policies and programs for executive officers and Board members. In particular the Compensation Committee is to:

•review and approve corporate goals and objectives relevant to the compensation of the CEO and other executive officers;

•evaluate the performance of the CEO and the other executive officers in light of the corporate goals and objectives and set compensation levels for the executive officers;

•recommend to the Board the approval, adoption and amendment of all incentive compensation plans in which any executive officer participates and all other equity-based plans;

•administer the equity-based incentive compensation plans and any other plans adopted by the Board that contemplate administration by the Compensation Committee;

•approve all grants of stock options and other equity-based awards;

•review and approve employment, severance or termination arrangements for any executive officers;

•review and evaluate the impact of the Company's compensation policies and practices on the Company's risk profile and risk management;

•review and approve all services, including the fees for such services, to be provided to the Compensation Committee or the Company by a compensation consultant and its affiliates; and

•review Board compensation.
The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent permitted by applicable law, to any other body or individual. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.
The process for setting director and executive compensation in 2021 involved numerous steps. The Compensation Committee, with the assistance of Mercer (U.S.) Inc. ("Mercer"), approved a peer group of companies for purposes of targeting executive compensation as discussed in the Compensation Discussion and Analysis on page 38. The next step in the process was an annual performance evaluation of each member of the management team. This process entailed for each member of the management team (other than the CEO) a scoring by such individual's supervisor of various competencies, including the individual's management skills, business knowledge and achievement of various performance and development objectives set at the beginning of the year. These reviews were used by the CEO in making compensation recommendations to the Compensation Committee.
The balance of the process for setting director and executive compensation for 2021 involved actions taken by the Compensation Committee. The Compensation Committee met in December 2020, February 2021 and March 2021 to address 2021 compensation. At the December 2020 meeting, the Compensation Committee reviewed with the CEO the performance evaluations of each officer (other than the CEO). The Compensation Committee at its December 2020 meeting also reviewed and discussed with the CEO his recommendations for each member of management (other than the CEO) of 2021 salaries, target annual incentive awards (expressed as a percentage of salary) and target long-term incentive awards (also expressed as a percentage of salary). At that time, in light of the continuing uncertainty surrounding the COVID-19 pandemic, the CEO recommended that the Compensation Committee wait to consider any significant salary increases until at least mid-2021 to give management and the Compensation Committee more time to better assess the impact of the COVID-19 pandemic on the Company's performance. In addition, the Compensation Committee evaluated the CEO's performance at its December 2020 meeting and discussed his potential salary, target annual incentive award and target long-term compensation for 2021. Following these discussions, the Compensation Committee set 2021 salaries and, subject to potential adjustment at its meetings in February 2021, target annual incentive awards and target long-term compensation awards for each officer. The target annual
8 OGE Energy Corp. 2022 Proxy Statement

incentive awards and target long-term compensation awards were expressed as percentages of salary. The Company performance goals that needed to be achieved for any payouts of annual incentive awards or certain long-term incentives were not set at the December 2020 meeting but, instead, were left for consideration at the scheduled meeting in February 2021. Senior management in making compensation recommendations for an executive in 2021, and the Compensation Committee in deciding the executive's compensation, used as a primary guideline the median market pay data provided by Mercer for an executive with similar responsibilities in the Company peer group. At its meeting in December 2020, the Compensation Committee also reviewed and set compensation for the directors, which is described below under "Director Compensation."

Prior to the Compensation Committee's meeting in February 2021, the Company's senior management developed recommendations for the Company performance goals that needed to be met in order for any payouts of 2021 annual incentive awards or 2021 long-term performance-based compensation awards to occur.
At the Compensation Committee's meeting in February 2021, the Compensation Committee reviewed with senior management its recommendations and basis for Company performance goals for payouts of 2021 annual incentive awards and long-term performance-based compensation awards. Following this discussion, the Compensation Committee set the 2021 Company performance goals for long-term performance-based compensation awards that had to be achieved in order for payouts of such awards to occur. The Compensation Committee also approved the form of the long-term compensation awards, which consisted for officers of performance units and time-based restricted stock units, as well as the amount of performance units and restricted stock units that would be granted. Due to the uncertainty surrounding the impact of the February 2021 Winter Storm Uri, the Compensation Committee chose at its February 2021 meeting to postpone establishing the 2021 performance goals for the annual incentive awards until management could better understand the overall effects of the 2021 February Winter Storm Uri. Then in March 2021, the Compensation Committee set the 2021 Company performance goals for the annual incentive awards that had to be achieved in order for payouts of such awards to occur.

In 2020, the Compensation Committee engaged Mercer as its executive compensation consultant for 2021. As part of this engagement, Mercer reviewed the Company's current director and executive officer compensation, confirmed the peer group to be used for assessment of director and executive officer compensation and assessed the competitiveness of the Company's director and executive officer compensation. Mercer also provided perspectives on market trends. During 2021, Mercer received $293,265 in fees for director and executive officer compensation advisory services to the Compensation Committee. Separately, Mercer and its affiliates received $9,405 in fees for other services, which related to routine miscellaneous services including annual compensation surveys. The decision to engage Mercer and its affiliates for these other services was reviewed and approved by the Compensation Committee. For the reasons described below, the Compensation Committee does not believe that the provision of these services affected the objectiveness of the executive compensation advice it receives from Mercer. Since the latter half of 2015, the Company has not used Mercer for any services other than the services described above.
Although the Company retains Mercer and its affiliates for other services as described above, the Compensation Committee is confident that the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer's or its affiliates' relationships with the Company because of the procedures Mercer and the Compensation Committee have in place. In particular, we have been informed by Mercer that:
•the executive compensation consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•the executive compensation consultant is not responsible for selling other Mercer or affiliate services to the Company; and

•Mercer's professional standards prohibit the individual executive compensation consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering his or her advice and recommendations.

In addition:

•the Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•the Compensation Committee reviewed and approved all services, including the fees for such services to be provided to the Compensation Committee or the Company by the executive compensation consultant and its affiliates;

2022 Proxy Statement OGE Energy Corp. 9

•the executive compensation consultant has direct access to the Compensation Committee without management intervention;

•the Compensation Committee evaluates the quality and objectivity of the services provided by the executive compensation consultant each year and determines whether to continue to retain the consultant; and

•the protocols for the engagement (described below) limit how the executive compensation consultant may interact with management.

While it is necessary for the executive compensation consultant to interact with management to gather information, the Compensation Committee has procedures governing if and when such consultant's advice and recommendations can be shared with management. This approach is intended to protect the Compensation Committee's ability to receive objective advice from the executive compensation consultant so that the Compensation Committee may make independent decisions about executive pay at the Company.

For the reasons discussed above, and after considering certain independence-related factors, including:

•whether Mercer provides other services to the Company;

•fees received by Mercer from the Company;

•conflict of interest policies of Mercer;

•any business or personal relationships between the individual executive compensation consultant and members of the Company's Compensation Committee;

•any ownership of the Company's Common Stock by the individual executive compensation consultant; and

•any business or personal relationships between the individual executive compensation consultant or Mercer and an executive officer of the Company,

the Compensation Committee determined that there are no conflicts of interest with respect to the consulting services provided by Mercer.

Risk Oversight. The Board of Directors is responsible for reviewing and overseeing the long-term strategic plans and principal issues facing the Company and includes the oversight of the major risk exposures and the risk management activities of the Company. In February 2022, the Board approved an additional provision in the Company's Corporate Governance Guidelines clarifying and codifying existing practices related to the Board's risk oversight role. The Guidelines now specifically provide that the Board will review the Company's risk management practices and discuss with the Audit Committee and the Company's management the Company's major financial risk exposures and the steps management has taken to monitor and control the exposures, including the Company's risk assessment and risk management policies and guidelines.

The Board is supported in its oversight responsibilities by the various committees of the Board and management, as discussed below. These committees and other members of management provide regular reports to the Board on the risks and opportunities facing the Company, including matters related to climate, regulatory risk (recoverability), disruptions to fuel supply and the electric grid, operational outages and accidents, increased costs, industry technology, legislative and regulatory policy, economic conditions, cybersecurity, terrorism, health epidemics, and human capital management.

The Board’s risk oversight role also works in conjunction with the review and monitoring functions delegated to applicable standing committees of the Board in specified areas. The Audit Committee is responsible for, among other things, overseeing the Company's overall risk management practices and exposures, particularly those with major financial risk exposure. As part of this oversight, the Audit Committee updates the Board regarding the Company's risk management practices and the steps management had taken to monitor and control applicable risk. The Compensation Committee reviews and evaluates the impact of the Company's compensation policies and practices on the Company's risk profile and risk management. The Nominating, Corporate Governance and Stewardship Committee periodically reviews and makes recommendations to the Board regarding the Company's environmental initiatives and compliance strategies and its plans to address various contingent events that could significantly affect the Company, including extreme weather events, natural disasters, enterprise security (cybersecurity) and acts of terrorism. The Nominating, Corporate Governance and Stewardship Committee also reviews and reports to the Board on
10 OGE Energy Corp. 2022 Proxy Statement

the Company's corporate stewardship and corporate responsibility programs, policies and initiatives, including sustainability, diversity, climate and other ESG matters.

From a management perspective, risk is overseen by the Company's Risk Oversight Committee, which consists of the Chief Financial Officer, other corporate officers and members of management. This risk committee is responsible for the overall development, implementation and enforcement of strategies and policies for all significant risk management activities of the Company. In 2021, this Committee and management applied a holistic perspective of risk assessment and application of its strategies and policies to manage the Company's overall financial performance. The Chief Financial Officer, acting in his role as the principal financial officer and as a member of the Risk Oversight Committee, reported periodically during 2021 to the Audit Committee on the Company's risk profile affecting anticipated financial results, including any significant risk issues.

Communications with the Board of Directors. Shareholders and other interested parties who wish to communicate with members of the Board, including the lead director or the non-management directors individually or as a group, may send correspondence to them in care of the Corporate Secretary at the Company's principal offices, 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321. We currently do not intend to have the Corporate Secretary screen this correspondence to the extent it pertains to business matters and are not solicitations, but we may change this policy if directed by the Board due to the nature and volume of the correspondence.

Board Attendance at Annual Meeting of Shareholders. The Company encourages each of its Board members to attend the Annual Meeting of Shareholders, and the directors are expected to attend whenever reasonably possible. All ten of the directors who were nominated for election in 2021 attended online the virtual Annual Meeting of Shareholders in 2021.

Related Party Transaction Policy and Related Party Transactions; Prohibition on Loans. The Company's Code of Ethics provides that all employees, including executive officers, have a duty to avoid financial, business or other relationships that might cause a conflict of interest with the performance of their duties and that employees should conduct themselves in a manner that avoids even the appearance of conflict between personal interests and those of the Company. The Company's Code of Ethics provides, among other things, that (i) conflicts of interest may arise when an individual or someone in his or her immediate family receives improper personal benefits as a result of the employee's position, (ii) employees should not authorize business with any firm in which they, or a member of their immediate family, have a direct or indirect interest and (iii) employees should, as a general rule, avoid accepting a gift or invitation of such value (generally in excess of $100) that acceptance could create, or appear to create, an obligation to a person or company with whom the Company does business. The charter of the Nominating, Corporate Governance and Stewardship Committee provides that the Nominating, Corporate Governance and Stewardship Committee is to consider possible conflicts of interest of directors and management and make recommendations to prevent, minimize or eliminate such conflicts of interest. Similarly, the charter of the Audit Committee provides that the Audit Committee is to periodically obtain reports regarding compliance with the Company's Code of Ethics. If a conflict is found to exist, the matter will be discussed with the employee and the following options will be considered: (i) the employee will be asked to end the activity that caused the conflict; (ii) realignment of job responsibilities or assignment or (iii) if (i) and (ii) are not possible, employment will be terminated. Only the Board or a committee of the Board can waive this provision for executive officers, and any waiver will be promptly disclosed to the public. The Company's Corporate Governance Guidelines provide that, except for employment arrangements with the CEO, the Company will not engage in transactions with directors or their affiliates if a transaction would cast into doubt the independence of a director, present a conflict of interest or is otherwise prohibited by law, rule or regulation and includes (i) directly or indirectly, any extension, maintenance or renewal of an extension of credit to any director or member of management of the Company and (ii) significant business dealings with directors or their affiliates, substantial charitable contributions to organizations in which a director is affiliated, and consulting contracts with, or other indirect forms of compensation to, a director. Any waiver of this policy may be made only by the Board or a Board committee and must be promptly disclosed to the Company's shareholders. The Company does not have a related party transaction policy for persons other than employees and directors and their affiliates. Except as discussed above, the Company has not prescribed any specific standards to be applied when determining whether a conflict exists or whether a waiver of any such conflict should be made. In addition, the Company's Stock Incentive Plan prohibits all loans to executive officers.

Prohibition on Hedging. Our insider trading policy prohibits our directors, executive officers and other designated persons from engaging in hedging or monetization transactions with respect to the Company's securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds. Our Board reviews our insider trading policy annually.

Auditors; Audit Partner Rotation. As described on page 21, the Company is requesting that the shareholders ratify the selection of Ernst & Young LLP as the Company's principal independent accountants for 2022. The Audit Committee charter provides that the audit partners will be rotated as required by the Sarbanes-Oxley Act of 2002.

2022 Proxy Statement OGE Energy Corp. 11

Stock Ownership Guidelines. In an effort to further align management's interests with those of the shareholders, the Compensation Committee recommended, and the Board of Directors has adopted, stock ownership guidelines for the officers of the Company and the Company's Board of Directors. The Compensation Committee reviews the stock ownership guidelines each year, and has, from time to time, revised such guidelines. The terms of these guidelines are explained on page 49 in the Compensation Discussion and Analysis.

Director Qualifications and Nomination Process. It is expected that the Nominating, Corporate Governance and Stewardship Committee will consider nominees recommended by shareholders in accordance with our bylaws. Our bylaws provide that, if you intend to nominate director candidates for election at an Annual Meeting of Shareholders, you must deliver written notice to the Corporate Secretary no later than 90 days in advance of the meeting. The notice must set forth the information concerning you and the nominee(s) that is required in our bylaws.

Our bylaws permit a shareholder (or group of up to 20 shareholders) owning three percent or more of the Company's Common Stock continuously for at least three years to nominate, and include in the Company's proxy materials for an Annual Meeting of Shareholders, director candidates up to an aggregate limit of the greater of (i) 20 percent (or if such amount is not a whole number, the closest whole number below 20 percent) of the Company's Board of Directors or (ii) two, provided that the shareholder (or group) and each nominee satisfy the requirements specified in the bylaws. In order to utilize these so called "proxy access" provisions, the shareholder must provide notice of such nominations to the Corporate Secretary no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Company mailed or released to its shareholders its proxy statement for the prior year's Annual Meeting of Shareholders. For the 2023 annual meeting, this means that the notice must be provided no earlier than November 5, 2022 and no later than December 5, 2022. The requirements relating to nominating shareholders, the nominees and the information to be included in the notice are set forth in our bylaws.

The Nominating, Corporate Governance and Stewardship Committee has not established specific minimum qualities for director nominees or set forth specific qualities or skills that the Nominating, Corporate Governance and Stewardship Committee believes are necessary for one or more directors to possess. Instead, in evaluating potential candidates and incumbent directors for reelection, the Nominating, Corporate Governance and Stewardship Committee considers numerous factors, including judgment, skill, independence, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, experience as an officer or director of another publicly-held corporation, understanding of management trends in general or in industries relevant to the Company, expertise in financial accounting and corporate finance, ability to bring diversity to the group, community or civic service, appropriateness of having a member of management, in addition to the CEO, on the Board as part of the succession planning process, knowledge or expertise not currently on the Board, shareholder perception, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board, and, in the case of an incumbent director, the individual's level of performance as a director of the Company. No particular weight is given to one factor over another on a general basis, but rather the factors are weighted in relationship to the perceived needs of the Board at the time of selecting nominees. The Nominating, Corporate Governance and Stewardship Committee will evaluate candidates recommended by shareholders on the same basis as they evaluate other candidates.

The Nominating, Corporate Governance and Stewardship Committee values diversity of its members and, as indicated above, includes diversity among other factors the committee considers when evaluating potential board candidates and incumbent directors for reelection. For purposes of diversity considerations, the Nominating, Corporate Governance and Stewardship Committee includes differences of viewpoint, professional experience, education and other individual qualities as well as race and gender. Female representation among the nominees for election at this year’s annual meeting is 22 percent, including the Lead Director. Racial diversity among the nominees for election is 11 percent of the nominees. The needs of the Board and the factors that the Nominating, Corporate Governance and Stewardship Committee considers in evaluating candidates are reassessed on an annual basis, when the committee's charter is reviewed.

In considering individuals for nomination as directors, the Nominating, Corporate Governance and Stewardship Committee typically solicits recommendations from its current directors and is authorized to engage third party advisors, including search firms, to assist in the identification and evaluation of candidates.
12 OGE Energy Corp. 2022 Proxy Statement

INFORMATION CONCERNING THE BOARD OF DIRECTORS

General. Each member of our Board of Directors serving in 2021 was also a director of OG&E during 2021. The Board of Directors of the Company met on 13 occasions during 2021. Each director of the Company attended at least 90 percent of the total number of meetings of the Company's Board of Directors and the committees of the Board on which he or she served during 2021.

Committees. The standing committees of the Company's Board of Directors include a Compensation Committee, an Audit Committee, a Nominating, Corporate Governance and Stewardship Committee and an Executive Committee. The members of these committees, the general functions of the committees and number of committee meetings in 2021, are set forth below.

Name of Committee and Members	General Functions of the Committee	Number of Meetings in 2021
Compensation Committee:	Oversees	6
Frank A. Bozich	compensation of directors and principal officers
Luke R. Corbett	executive compensation
David L. Hauser*	benefit programs
Luther C. Kissam, IV
Judy R. McReynolds
Sheila G. Talton

Audit Committee:	Oversees financial reporting process	4
Peter D. Clarke	evaluate performance of independent auditors
David L. Hauser	select independent auditors
David E. Rainbolt	discuss with internal and independent auditors scope and plans for audits, adequacy and effectiveness of internal controls for financial reporting purposes, and results of their examination
J. Michael Sanner*	review interim financial statements and annual financial statements to be included in Form 10-K and Form 10-Q oversees risk assessment and risk policies

Nominating, Corporate Governance and Stewardship Committee:	Reviews and recommends to the Board	5
Frank A. Bozich	nominees for election as directors
Peter D. Clarke*	membership of director committees
Luther C. Kissam, IV	succession plans
David E. Rainbolt	various corporate governance issues
J. Michael Sanner	review and report to the Board on environmental initiatives and compliance strategies
Sheila G. Talton
review and make recommendations to the Board regarding plans to address contingent events that could significantly affect the Company, including extreme weather events, natural disasters, cybersecurity events and acts of terrorism review and report to the Board on the Company's corporate stewardship and corporate responsibility programs, including sustainability, diversity, climate and other ESG matters

Executive Committee:	Performs duties of the Board during intervals between Board meetings	—
Peter D. Clarke
David L. Hauser
Judy R. McReynolds**
J. Michael Sanner
* Chair
** Lead Director
2022 Proxy Statement OGE Energy Corp. 13

Director Compensation. Compensation of non-management directors of the Company in 2021 included an annual retainer fee of $240,000, of which $105,000 was payable in cash in quarterly installments and $135,000 was deposited in the director's account under the Company's Deferred Compensation Plan and converted to 3,744.8 common stock units based on the closing price of the Company's Common Stock on December 7, 2021. In 2021, the independent directors did not receive additional compensation for attending Board or committee meetings but were instead paid a quarterly cash retainer. The lead director that served in 2021 received an additional $30,000 cash retainer in 2021. The chair of each of the Compensation, Nominating, Corporate Governance and Stewardship and Audit Committees that served in 2021 received an additional $15,000 annual cash retainer in 2021. Each member of the Audit Committee also received an additional annual retainer of $5,000. These amounts represent the total fees paid to directors in their capacities as directors of the Company and OG&E in 2021.

Under the Company's Deferred Compensation Plan, non-management directors may defer payment of all or part of their quarterly and annual cash retainer fees, which deferred amounts in 2021 were credited to their accounts as of the scheduled payment date. Amounts credited to the accounts are assumed to be invested in one or more of the investment options permitted under the Company's Deferred Compensation Plan. In 2021, those investment options included a Company Common Stock fund, whose value was determined based on the stock price of the Company's Common Stock. When an individual ceases to be a director of the Company, all amounts credited under the Company's Deferred Compensation Plan are paid in cash in a lump sum or installments. In certain circumstances, participants may also be entitled to in-service withdrawals from the Company's Deferred Compensation Plan.
On November 30, 2021, the Compensation Committee met to consider director compensation. At that meeting, the annual cash retainer was increased from $105,000 in 2021 to $110,000 for 2022 and the annual equity retainer, noted above, credited on December 7, 2021 was increased from $130,000 to $135,000.

Director Compensation for 2021
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Frank A. Bozich	$105,000	$135,000	—	—	—	—	$240,000
James H. Brandi (2)	$43,750	$—	—	—	—	—	$43,750
Peter D. Clarke	$125,000	$135,000	—	—	—	—	$260,000
Luke R. Corbett (3)	$355,000	$135,000	—	—	—	—	$490,000
David L. Hauser	$125,000	$135,000	—	—	—	—	$260,000
Luther C. Kissam, IV	$105,000	$135,000	—	—	—	—	$240,000
Judy R. McReynolds	$135,000	$135,000	—	—	—	—	$270,000
David E. Rainbolt	$110,000	$135,000	—	—	—	—	$245,000
J. Michael Sanner	$125,000	$135,000	—	—	—	—	$260,000
Sheila G. Talton	$105,000	$135,000	—	—	—	—	$240,000
(1)Amounts in this column represent the dollar value of the annual retainer that was deposited in the director's account under the Company's Deferred Compensation Plan in December 2021. At December 31, 2021, the number of common stock units in the Company Common Stock Fund for each of the directors was as follows: Mr. Bozich, 20,518 common stock units; Mr. Clarke, 14,441 common stock units; Mr. Corbett, 184,054 common stock units; Mr. Hauser, 30,146 common stock units; Mr. Kissam, 5,143 common stock units; Ms. McReynolds, 39,749 common stock units; Mr. Rainbolt, 16,253 common stock units; Mr. Sanner, 28,729 common stock units; and Ms. Talton, 33,196 common stock units.
(2)Mr. Brandi retired from the Board effective May 20, 2021; therefore, he received quarterly installments of the cash retainer fee through this effective date of service.
(3)During 2021, Mr. Corbett served as one of the Company's representatives on the Board of Directors of Enable GP, LLC. Mr. Corbett's service ended December 2, 2021. The table includes total payments made in 2021 by the Company for Mr. Corbett's Enable Board service performed in 2021 and 2020 in the amounts of $200,000 and $50,000, respectively. The Company paid Mr. Corbett compensation consistent with that of other Enable GP, LLC independent directors.
14 OGE Energy Corp. 2022 Proxy Statement

PROPOSAL NO. 1 -
ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of 10 members. The term of each director will expire at this year's Annual Meeting of Shareholders, and Mr. Luke R. Corbett will retire from the Board effective at the Annual Meeting of Shareholders. The following persons are the nominees of the Board to be elected for a one-year term at the Annual Meeting of Shareholders to be held on May 19, 2022: Mr. Frank A. Bozich, Mr. Peter D. Clarke, Mr. David L. Hauser, Mr. Luther C. Kissam, Ms. Judy R. McReynolds, Mr. David E. Rainbolt, Mr. J. Michael Sanner, Ms. Sheila G. Talton and Mr. Sean Trauschke. The term of each nominee will continue until their successors are elected and qualified. Each of these nominees is currently a director of the Company and OG&E.
Proxies solicited by the Board of Directors will be voted "FOR" the election of each of the 9 nominees as director, unless a different vote is specified. The Board of Directors does not know of any nominee who will be unable to serve, but if any of them should be unable to serve, the proxy holder may vote for a substitute nominee. All nominees own less than 0.2 percent of any class of voting securities of the Company.

As discussed above, Mr. Luke R. Corbett will retire from the Board effective at the Annual Meeting of Shareholders. Mr. Corbett has served as a director of OGE Energy and OG&E since 1996. During his tenure, he served as Lead Director for a number of years and also as chair of the Compensation Committee. The Board of Directors expresses its sincere appreciation and thanks to Mr. Corbett for his contributions and dedicated service.

The following contains certain information concerning the nominees for director.

Frank A. Bozich President and CEO, Trinseo PLC Age: 61 Director Since: 2016 Committees: Compensation Nominating, Corporate Governance and Stewardship
Professional Experience: Mr. Bozich is President and CEO at Trinseo PLC, a global materials company and manufacturer of plastics, latex binders and synthetic rubber. He has served as President and CEO of Trinseo since March 2019. Mr. Bozich has been a member of Trinseo's board of directors since July 2019. Prior to joining Trinseo, from 2013 to 2019, Mr. Bozich was the Chief Executive Officer of the SI Group, Inc., a global developer and manufacturer of phenolic resins and chemicals. Mr. Bozich also previously held several executive management positions at BASF Corporation, a multi-national chemicals and manufacturing corporation, including President of BASF's Catalysts Division from 2010 to 2013, Group Vice President of Precious and Base Metal Service and Group Vice President of the Integration Management Office. Mr. Bozich previously served as a director of SI Group, Inc. and other private or non-profit organizations.

Qualifications: The Board concluded that Mr. Bozich should continue serving as a director of the Company based on his executive leadership as the chief executive officer of a publicly-traded company, his customer perspective in leading and developing manufacturing businesses that rely heavily on energy services and products such as those delivered by the Company, his ESG experience in leading companies subject to extensive environmental regulations and his risk oversight experience developed over many years of leadership at publicly-traded and large private companies.

2022 Proxy Statement OGE Energy Corp. 15

Peter D. Clarke Retired Partner, Jones Day Age: 71 Director Since: 2018 Committees: Audit Nominating, Corporate Governance and Stewardship, Chair Executive
Professional Experience: Mr. Clarke is a retired energy lawyer with the Jones Day law firm. Mr. Clarke served as a partner of Jones Day from 2001 through 2016 and served as Co-Chair of the energy practice at Jones Day. Prior to his retirement from the firm at the end of 2017, he was employed by Jones Day as Of-Counsel for the period of January 1, 2017 through December 31, 2017. Mr. Clarke worked as legal counsel representing the public utility and energy industries for more than 40 years. His energy practice focused on corporate finance, disclosure obligations under the federal securities laws, corporate governance and mergers and acquisitions. Mr. Clarke has also participated in a variety of community, charitable and professional organizations.

Qualifications: The Board concluded that Mr. Clarke should continue serving as a director of the Company based on his utility/regulatory knowledge of the utility industry generally and of the Company specifically, his corporate governance/legal experience relating to the energy and public utility industries, and his financial acumen/literacy related to corporate finance.

David L. Hauser Former Chairman and CEO, FairPoint Communications, Inc. Age: 70 Director Since: 2015 Committees: Compensation, Chair Audit Executive
Professional Experience: Mr. Hauser is the former Chairman and Chief Executive Officer of FairPoint Communications, Inc., a provider of communication services located in Charlotte, N.C. He served in the role from July 2009 to August 2010 and thereafter served as a consultant until March 2011. From 1998-2009, Mr. Hauser held leadership positions with Duke Energy Corporation, including group executive and chief financial officer and vice president and treasurer. Mr. Hauser also currently serves as chairman of the board of EnPro Industries, Inc. He is a current member of the board of trustees of Furman University, a former member of the board of trustees of the University of North Carolina at Charlotte, and a retired member of the North Carolina Association of Certified Public Accountants.

Qualifications: The Board concluded that Mr. Hauser should continue serving as a director of the Company based on his extensive utility/regulatory experience and due to his executive leadership experience in serving as the chief executive officer of a publicly-traded company, his financial leadership in utility and regulated businesses, his financial acumen/expertise resulting from his prior performance as chair of the audit committee of another public company and his risk oversight experience developed over many years of leadership positions with publicly-traded companies.

16 OGE Energy Corp. 2022 Proxy Statement

Luther (Luke) C. Kissam, IV Former Chairman, President and CEO, Albemarle Corporation Age: 57 Director Since: 2020 Committees: Compensation Nominating, Corporate Governance and Stewardship
Professional Experience: Mr. Kissam is currently a Partner with Bernhard Capital Partners, a service and infrastructure focused private equity management firm. He is the former Chairman, President and Chief Executive Officer of Albemarle Corporation, a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts. He was named Chief Executive Officer in 2011 and held various leadership positions at Albemarle since 2003, including President and Executive Vice President of Manufacturing, Law and HS&E. Prior to joining Albemarle, Mr. Kissam served as Vice President, General Counsel and Secretary of Merisant Company, having previously served as Associate General Counsel of Monsanto Company. Mr. Kissam currently serves on the board of directors of DuPont de Nemours and previously served on the board of directors of Albemarle Corporation from 2015 until May 2021.

Qualifications: The Board concluded that Mr. Kissam should continue serving as a director of the Company based on his executive leadership experience from previously serving as chairman and chief executive officer of a large, multi-national, publicly-held company, his customer perspective in leading businesses that rely heavily on energy services and products such as those delivered by the Company, his expertise relating to new technologies applicable to utilities, his corporate governance/legal experience at publicly-traded companies and his risk oversight experience developed in his leadership positions with publicly-traded companies.

Judy R. McReynolds Chairman, President and CEO, ArcBest Corporation Age: 59 Director Since: 2011 Lead Director Committees: Compensation Executive
Professional Experience: Ms. McReynolds is Chairman, President and Chief Executive Officer of ArcBest Corporation, headquartered in Fort Smith, Ark., and responsible for managing the multibillion-dollar logistics solutions company, which includes the brands ArcBest, ABF Freight®, Panther Premium Logistics®, FleetNet America® and U-Pack®. With over 30 years of logistics and transportation industry experience, including 24 years at ArcBest, Ms. McReynolds has served as Chairman of the Board of Directors of ArcBest Corporation since April 2016 and has been a member of ArcBest Corporation's Board of Directors since she was named President and Chief Executive Officer in January 2010. Ms. McReynolds previously served in various leadership roles at ArcBest since 2000 including senior vice president, chief financial officer, treasurer and controller. Ms. McReynolds serves on the board of First Bank Corp. (Fort Smith, Ark.), as well as various other local community, educational and transportation industry boards.

Qualifications: The Board concluded that Ms. McReynolds should continue serving as a director of the Company based on her executive leadership experience as chairman, president, chief executive officer and director of ArcBest Corporation, a publicly-held freight transportation and logistics services company, her financial acumen/expertise resulting from prior service as chief financial officer of a publicly-traded company, her knowledge of the service territory and communities served by the Company and her risk oversight experience developed over many years of leadership positions with a publicly-traded company.

2022 Proxy Statement OGE Energy Corp. 17

David E. Rainbolt Executive Chairman, BancFirst Corporation Age: 66 Director Since: 2019 Committees: Audit Nominating, Corporate Governance and Stewardship
Professional Experience: Mr. Rainbolt is Executive Chairman of BancFirst Corporation, a financial holding company which provides retail and commercial banking services through its principal wholly-owned subsidiary banks, BancFirst headquartered in Oklahoma City and Pegasus Bank in Dallas, Texas. He has served as the Executive Chairman of BancFirst Corporation since March 2017 and previously served as President and Chief Executive Officer from January 1992 to May 2017. In addition to serving as a director of BancFirst Corporation, Mr. Rainbolt currently serves as a director of a number of community, charitable, professional and governmental boards, including Dean A. McGee Eye Institute (Chair), Trustee of the Presbyterian Health Foundation and Oklahoma Medical Research Foundation.

Qualifications: The Board concluded that Mr. Rainbolt should continue serving as a director of the Company based on his executive leadership experience in previously serving as president and chief executive officer of a bank, his extensive knowledge of the communities in the service territory due to his involvement and active service in numerous civic and charitable matters affecting many of the communities served by the Company, his financial acumen/literacy from his experience in the banking industry, and his risk oversight experience developed over many years of leadership positions in the regulated banking industry.

J. Michael Sanner Retired Partner, Ernst & Young LLP Age: 69 Director Since: 2017 Committees: Audit, Chair Nominating, Corporate Governance and Stewardship Executive
Professional Experience: Mr. Sanner is a retired audit partner of the Ernst & Young LLP accounting firm. Mr. Sanner joined the accounting firm of Arthur Andersen LLP following college and has over 37 years of experience providing assurance services to both public and private companies primarily in the energy sector. Prior to his retirement in June 2013, Mr. Sanner served as Assurance Partner at Ernst & Young LLP. Mr. Sanner currently serves on the board of Bank 7, a publicly-traded company. In addition, Mr. Sanner served as a member of the Oklahoma Accountancy Board (2010-2020) and has been involved in numerous civic, professional and charitable organizations.

Qualifications: The Board concluded that Mr. Sanner should continue serving as a director of the Company based on his utility/regulatory knowledge developed during his tenure providing accounting services to companies primarily in the energy sector, his financial acumen/expertise gained in public accounting, his knowledge of the service territory served by the Company and his risk oversight experience gained in public accounting of regulated entities.

18 OGE Energy Corp. 2022 Proxy Statement

Sheila G. Talton President and CEO, Gray Matter Analytics Age: 69 Director Since: 2013 Committees: Compensation Nominating, Corporate Governance and Stewardship
Professional Experience: Ms. Talton currently serves as President and CEO of Gray Matter Analytics, a healthcare analytics solutions company that works with payors and providers. Prior to founding Gray Matter Analytics in 2013, she served as President and Chief Executive Officer of SGT Ltd., a strategy and technology consulting business, from 2011 to 2013 and as Vice President of Cisco Systems, Inc., from 2008 to 2011. Ms. Talton currently serves on the boards of Deere & Company and Sysco Corporation. From 2012 until 2019, Ms. Talton served on the board of Wintrust Financial Corporation. She has been a Congressional appointee on the U.S. White House Women's Business Council. She also has been recognized as one of the "Top 10 Women in Technology" by Enterprising Women, as "Entrepreneur of the Year" by the National Federation of Black Women Business Owners and as a 2021 Notable Black Leader & Executive by Crain's Chicago Business. She serves on the boards of several nonprofit organizations including Chicago's Northwestern Memorial Foundation, the Chicago Shakespeare Theater, Ravinia Music Festival and the Chicago Urban League.

Qualifications: The Board concluded that Ms. Talton should continue to serve as a director of the Company based on her executive leadership experience and her subject matter expertise in information technology and data analytics gained while leading Gray Matter Analytics and in executive positions held in global technology companies and consulting firms. Ms. Talton also brings knowledge and perspectives on cybersecurity and oversight of corporate stewardship, including social and human capital management implications and opportunities.

Sean Trauschke Chairman, President and CEO, OGE Energy Corp. Age: 55 Director Since: 2015
Professional Experience: Mr. Trauschke currently serves as Chairman, President and Chief Executive Officer of the Company and OG&E. Mr. Trauschke has been Chief Executive Officer of the Company since June 2015. He has been President of OG&E since July 2013 and President of OGE Energy since August 2014 and was named as Chairman of the Board in December 2015. From 2009 until 2013, he held the position of Vice President and Chief Financial Officer of the Company and OG&E. Mr. Trauschke also serves as Chairman of The Greater Oklahoma City Chamber and on the boards of the State Chamber of Oklahoma, United Way of Central Oklahoma and other local community organizations.

Qualifications: The Board concluded that Mr. Trauschke should continue serving on the Board based on his executive leadership experience, his utility/regulatory experience, his extensive knowledge of the Company’s business and service territory, his financial acumen/literacy, his risk oversight experience and his ESG experience all due in large part to his leadership roles at the Company, including having served as Chairman, President and CEO and formerly serving as Chief Financial Officer.

2022 Proxy Statement OGE Energy Corp. 19

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present online at the virtual meeting or represented by proxy and entitled to vote on the election of directors at the Annual Meeting of Shareholders will be required for the election of each of the 9 nominees as director. Broker non-votes will be treated as shares not entitled to be voted and will have no effect on the outcome of the proposal. Any incumbent director who is not reelected in an election in which majority voting applies is required to tender his or her resignation promptly to the Board. The Nominating, Corporate Governance and Stewardship Committee will then consider the tendered resignation and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the recommendation within 100 days following certification of the shareholders' vote and will promptly disclose its decision regarding whether to accept the director's resignation offer. The director who tenders his or her resignation will not participate in the recommendation of the Nominating, Corporate Governance and Stewardship Committee or the decision of the Board with respect to his or her resignation. If a director's resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected. If a director's resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of the bylaws.

The Board of Directors recommends a vote "FOR" the election of each of the 9 nominees as director. Proxies solicited by the Board of Directors will be voted "FOR" the election of each of the 9 nominees as director, unless a different vote is specified.

20 OGE Energy Corp. 2022 Proxy Statement

PROPOSAL NO. 2 -
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT ACCOUNTANTS FOR 2022
The Audit Committee has selected Ernst & Young LLP as principal independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 2022. Ernst & Young LLP was originally selected by the Board, upon the recommendation of the Audit Committee, as principal independent accountants for the Company effective May 16, 2002.
While the Audit Committee is responsible for the appointment, retention, termination and oversight of the Company's principal independent accountants, the Audit Committee and the Board are requesting, as a matter of policy, that shareholders ratify the appointment of Ernst & Young LLP as the Company's principal independent accountants. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify this appointment, the Audit Committee may investigate the reasons for the shareholders' rejection and may consider whether to retain Ernst & Young LLP or to appoint another principal independent accountant. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different principal independent accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Ernst & Young LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire. Such representatives will be available to respond to appropriate questions from the shareholders at the Annual Meeting of Shareholders.
The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present online at the virtual meeting or represented by proxy and entitled to vote at the Annual Meeting of Shareholders will be required for the ratification of the appointment of Ernst & Young LLP as the Company's principal independent accountants for 2022. Abstentions from voting in this matter are treated as votes against.
The Board of Directors recommends a vote "FOR" the ratification of the appointment of the Company's principal independent accountants. Proxies solicited by the Board of Directors will be voted "FOR" the ratification of the appointment of the Company's principal independent accountants, unless a different vote is specified.
2022 Proxy Statement OGE Energy Corp. 21

PROPOSAL NO. 3 -
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, the Company is providing shareholders with an advisory (non-binding) vote on compensation programs, that is sometimes referred to as "say on pay," for our CEO and the other four officers named in the Summary Compensation Table on page 52 (who we refer to as "Named Executive Officers"). Accordingly, you may vote on the following resolution at the 2022 Annual Meeting of Shareholders:

"RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED."

This vote is non-binding. The Board and the Compensation Committee, which is comprised of independent directors, intend to consider the outcome of the vote when making future executive compensation decisions and, in particular, to consider any significant negative voting results to the extent they can determine the cause or causes for such votes. The Board has determined that, consistent with its prior recommendation for an annual advisory vote on executive compensation and the voting results from its shareholders at last year's Annual Meeting of Shareholders on the frequency of shareholder votes on executive compensation, until the next vote on the frequency of shareholder votes on executive compensation, OGE Energy will hold future advisory votes on executive compensation every year. The next advisory vote on the frequency of shareholder votes on executive compensation will occur at our 2023 annual meeting.

As discussed in the Compensation Discussion and Analysis, our 2021 executive compensation program is premised on providing competitive and responsible levels of compensation that has a significant component that is performance-based so as to align the interests of our executive officers with those of our shareholders. Payouts of annual incentive awards and a significant portion of the long-term incentive awards require the achievement of specific goals established by the Compensation Committee that are designed to benefit our shareholders and the Company, both in the long and short term.

Specifically, awards under the Annual Incentive Plan provide officers an opportunity to earn an annual cash incentive, with the amount of the incentive payout being dependent on the level of achievement of specified Company performance-based goals established for the year. These Company performance goals typically are tied to earnings and measures of operating performance. For 2021, the long-term awards under the Stock Incentive Plan consist of two components. One component, accounting for 25 percent of the long-term incentive award, consists of restricted stock units that will vest on December 31, 2023, assuming continued employment through that date. The other component, consisting of performance units, accounts for the remaining 75 percent of the awards. The performance units are equity-based, with the amount ultimately paid to an officer being dependent on the level of achievement, usually over a three-year period, of specific Company performance goals that in 2021 were tied directly to total shareholder return compared to a broad utility peer group. The terms of this equity-based award have not permitted any adjustments to calculating total shareholder return for unusual one-time events. By having a significant portion of our executives' compensation dependent on the level of achievement of various performance goals, our 2021 executive compensation program is designed to reward executives with a highly-competitive level of compensation during years of excellent Company performance and, conversely, in years of below average performance, for their compensation to be below competitive levels. The Company believes that it sets challenging performance targets as illustrated by the incentive compensation actually paid to our Named Executive Officers. Over the last five years, Named Executive Officers have averaged an Annual Incentive Plan payout of 89 percent of their target awards and a payout of long-term incentive awards of 89 percent.

We believe the Company's executive compensation program strikes the appropriate balance between utilizing responsible pay practices and effectively incentivizing our executives to create value for our shareholders. This balance is evidenced by the following:

•Our executive compensation was approved by more than 90 percent of our shareholders who voted at last year's Annual Meeting of Shareholders.
•We set the 2021 total direct compensation (i.e., the salary plus the target awards under the Annual Incentive Plan and under the Stock Incentive Plan) of each of our Named Executive Officers below the median amount, as reported by the Compensation Committee's executive compensation consultant, for an executive with similar duties in the applicable compensation peer group used by the Compensation Committee (which peer group is listed on page 40), with the exception of one officer who was above median due to a change in position.
22 OGE Energy Corp. 2022 Proxy Statement

•A significant part of executive compensation is considered at risk. For 2021, a Named Executive Officer's base salary comprised 19 percent to 45 percent of their targeted total direct compensation. An officer's at risk compensation included the ability to earn from 0 percent to 150 percent of an award under the Annual Incentive Plan and from 0 percent to 200 percent of an award under the Stock Incentive Plan, based on the level of achievement of the applicable performance goals set by the Compensation Committee, and included grants of time-based restricted stock units that will vest after a three-year period, assuming continued employment with the Company. The mix of performance-based and time-based long-term incentive awards is similar to most companies in the Company Peer Group. The performance-based target awards under the Annual Incentive Plan and under the Stock Incentive Plan represented approximately 46 percent to 66 percent of a Named Executive Officer's targeted total direct compensation in 2021.

Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure for more information about the Company's executive compensation program.

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present online at the virtual meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting of Shareholders will be required for the approval, on an advisory basis, of the Named Executive Officer compensation. Abstentions from voting in this matter are treated as votes against. Broker non-votes will be treated as shares not entitled to be voted and will have no effect on the outcome of the proposal.

The Board of Directors recommends a vote "FOR" the approval of the Named Executive Officer compensation as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure. Proxies solicited by the Board of Directors will be voted "FOR" the approval of the Named Executive Officer compensation, unless a different vote is specified.
2022 Proxy Statement OGE Energy Corp. 23

PROPOSAL NO. 4 -
AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS

The Proposal

The Board of Directors recommends that the Company's shareholders approve amendments to Articles VI, VII, VIII and IX of the Restated Certificate of Incorporation (the "Certificate") to eliminate the supermajority voting provisions currently included in the Certificate.

As permitted by Oklahoma law, the Company's current, shareholder-approved Certificate provides that if certain actions are to be taken by shareholders, those actions will require more than a majority vote of the shareholders. Specifically:

•Article VI of the Certificate currently provides that approval of 80 percent of the Company's outstanding shares is necessary to approve certain business combination transactions with an "interested shareholder" (subject to certain exceptions, including an exception for transactions approved by the Board);

•Paragraph E. of Article VII of the Certificate currently provides that approval of 80 percent of the Company's outstanding shares is necessary to approve an amendment to Article VII (which deals with provisions relating to the term of office of directors, filling vacancies on the board of directors and removal of directors);

•Article VIII of the Certificate currently provides that approval of 80 percent of the Company's outstanding shares is necessary to approve an amendment to Article VIII (which prohibits shareholders from acting by written consent); and

•Article IX of the Certificate currently provides that approval of 80 percent of the Company's outstanding shares are necessary to approve (i) amendments to certain provisions of the bylaws of the Company relating to shareholder annual and special meetings, board structure, board vacancies, director elections and director removal or (ii) Article IX of the Certificate.

In order to eliminate these supermajority voting provisions, the Company's Certificate must be amended. The amendments to the Certificate require the approval of both the Board and 80 percent of the shares of the Company's Common Stock outstanding.

Elimination of Supermajority Voting Provisions

The Company's supermajority voting provisions relate to fundamental elements of our corporate governance. They have been included in our charter for many years and are commonly included in the corporate charters and bylaws of many publicly-traded companies. In general, these provisions are designed to provide minority shareholders with a measure of protection against changes in corporate governance and other self- interested actions by one or more large shareholders. The supermajority voting provisions protect OGE Energy shareholders against the actions of short-term investors such as hedge funds or corporate raiders.

In 2012, 2015 and 2019, non-binding shareholder proposals to eliminate the supermajority voting provisions and adopt simple majority voting provisions were included in the Company's proxy statements. Those shareholder proposals received majority support of the shareholders voting at those meetings. In light of those votes, in 2013, 2016 and 2020 (the years following the 2012, 2015 and 2019 shareholder proposals) the Board adopted resolutions approving, and recommended that the shareholders vote for, amendments to the Company's Certificate to eliminate the 80 percent supermajority voting standard applicable to a few categories of matters, as noted above. Approval of these amendments to the Certificate required approval of at least 80 percent of the Company's outstanding Common Stock. Despite the Board's recommendation to vote in favor of the amendments, in each of 2013, 2016 and 2020 the amendments to the Certificate failed to pass, receiving less than the required 80 percent of the shareholders of record voting in favor. Despite having the shareholders fail to approve the requested amendments to implement the prior shareholder proposals, the shareholder proponent again submitted essentially the same proposal for the 2021 annual meeting and the Company included such proposal in its 2021 proxy materials.

Based upon the vote of a majority of the shares voting at the 2021 annual meeting in favor of the shareholder proposal, the Company's Board, on the recommendation of the Nominating, Corporate Governance and Stewardship Committee, has
24 OGE Energy Corp. 2022 Proxy Statement

approved the referenced amendments to the Certificate, and recommends to the Company's shareholders that they vote in favor of amending the Company's Certificate to eliminate the supermajority voting provisions.

The Amendments

If the proposed amendments to the Company's Certificate are approved, (i) Article VI of the Certificate would be deleted in its entirety, (i) Paragraph E. of Article VII would be deleted, (iii) the 80 percent requirement in Article VIII would be deleted, (iv) the 80 percent requirement in Article IX relating to the amendment of Article IX would be deleted and (v) the 80 percent requirement in Article IX relating to specified bylaw amendments would be replaced with a majority of the shares present and entitled to vote standard. The text of Articles VI, VII, VIII and IX, as they are proposed to be amended, is attached as Appendix A. For your convenience, Appendix A is marked to indicate the proposed amendments.

The Effect of the Amendments

If Article VI of the Certificate is deleted, the "fair price" provisions of Section 1090.3 of the Oklahoma General Corporation Act would apply and would require an affirmative vote of 66-2/3 percent of the outstanding shares to approve a business combination with interested shareholders (subject to certain exceptions, including an exception for transactions approved by the Board). If Paragraph E. of Article VII, the 80 percent requirement in Article VIII and the 80 percent requirement in Article IX relating to the amendment of Article IX are deleted, under Oklahoma law, further amendment of Article VII, Article VIII or Article IX of the Certificate would require a vote of a majority of the Company's outstanding shares. If the 80 percent requirement in Article IX relating to specified bylaw amendments is replaced with a majority of the votes present and entitled to vote standard, then further amendment of those provisions of the bylaws would require approval of a majority of the shares present and entitled to vote on the matter, just as is currently required to amend all other provisions of the bylaws.

Vote Required

The affirmative vote of the holders of not less than 80 percent of the outstanding shares of the Company's Common Stock will be required for the approval of this Proposal No. 4 to amend the Certificate. Abstentions, broker non-votes and failures to vote have the same effect as a vote against this Proposal No. 4. If approved, the amendments to the Certificate will become effective upon filing with the Secretary of State of the State of Oklahoma, which the Company would intend to do promptly after the Annual Meeting of Shareholders.

In the event that the holders of less than 80 percent of the shares of the Company's Common Stock vote in favor of Proposal No. 4, the supermajority provisions in the current Certificate will not be eliminated.

The Board of Directors recommends a vote "FOR" Proposal No. 4. Proxies solicited by the Board of Directors will be voted "FOR" Proposal No. 4, unless a different vote is specified.
2022 Proxy Statement OGE Energy Corp. 25

PROPOSAL NO. 5 -
APPROVAL OF OGE ENERGY CORP. 2022 STOCK INCENTIVE PLAN

Background and Overview

The Board of Directors has approved and recommended the adoption of the OGE Energy Corp. 2022 Stock Incentive Plan (the "Stock Incentive Plan"), subject to approval by the Company's shareholders. The Stock Incentive Plan is intended to replace the OGE Energy Corp. 2013 Stock Incentive Plan, which was approved by shareholders at the 2013 Annual Meeting of Shareholders as the only plan under which the Company granted equity awards (the "current stock incentive plan") and provided for the issuance of up to 7,400,000 shares of Common Stock. As of December 31, 2021, there were 5,202,832 shares available for future awards under the current plan, not including shares that may be forfeited, canceled, exchanged or surrendered without the delivery of shares under outstanding awards. The current stock incentive plan terminates in 2023. As a result, the Board decided to implement a new long-term incentive plan, the Stock Incentive Plan, to replace the current stock incentive plan. If the Stock Incentive Plan is approved, no further awards will be granted under the current stock incentive plan.

Under the Stock Incentive Plan, 2,500,000 shares of Common Stock would be available for issuance under the Stock Incentive Plan, plus (i) shares remaining for future grant under the current plan as of the effective date of the Stock Incentive Plan and (ii) shares reserved for future issuance under the current plan as of the effective date of the Stock Incentive Plan that terminate or expire unexercised or are cancelled, forfeited or lapse, or are otherwise available for reissuance. As of December 31, 2021, there were 5,202,832 shares available for future awards under the current plan, not including shares that may be forfeited, canceled, exchanged or surrendered without the delivery of shares under outstanding awards.

Purpose. The purpose of the Stock Incentive Plan is to enable the Company and its subsidiaries and other Affiliates (as defined in the Stock Incentive Plan) to attract, retain and motivate non-employee directors, officers and employees and to provide the Company and its Affiliates with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in shareholder value and the enhancement of performance relating to customers.

Compensation and Corporate Governance Practices. The Stock Incentive Plan has been designed to include a number of provisions that the Board believes promote best practices by reinforcing the alignment between equity compensation arrangements for non-employee directors, officers, and employees and shareholders' interests. These provisions include, but are not limited to, the following:

No Discounted Options or Stock Appreciation Rights ("SARs"). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

No Repricing Without Shareholder Approval. The Company cannot, without shareholder approval, reduce the exercise price of a stock option or SAR, and the Company cannot, without shareholder approval, cancel and re-grant or exchange such stock option or SAR for cash, other awards or a new stock option or SAR at a lower exercise price.

Limited Share Recycling. Shares delivered to the Company to pay the exercise price or withholding taxes in connection with the exercise of an outstanding stock option or SAR, and shares otherwise transferred or relinquished in connection with any stock option or SAR do not become available for issuance as future awards under the Stock Incentive Plan.

No Dividends Paid on Unearned Performance or Time-Based Awards. The Stock Incentive Plan provides that any dividend equivalents or other distributions on shares of Common Stock underlying awards subject to performance goals or time requirements will be deferred until, and paid contingent only upon, the attainment of the applicable performance goals.

No Evergreen Provision. There is no "evergreen" feature pursuant to which the shares authorized for issuance under the Stock Incentive Plan can be automatically replenished.

No Automatic Grants. The Stock Incentive Plan does not provide for "reload" or other automatic grants to participants.

No Tax Gross-Ups. The Stock Incentive Plan does not provide for any tax gross-ups.

No Liberal CIC Definition. The 2022 Plan's definition of "change in control" is not considered "liberal" under applicable proxy advisor guidelines.

26 OGE Energy Corp. 2022 Proxy Statement

No Loans. The Stock Incentive Plan prohibits the Company from making any loan to a participant in connection with the exercise of stock options or otherwise in connection with any awards under the Stock Incentive Plan.

Clawback. Awards issued under the Plan are subject to applicable forfeiture and repayment obligations under applicable clawback provisions.

Shares Authorized for Issuance. The following table sets forth the number of shares authorized for future issuance (including shares authorized for issuance pursuant to stock options, SARs, restricted stock, restricted stock units and performance units) as of December 31, 2021, and after including the additional shares authorized by the Stock Incentive Plan, along with the equity dilution represented by the shares available for future awards as a percentage of the shares of Common Stock outstanding.

	Total Shares Available	Equity Dilution - Percent of Basic Common Shares Outstanding
Shares reserved for issuance pursuant to outstanding awards under current incentive stock plan (1)	714,923	0.36%
Shares authorized for future awards under current incentive stock plan (2)	5,202,832	2.60%
Shares to be reserved for issuance under Stock Incentive Plan	2,500,000	1.25%
Shares authorized for issuance pursuant to outstanding awards and for future awards (2)	8,417,755	4.21%
1.Includes (i) no stock options, (ii) 133,671 shares of non-vested time-based restricted stock and (iii) 581,252 performance-based units, assuming payout of outstanding performance-based units at target. Depending upon Company performance, payout of performance-based units can range from 0 percent to 200 percent of target.
2.Assuming approval of the Stock Incentive Plan, no further awards will be granted under the current stock incentive plan.

As shown in the following table, the Company's three-year average annual burn rate (shares granted/total outstanding) was 0.15 percent (0.37 percent on an adjusted basis)(1), which is well below the Institutional Shareholder Services burn rate threshold of 2.64 percent applicable to our industry.

Year	Options Granted	Full Value Shares Granted (restricted stock and performance units) (2)	Weighted Average Common Shares Outstanding	Burn Rates
2021	0	339,106	200,150,862	0.17%
2020	0	268,745	200,111,853	0.13%
2019	0	284,576	200,113,893	0.14%
1.Adjusted shares granted/total outstanding, consistent with ISS methodology by multiplying each full value share equivalent by 2.5.
2.Reflects the number of performance-based units and the number of time-based restricted stock units that were granted in 2021, 2020 and 2019. The OGE Energy Corp. Form 10-K is a combined document that reports the consolidated results of OGE Energy Corp. and the standalone results of OG&E for SEC reporting purposes. The tables designated as "OGE Energy" within the Stock-Based Compensation footnote include the OG&E standalone activity, as OGE Energy represents consolidated results.

Summary of Terms of the Stock Incentive Plan

Set forth below is a summary of certain important features of the Stock Incentive Plan. This summary is qualified in its entirety by reference to the actual plan attached hereto as Appendix B.

Administration. The Stock Incentive Plan will be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate, which will be composed solely of not less than two "disinterested persons" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and as independent under the applicable NYSE listing standards. Among other things, the Compensation Committee will have the authority, subject to the terms of the Stock Incentive Plan, to select non-employee directors, officers and employees to whom awards may be granted, to determine the type of award as well as the number of shares of Common Stock to be covered by each award, and to determine the terms and conditions of any such awards. The Compensation Committee also will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Stock Incentive Plan as it deems advisable, to construe and interpret the terms and provisions of the Stock Incentive Plan and any awards issued thereunder and to otherwise supervise the
2022 Proxy Statement OGE Energy Corp. 27

administration of the Stock Incentive Plan. All decisions made by the Compensation Committee pursuant to the Stock Incentive Plan will be final and binding.

Eligibility. Officers and employees of the Company and its Affiliates designated by the Compensation Committee who are responsible for or contribute to the management, growth and profitability of the Company and non-employee directors of the Company or an Affiliate are eligible to be granted awards under the Stock Incentive Plan. Although eligible, non-employee directors historically have not received grants under this plan.

Plan Features. The Stock Incentive Plan authorizes the issuance of up to 2,500,000 shares of Common Stock (plus the shares remaining for future grants under the current plan as well as shares under the current plan that terminate or expire unexercised or are cancelled, forfeited or lapse, or are otherwise available for reissuance) pursuant to the grant or exercise of incentive stock options ("ISOs"), nonqualified stock options, SARs, restricted stock, restricted stock units and performance-based units. The closing price of the Company's Common Stock on December 31, 2021 was $38.38. 2,500,000 shares will be available for issuance upon exercise of ISOs. Shares of Common Stock delivered to pay the exercise price of any stock option or SAR, shares of Common Stock delivered in satisfaction of any tax withholding requirement relating to any stock option or SAR, and shares of Common Stock otherwise transferred or relinquished in connection with any stock option or SAR shall not increase the number of shares of Common Stock available for awards under the Stock Incentive Plan. Non-employee directors may not be granted awards pursuant to the Stock Incentive Plan for more than 5,000 shares of Common Stock in any one calendar year. Non-employee directors may not be granted performance-based units in any one calendar year payable in cash in an amount that would exceed $30,000. Subject to the foregoing limits, the shares available under the Stock Incentive Plan can be divided among the various types of awards and among the participants as the Compensation Committee sees fit. The shares subject to grant under the Stock Incentive Plan are to be made available from authorized but unissued shares or from treasury shares. Awards may be granted for such terms as the Compensation Committee may determine, except that the term of a stock option may not exceed 10 years from its date of grant. Awards will not be transferable, except by will and the laws of descent and distribution and, in the case of nonqualified stock options and any related SARs, if permitted by the Compensation Committee, as a gift to an optionee's children or to a charitable organization described in Section 170(c) of the Code. The Compensation Committee will have broad authority to fix the terms and conditions of individual agreements with participants.

Description of Awards. As indicated above, several types of stock-related grants can be made under the Stock Incentive Plan. The Compensation Committee will have the authority to determine the non-employee directors, officers and employees to whom and the time or times at which awards may be granted. A summary of these grants is set forth below:

Stock Options. The Stock Incentive Plan authorizes the Compensation Committee to grant options to purchase Common Stock at an option price (the "option price") which cannot be less than 100 percent of the fair market value of such stock on the date of grant. The Stock Incentive Plan permits optionees, with the approval of the Compensation Committee, to pay the option price of options in cash, stock (valued at its fair market value on the date of exercise) or a combination thereof. As noted above, options may be granted either as ISOs or nonqualified options. The principal difference between ISOs and nonqualified options is their tax treatment. See "--Federal Income Tax Consequences."

SARs. The Stock Incentive Plan authorizes the Compensation Committee to grant SARs in conjunction with all or part of any stock option granted under the Stock Incentive Plan. A SAR entitles the holder to receive upon exercise the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise over generally the option price for such shares specified in the related stock option. Such amount will be paid to the holder in shares of Common Stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Compensation Committee may determine. A SAR may be granted in conjunction with a contemporaneously granted ISO or a previously or contemporaneously granted nonqualified option. Since the exercise of a SAR is an alternative to the exercise of an option, the option will be canceled to the extent that the SAR is exercised and the SAR will be canceled to the extent the option is exercised.

Restricted Stock. The Stock Incentive Plan authorizes the Compensation Committee to grant restricted stock to individuals with such restriction periods as the Compensation Committee may designate. The Compensation Committee may condition the vesting of restricted stock awards to participants upon the satisfaction of minimum service requirements or performance goals. Performance goals may be based on the attainment by the Company, one or more Affiliates or one or more businesses or functional units thereof of one or more, or a combination of performance goals that may include but are not limited to the following: specified levels of total shareholder return; return on capital; EPS; market share; stock price; sales; costs; net operating income; net income; return on assets; earnings before income taxes; depreciation and amortization; return on total assets employed; capital expenditures; earnings before income taxes; economic value added; cash flow; cash available for distribution; retained earnings; return on equity; results of customer satisfaction surveys; aggregate product price and other product price measures; safety record; service reliability; demand-side management (including conservation and load
28 OGE Energy Corp. 2022 Proxy Statement

management); operating and/or maintenance costs management (including operation and maintenance expenses per Kilowatt-hour); and energy production availability.

At the time of establishing a performance goal, the Compensation Committee shall specify the manner in which the performance goal shall be calculated. In so doing, the Compensation Committee may exclude the impact of certain specified events from the calculation of the performance goal. Such performance goals also may be based on the attainment of specified levels of performance of the Company, one or more Affiliates or one or more businesses or functional units thereof under one or more of the measures described above relative to the performance of other corporations or indices. Performance goals based on the foregoing factors are hereinafter referred to as "Performance Goals." The provisions of restricted stock awards (including any applicable Performance Goals) need not be the same with respect to each participant. During the restriction period, the Compensation Committee may require that the stock certificates evidencing restricted shares be held by the Company. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Other than these restrictions on transfer and any other restrictions the Compensation Committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock award.

Restricted Stock Units. The Stock Incentive Plan authorizes the Compensation Committee to grant restricted stock units to individuals with such restriction periods as the Compensation Committee may designate. The Compensation Committee also may condition the vesting of restricted stock unit awards to participants upon the satisfaction of minimum service requirements or applicable performance goals (based upon one or more of the measures described in the section entitled "Restricted Stock" above).

At the time of establishing a performance goal, the Compensation Committee shall specify the manner in which the performance goal shall be calculated. In so doing, the Compensation Committee may exclude the impact of certain specified events from the calculation of the performance goal. Such performance goals also may be based on the attainment of specified levels of performance of the Company, one or more Affiliates or one or more businesses or functional units thereof under one or more of the measures described above relative to the performance of other corporations or indices. Performance goals based on the foregoing factors are hereinafter referred to as "Performance Goals." The provisions of restricted stock unit awards (including any applicable Performance Goals) need not be the same with respect to each participant. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the restricted stock units, and will have no right to vote them, but the Compensation Committee may authorize the payment of dividend equivalents on such restricted stock units, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying restricted stock units with restrictions that lapse as a result of the attainment of Performance Goals will be deferred until and paid contingent upon the attainment of the applicable Performance Goals. Within the limits set forth in the preceding sentence, the Compensation Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance.

Performance-Based Units. The Stock Incentive Plan authorizes the Compensation Committee to grant performance-based units. Performance-based units may be denominated in shares of Common Stock or cash, or may represent the right to receive dividend equivalents with respect to shares of Common Stock, as determined by the Compensation Committee. Performance-based units will be payable in cash or shares of Common Stock or a combination thereof, if applicable Performance Goals (based on one or more of the measures described in the section entitled "Restricted Stock" above) determined by such committee, are achieved during an award cycle. An award cycle will consist of a period of consecutive fiscal years or portions thereof designated by the Compensation Committee over which performance-based units are to be earned. After the conclusion of a particular award cycle, the Compensation Committee will determine the number of performance-based units granted to a participant which have been earned in view of actual performance against applicable Performance Goals and prior to the 15th day of the third month after the end of the award cycle shall deliver to such participant cash and/or the number of shares of Common Stock equal to the value of performance-based units determined by the Compensation Committee to have been earned.

The Compensation Committee will have the authority to determine the non-employee directors, officers and employees to whom and the time or times at which performance-based units will be awarded, the form and number of performance-based units to be awarded to any participant, the duration of the award cycle and any other terms and conditions of an award. In the event that a participant's employment is terminated due to death, disability or retirement, the participant shall receive (i), in the case of retirement, a prorated payment based on such participant's number of full months of service during the award cycle, further adjusted based on the achievement of the performance goals during the entire award cycle, as certified by the Compensation Committee, such payment to be made at the time payments are made to participants who did not terminate
2022 Proxy Statement OGE Energy Corp. 29

service during the award cycle, and (ii), in the case of death or disability, as determined by the Compensation Committee, either (A) the amount set forth in clause (i) of this sentence at the time set forth therein, or (B) a payment at the targeted amount set forth in the award, such payment to be made within sixty (60) days following the occurrence of such death or disability, provided that payment may be made pursuant to subclause (B) of clause (ii) of this sentence only if such payment would comply with Section 409A of the Code.

Duration, Amendment and Discontinuance. The Stock Incentive Plan will terminate on May 19, 2032. Awards outstanding as of such date will not be affected or impaired by the termination of the Stock Incentive Plan. The Stock Incentive Plan may be amended, altered or discontinued by the Board, but no amendment, alteration or discontinuance may be made which would (i) impair the rights of an optionee under an option or a recipient of a SAR, restricted stock award or performance-based unit award previously granted without the optionee's or recipient's consent, except such an amendment made to qualify the Stock Incentive Plan for the exemption provided by Rule 16b-3 or to comply with or qualify for an exemption from Section 409A of the Code, or (ii) disqualify the Stock Incentive Plan from the exemption provided by Rule 16b-3. Except as expressly provided in the Stock Incentive Plan, the Stock Incentive Plan may not be amended without shareholder approval to the extent such approval is required by law or agreement. The Compensation Committee also may amend the terms of any option or other award previously granted, except that (i) no such amendment shall impair the rights of any holder without the holder's consent, except such an amendment made to cause the Plan or award to qualify for the exemption provided by Rule 16b-3 or to comply with or qualify for an exemption from Section 409A of the Code and (ii) no such amendment shall, without shareholder approval, (A) lower the option exercise price of a stock option (or a related SAR) or (B) cancel an outstanding stock option (or a related SAR) in exchange for cash, other awards or a stock option (or a related SAR) with an option exercise price that is less than the option exercise price of the cancelled stock option (or a related SAR) other than in certain specified instances involving a change in capitalization or similar transaction.

Changes in Capitalization; Change of Control. The Stock Incentive Plan provides that, in the event of any change in corporate capitalization subsequent to the May 19, 2022 effective date of the Stock Incentive Plan, such as a stock split or dividend, or a corporate transaction, such as any merger, consolidation, share exchange, separation, spin-off or other distribution of stock or property of the Company, or any reorganization or partial or complete liquidation of the Company, the Compensation Committee or the Board will make such substitutions or adjustments in the number and kind of shares reserved for issuance under the Stock Incentive Plan, in the aggregate, in the number of shares that may be issued upon the exercise of ISOs, in the share limitations set forth above, including share limitations applicable to grants to any individual or to any participant, in the number, kind and option price of shares subject to outstanding stock options and SARs, and in the number and kind of shares subject to other outstanding awards granted under the Stock Incentive Plan as may be determined to be appropriate by the Compensation Committee or the Board, in its sole discretion. Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Stock Incentive Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. The Stock Incentive Plan also provides that in the event of a change of control (as defined in the Stock Incentive Plan which is attached hereto as Appendix B) of the Company (i) any SARs and stock options outstanding as of the date of the change of control which are not then exercisable and vested will become fully exercisable and vested, (ii) the restrictions applicable to restricted stock or restricted stock units not subject to performance goals will lapse and such restricted stock or restricted stock units not subject to performance goals shall become free of all restrictions and fully vested and (iii) all performance-based units and any restricted stock units subject to performance goals will be considered to be earned and payable in full in an amount that will be equal to the number of performance-based units or restricted stock units, as the case may be, that would have been payable had the performance goals been met at a level that would have resulted in 100 percent payout of the performance-based units or restricted stock units, as the case may be, awarded, and any restrictions will lapse and such performance-based units or restricted stock units, as the case may be, will be settled in cash as promptly as practicable but in no event later than the 15th day of the third month after the occurrence of the change of control.

Federal Income Tax Consequences. The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, SARs, restricted stock and performance-based units. The laws governing the tax aspects of awards are highly technical and such laws are subject to change. Awards under the Stock Incentive Plan are not intended to provide for the deferral of compensation within the meaning of Section 409A of the Code, and therefore Section 409A of the Code does not apply to awards under the Stock Incentive Plan.

Nonqualified Options and SARs. Upon the grant of a nonqualified option (with or without a SAR), the optionee will not recognize any taxable income and the Company will not be entitled to a deduction. Upon the exercise of such an option or a SAR, the excess of the fair market value of the shares acquired on the exercise of the option over the option price (the "spread"), or the consideration paid to the optionee upon exercise of the SAR, will constitute compensation taxable to the
30 OGE Energy Corp. 2022 Proxy Statement

optionee as ordinary income. In determining the amount of the spread or the amount of consideration paid to the optionee, the fair market value of the stock on the date of exercise is used. The Company, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee, subject to the provisions of Section 162(m) of the Code.

ISOs. An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his ISO with which to pay such tax. An ISO will generally be disqualified from receiving ISO tax treatment under the Code if it is exercised more than three months following termination of employment. If, however, the optionee is disabled, such tax treatment is available for exercises occurring within one year following termination and, if the optionee dies while employed, this statutory time requirement for receiving ISO tax treatment is waived altogether.

Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after the later of (i) two years from the date of grant of the ISO or (ii) one year after the transfer of the shares to the optionee upon exercise (the "ISO Holding Period"), the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the option price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the ISO Holding Period.

Restricted Stock. A participant who is granted restricted stock may make an election (a "Section 83(b) election") to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. Any such Section 83(b) election must be made and filed with the IRS within 30 days of receipt in accordance with the regulations under Section 83(b) of the Code. If the participant does not make a Section 83(b) election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid on stock subject to the restrictions are compensation income to the participant and compensation expense to the Company. The Company is generally entitled to an income tax deduction for any compensation income taxed to the participant, subject to the provisions of Section 162(m) of the Code.

Restricted Stock Units. A participant who has been granted a restricted stock unit award will not realize taxable income until the applicable restriction expires and the participant is in receipt of the stock distributed in payment of the award, at which time such participant will realize ordinary income equal to the full fair market value of the shares delivered. At that time, the Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to the award recipient, subject to the provisions of Section 162(m) of the Code.

Performance-Based Units. A participant who has been granted a performance-based unit award will not realize taxable income until the applicable award cycle expires and the participant is in receipt of the stock and/or cash distributed in payment of the award, at which time such participant will realize ordinary income equal to the full fair market value of the shares delivered and/or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to the award recipient, subject to the provisions of Section 162(m) of the Code.

New Plan Benefits. Although the Compensation Committee has granted awards to certain individuals under the current stock incentive plan (see 2022 Awards below), it cannot be determined at this time what benefits or amounts, if any, will be allocated to or received by any persons or group of persons under the Stock Incentive Plan if the Stock Incentive Plan is adopted. Such determinations as to allocations are subject to the discretion of the Compensation Committee and as to receipt of payouts are dependent on future performance.

2022 Proxy Statement OGE Energy Corp. 31

2022 Awards. The Compensation Committee in February 2022 granted long-term incentive awards in the following amounts to the individuals and groups described below under the current stock incentive plan:

OGE ENERGY CORP. 2013 STOCK INCENTIVE PLAN

Name and Principal Position	Dollar Value ($)	Number of Units (#)
S. Trauschke Chairman, President and Chief Executive Officer	$3,971,306	110,683
B. Buckler Chief Financial Officer	$699,588	19,498
W. Sultemeier General Counsel and Chief Compliance Officer	$615,916	17,166
D.O. Jones Vice President, Utility Operations	$526,108	14,663
C. McQuistion Vice President, Corporate Responsibility & Stewardship	$251,052	6,997
Executive Group (10 persons)	$2,209,024	61,567
Non-Executive Director Group (9 persons)	$—	—
Non-Executive Group (106 persons)	$3,674,184	102,402

Vote Required. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting of Shareholders will be required to approve the OGE Energy 2022 Stock Incentive Plan. Abstentions from voting in this matter are treated as votes against. Broker non-votes will be treated as shares not entitled to be voted. Such vote will also satisfy the shareholder approval requirements of the NYSE and Section 422 of the Code with respect to the grant of ISOs.

The Board of Directors recommends a vote "FOR" approval of the OGE Energy 2022 Stock Incentive Plan.
32 OGE Energy Corp. 2022 Proxy Statement

PROPOSAL NO. 6 -
SHAREHOLDER PROPOSAL REGARDING MODIFICATION OF THE SUPERMAJORITY VOTING PROVISIONS

John Chevedden, beneficial owner of no fewer than 100 shares of OGE Energy Corp. since September 1, 2018, has given notice that he intends to present a proposal for action at the Annual Meeting.

In accordance with the Federal proxy regulations, the following is the complete text of the proposal exactly as submitted. The Company accepts no responsibility for the proposal or for the accuracy of any statements included in the proposal. Our Board recommends a vote against the proposal for the reasons set forth following the proposal.

Shareholder Proposal:

Proposal 6 – Simple Majority Vote

RESOLVED, Shareholders request that our board take the necessary steps so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for an 80% vote to be replaced by a requirement for a 67% vote for such proposals.

One of the main purposes of this proposal is to give shareholders a choice of a transition from 80% voting requirements to 67% voting requirements since management is expected to have a 2022 proposal calling for a transition from an 80% vote requirement to a 50.1% vote requirement. The OGE management proposal is expect to fail again (4 failures since 2013) and thus it is important to have a proposal that has a better chance of approval than the management proposal.

Shareholder proposals similar to this proposal received from 84% to 97% support at OGE from 2015 to 2021.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements like 80% have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School.

Supermajority requirements are used to block proposals supported by most shareholders but opposed by a status quo management.

Please vote yes:
Simple Majority Vote – Proposal 6

2022 Proxy Statement OGE Energy Corp. 33

BOARD OF DIRECTORS' RESPONSE

THE BOARD OF DIRECTORS OPPOSES THE PROPOSED RESOLUTION AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 6 FOR THE FOLLOWING REASONS:

Our Board has carefully considered this proposal and, for the reasons set forth below, does not believe that it is in the best interests of the Company and our shareholders.

The proponent has four times before submitted shareholder proposals that are similar to the shareholder proposal submitted for this meeting. In 2012, 2015, 2019 and 2021, non-binding shareholder proposals to eliminate the supermajority voting provisions and adopt simple majority voting provisions were included in the Company's proxy statements. Those shareholder proposals received majority support of the shareholders voting at the meeting. In light of those votes, in 2013, 2016 and 2020 (the years following the 2012, 2015 and 2019 shareholder proposals) the Board adopted resolutions approving, and recommended that the shareholders vote for, amendments to the Company's certificate of incorporation (the "Certificate of Incorporation") to eliminate the 80 percent supermajority voting standard (the "80 Percent Supermajority Voting Standard") applicable to a few categories of matters, as noted below. The result of the elimination of the 80 Percent Supermajority Voting Standard would have been the implementation of a simple majority vote standard for most items. Approval of these amendments to eliminate the 80 Percent Supermajority Voting Standard in the Certificate of Incorporation required approval of at least 80 percent of the Company's outstanding Common Stock. Despite the Board's support, in each of 2013, 2016 and 2020 the Certificate Amendments failed to pass, receiving less than the required 80 percent of the shareholders of record voting in favor.

Despite having the shareholders fail to approve the requested amendments to the Certificate of Incorporation to implement his prior shareholder proposals, the proponent submitted essentially the same proposal again in 2021 to replace the 80 Percent Supermajority Voting Standard with a simple majority vote standard. That shareholder proposal received majority support of the shareholders voting at the 2021 annual meeting and, accordingly, at its February 2022 meeting, the Board again adopted resolutions approving, and recommended that the shareholders vote for, amendments to the Certificate of Incorporation to eliminate the 80 Percent Supermajority Voting Standard. The management proposal to adopt those amendments constitutes Item 4 above. As described in more detail in Item 4, approval of those amendments will require approval of at least 80 percent of the Company’s outstanding Common Stock, and, if approved, would replace the 80 Percent Voting Standard with a simple majority vote standard for most items.

Again, despite the failure of the shareholders to approve to the Certificate of Incorporation to implement his prior shareholder proposals, and despite the presence of Item 4 on the ballot of this year’s annual meeting to replace the 80 Percent Supermajority Voting Standard with a simple majority vote standard, the proponent has for the fifth time submitted a shareholder proposal requesting the elimination of the 80 Percent Supermajority Voting Standard. The only difference this time around is that instead of requesting to replace the 80 Percent Supermajority Voting Standard with a simple majority vote standard, the proponent is requesting that the 80 Percent Supermajority Voting Standard be replaced by a requirement for a 67 percent vote (the "67 Percent Vote Standard").

As the Company has indicated previously, the Company's supermajority voting standards relate to fundamental elements of our corporate governance. They have been included in our charter for many years and are commonly included in the corporate charters and bylaws of many publicly-traded companies. In general, these provisions are designed to provide minority shareholders with a measure of protection against changes in corporate governance and other self- interested actions by one or more large shareholders. The supermajority voting provisions protect OGE Energy shareholders against the actions of short-term investors such as hedge funds or corporate raiders.

Nonetheless, based upon the vote of a majority of the shares voting at the 2021 annual meeting in favor of the last year's shareholder proposal and as described in Item 4 above, the Company's Board, on the recommendation of the Nominating, Corporate Governance and Stewardship Committee, has approved amendments to the Certificate of Incorporation, and recommended that the Company's shareholders vote in favor of amending the Company's Certificate to eliminate the 80 Percent Supermajority Voting Standard.

In light of the proposed amendments in Item 4 to replace the 80 Percent Supermajority Voting Standard with a simple majority vote standard, the Board does not believe that the shareholder proposal calling for a 67 Percent Vote Standard is necessary or in the best interests of the shareholders. There is already a proposal in front of the shareholders at this annual meeting to reduce the 80 Percent Vote Standard to a simple majority vote standard. There is no need for another proposal on the same subject with a higher vote standard. Moreover, support for this shareholder proposal, which has a higher vote standard than Item 4, would be, by definition, a vote against Item 4. The Board already is recommending a vote in favor of approval of
34 OGE Energy Corp. 2022 Proxy Statement

Item 4. The Board, therefore, cannot recommend a vote in favor of this shareholder proposal that would request a higher voting standard than that contained in Item 4.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting will be required for the approval of this shareholder proposal. Abstentions from voting in this matter are treated as votes "against." Broker non-votes will be treated as shares not entitled to be voted.

The Company's shareholders should be aware that this shareholder proposal is a request that the Board take the actions stated in the proposal. Approval of this proposal does not eliminate the 80 Percent Voting Standard and replace it with a 67 Percent Voting Standard. As noted above, to change the 80 Percent Voting Standard, holders of at least 80 percent of the Company's outstanding Common Stock must approve an actual amendment to the Certificate of Incorporation.

The Board of Directors recommends a vote "AGAINST" Proposal No. 6. Proxies solicited by the Board of Directors will be voted "AGAINST" Proposal No. 6, unless a different vote is specified.
2022 Proxy Statement OGE Energy Corp. 35

REPORT OF AUDIT COMMITTEE
The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management, however, has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.
The Audit Committee currently has four members, none of whom has any relationship to the Company that interferes with the exercise of his independence from management and the Company, and each of whom qualifies as independent under the standards used by the NYSE, where the Company's shares are listed. The Audit Committee operates under a written charter that has been approved by the Board of Directors. The Audit Committee annually reviews and reassesses the adequacy of its charter. Among other things, the charter specifies the policies for selecting the auditors (including rotation for the audit partner) and the scope of the Audit Committee's responsibilities and how it carries out those responsibilities, including structure, processes and membership requirements.
In fulfilling its oversight responsibilities regarding the 2021 financial statements, the Audit Committee reviewed with Company management the audited financial statements contained in our Annual Report to Shareholders. The Audit Committee's review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee also reviewed with the Company's principal independent accountants the Company's 2021 financial statements and management's assessment of the Company's internal control over financial reporting. The Company's principal independent accountants are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States and on the Company's internal control over financial reporting. Our review with the principal independent accountants included a discussion of the principal independent accountants' judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the principal independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the principal independent accountant's communications with the Audit Committee concerning independence, and discussed with the principal independent accountants the principal independent accountants' independence from management and the Company.

The Audit Committee also discussed with the Company's internal auditors and principal independent accountants the overall scope and plans for their respective audits for 2022. The Audit Committee meets with the internal auditors and principal independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during 2021.
Fees for Principal Independent Accountants

Year ended December 31	2021	2020
Integrated audit of OGE Energy and its subsidiaries financial statements and internal control over financial reporting	$1,209,000	$1,136,800
Services in support of debt and stock offerings	65,000	65,000
Other (A)	361,000	325,000
Total audit fees (B)	1,635,000	1,526,800
Employee benefit plan audits	133,000	128,000
Total audit-related fees	133,000	128,000
Assistance with examinations and other return issues	237,481	65,948
Review of Federal and state tax returns	32,000	32,000
Total tax preparation and compliance fees	269,481	97,948
Total tax fees	269,481	97,948
Total fees	$2,037,481	$1,752,748
(A)Includes reviews of the financial statements included in OGE Energy's and OG&E's Quarterly Reports on Form 10-Q, audits of OGE Energy's subsidiaries, preparation for Audit Committee meetings and fees for consulting with OGE Energy's and OG&E's executives regarding accounting issues.
36 OGE Energy Corp. 2022 Proxy Statement

(B)The aggregate audit fees include fees billed for the audit of OGE Energy's and OG&E's annual financial statements and for the reviews of the financial statements included in OGE Energy's and OG&E's Quarterly Reports on Form 10-Q. For 2021, this amount includes estimated billings for the completion of the 2021 audit, which services were rendered after year-end.

There were no other fees billed by the principal independent accountants to OGE Energy in 2021 and 2020 for other services.

The Audit Committee has considered whether the provision of non-audit services by the Company's principal independent accountants is compatible with maintaining auditor independence.
In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC. The Audit Committee selected Ernst & Young LLP as the Company's principal independent accountants for 2022.

Audit Committee Pre-Approval Procedures

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. OGE Energy's Audit Committee follows procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the principal independent accountants for additional services not contemplated in the original pre-approval. In those instances, OGE Energy will obtain the specific pre-approval of the Audit Committee before engaging the principal independent accountants. The procedures require the Audit Committee to be informed of each service, and the procedures do not include any delegation of the Audit Committee's responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

For 2021, 100 percent of the audit fees, audit-related fees and tax fees were pre-approved by the Audit Committee or the Chairman of the Audit Committee pursuant to delegated authority.

Audit Committee

J. Michael Sanner, Chair
Peter D. Clarke, Member
David L. Hauser, Member
David E. Rainbolt, Member

2022 Proxy Statement OGE Energy Corp. 37

EXECUTIVE OFFICERS' COMPENSATION

The following discussion and analysis is intended to present the material principles underlying our executive compensation policies and decisions and the key factors relevant to an analysis of those policies and decisions.

COMPENSATION DISCUSSION AND ANALYSIS

The five Named Executive Officers in the Summary Compensation Table on page 52 are as follows:

Sean Trauschke, Chairman of the Board, President and Chief Executive Officer of the Company and of OG&E
W. Bryan Buckler, Chief Financial Officer of the Company and of OG&E
William H. Sultemeier, General Counsel and Chief Compliance Officer of the Company and of OG&E
Donnie O. Jones, Vice President, Utility Operations of OG&E
Cristina F. McQuistion, Vice President, Corporate Responsibility & Stewardship of the Company and of OG&E

Executive Summary. Three key components of compensation for our executive officers are salary, annual incentive awards under our Annual Incentive Plan and long-term awards under our Stock Incentive Plan. The Company's compensation principles are premised on providing competitive and, at the same time, reasonable levels of compensation. For 2021, with the exception of one officer who was above median due to a change in position, the sum of each Named Executive Officer's salary, target award under our Annual Incentive Plan and target long-term award for the three-year period ending December 31, 2023 under our Stock Incentive Plan, as determined by the Compensation Committee in February 2021, was set below the median amount for an executive with similar duties at that time in the Company Peer Group, which is described below. At last year's Annual Meeting of Shareholders, the compensation of our Named Executive Officers was approved by more than 90 percent of our shareholders who voted. Although the results of this vote occurred after the Compensation Committee took action to set 2021 compensation, the results of the vote at last year's Annual Meeting of Shareholders were reviewed by the Compensation Committee and, in light of the more than 90 percent approval, the Compensation Committee determined that no significant changes to its executive compensation practices for 2021 were warranted other than those implemented in February 2021 and March 2021 and described below.

Our executive compensation program recognizes that our senior executives are in a position to directly influence the Company's achievement of targeted results and strategic initiatives. For this reason, as an individual's position and responsibilities increase, a greater portion of the officer's compensation is at risk and consists of performance-based compensation whose payout is dependent on the achievement of performance objectives. This is shown by the level of 2021 salaries, annual incentive awards and long-term incentive awards set for the Named Executive Officers. For 2021, a Named Executive Officer's base salary comprised 19 percent to 45 percent of their targeted total direct compensation (i.e., salary plus targeted annual incentive compensation and targeted long-term incentive compensation for 2021). Assuming achievement of a target level of performance for each Named Executive Officer's performance-based compensation, approximately 46 percent to 66 percent of total direct compensation represented performance-based compensation. Long-term incentive awards for our Named Executive Officers between 2019 and 2021 consisted of 75 percent performance units and 25 percent time-based restricted stock units. In 2022, the Compensation Committee increased the portion of time-based restricted stock units to 35 percent of the long-term incentive awards.

Our executive compensation program is designed to reward executives with a highly-competitive level of compensation during years of excellent Company performance and, conversely, in years of below-average performance, for their compensation to be below competitive levels. As explained in more detail below, (i) due to performance above target level for certain of the performance goals set by the Compensation Committee for the one-year performance period ended December 31, 2021, the Named Executive Officers received in February 2022 a payout of 111 percent to 114 percent of their target 2021 Annual Incentive Plan awards, (ii) due to performance below target level for certain of the performance goals set by the Compensation Committee for the three-year performance period ended December 31, 2021, the Named Executive Officers (other than Mr. Buckler, who joined the Company on January 1, 2021) did not receive a payout of their target 2019 performance-based long-term incentive awards and (iii) based on employment at December 31, 2021, the Named Executive Officers received in January 2022 a payout of 100 percent of their 2019 time-based long-term incentive awards. The Company believes that it sets challenging performance targets as illustrated by the incentive compensation actually paid to our Named Executive Officers. Over the last five years, Named Executive Officers (other than Mr. Buckler) have averaged an Annual Incentive Plan payout of 89 percent of their target awards. Over the last five years, the Named Executive Officers (other than Mr. Buckler) have averaged a payout of 89 percent of their long-term incentive awards.

38 OGE Energy Corp. 2022 Proxy Statement

Payouts of the awards under the Annual Incentive Plan to our executive officers are entirely performance-based with an individual having the opportunity to earn from 0 percent to 150 percent of his or her targeted award depending on the level of achievement of Company performance goals set by the Compensation Committee in March 2021. For the Named Executive Officers, payout of the Company performance goals for 2021 set by the Compensation Committee were based: (i) for Messrs. Trauschke and Buckler, 50 percent on the earnings of OG&E (the "OG&E Earnings Target"), 30 percent on an operations and maintenance expense target for various business units of the Company and OG&E (the "O&M Target"), 10 percent on a safety target of the Company and OG&E (the "Safety Target"), and 10 percent on several customer-related and operational goals (the "Customer/Operations Target"); and (ii) for Mr. Sultemeier, Mr. Jones, Ms. McQuistion and each other executive officer of the company, 40 percent on the OG&E Earnings Target, 30 percent on the O&M Target, 15 percent on the Safety Target and 15 percent on the Customer/Operations Target.
With respect to the level of performance of the performance goals set by the Compensation Committee for 2021, the Company exceeded the target level of performance on the OG&E Earnings Target and the O&M Target and exceeded the minimum level of performance on the Safety Target and the combined Customer/Operations Target. This level of performance caused Messrs. Trauschke and Buckler to receive approximately 114 percent and Messrs. Sultemeier and Jones and Ms. McQuistion to receive approximately 111 percent of their 2021 targeted annual awards under the Annual Incentive Plan.
Compensation for 2021 for the Named Executive Officers (other than Mr. Buckler, who did not join the Company until January 2021) also included possible payouts of the long-term awards made to them in early 2019 for the three-year performance period ending December 31, 2021. Payouts of 75 percent of the 2019 long-term awards were tied to the Company's total shareholder return ("TSR") over the three-year period ending December 31, 2021, and payouts of the remaining 25 percent were time-based restricted stock units that became fully vested on December 31, 2021. Payouts of the awards based on TSR are entirely performance-based with an individual having the opportunity to earn from zero to 200 percent of his or her targeted award depending on the level of achievement of the Company's TSR. The Company's TSR for the three years ending December 31, 2021 was at the 19th percentile of the approximately 40 utility holding companies and gas and electric utilities in the Edison Electric Institute of U.S. Shareholder-Owned Electric Utilities (the "EEI Index"). Based on such level of achievement, each Named Executive Officer (other than Mr. Buckler) received no payout of their 2019 target TSR performance award. Each Named Executive Officer (other than Mr. Buckler) received 100 percent payout of the time-based restricted stock units granted in 2019 as those units fully vested at December 31, 2021.
As noted above, the Named Executive Officers also received long-term awards under the Stock Incentive Plan in February 2021 with payouts, if any, to occur in 2024 after the end of the three-year period ending on December 31, 2023. Payouts of 75 percent of these awards are performance-based and will be tied to the Company's TSR during the performance period compared to the TSR during the same period of the companies (approximately 40 companies) in the EEI Index. Payout of the remaining 25 percent of these long-term awards is time-based and consists of restricted stock units that will vest on December 31, 2023, assuming continued employment through the period.
As part of Mr. Buckler's employment arrangement, upon joining the Company as Chief Financial Officer in January 2021 Mr. Buckler received three long-term grants. The first grant was similar to the long-term grants for the other Named Executive Officers in February 2021 and consisted of 75 percent performance units based on TSR for the three-year period ending December 31, 2023 and 25 percent time-based restricted stock units that will vest on December 31, 2023. The second grant consisted of performance units based on TSR over a two-year period of January 1, 2021 to December 31, 2022. The third grant consisted of restricted stock units that had a three-year vesting schedule with 57 percent of the units vesting on February 28, 2021, 34 percent of the units vesting on February 28, 2022 and nine percent of the units vesting on February 28, 2023. These awards are described in more detail below under "Long-Term Incentive Compensation" on page 45.
As explained below, the Named Executive Officers also participate in various retirement, health plans and programs that are generally available to all full-time employees of the Company and receive limited perquisites. The foregoing Executive Summary is subject to the following detailed explanation of the Company's executive compensation practices and policies.
General. The Compensation Committee administers our executive compensation program. Our executive compensation program is premised on two basic principles. First, our overall compensation levels must be sufficiently competitive to attract and retain talented leaders. At the same time, we believe that compensation should be set at reasonable and responsible levels, consistent with our continuing focus on controlling costs. Second, our executive compensation program should include a significant portion that is performance-based and should align the interests of our executives with those of our shareholders and customers. The Compensation Committee uses the same compensation principles and policies in setting the compensation of the CEO as it uses in setting the compensation for the other executive officers.
Three key components of our executive compensation program for 2021 are salary, annual incentive awards under our Annual Incentive Plan and long-term incentive awards under our Stock Incentive Plan. The Stock Incentive Plan was approved
2022 Proxy Statement OGE Energy Corp. 39

by our shareholders, with the last approval occurring at the Annual Meeting of Shareholders in 2013. As explained in more detail below, the Board has approved and recommended the adoption of a new stock incentive plan, subject to approval by the Company's shareholders at this annual meeting. Salaries are a critical element of executive compensation because they provide executives with a base level of monthly income. The Compensation Committee's intent in setting salaries is to pay competitive rates based on an individual's responsibilities, experience and level of performance. The annual incentive awards and a large portion of the long-term incentive awards of an executive's compensation are directly linked to performance. Payouts of these portions of an executive's compensation are placed at risk and require the accomplishment of specific results that are designed to benefit our shareholders and the Company, both in the long and short term. Specifically, awards under the Annual Incentive Plan provide officers an opportunity to earn an annual cash incentive for achieving specified Company performance-based goals established for the year. These Company performance goals typically are tied to earnings and measures of operating performance to promote our mission to deliver safe, reliable, resilient and affordable energy to our customers. The long-term awards under the Stock Incentive Plan consist of two components. One component, accounting for 25 percent of the long-term incentive award, consists of restricted stock units that will vest on December 31, 2023, assuming continued employment through that date. The other component, consisting of performance units, accounts for the remaining 75 percent of the awards. The performance units are equity-based, and payout is dependent upon the relative performance of the Company's TSR as compared to companies in the EEI Index.

An important part of the Compensation Committee's process in setting executive compensation pay levels is a market analysis of executive pay levels. The Compensation Committee utilizes Mercer, a nationally recognized compensation consulting firm, to assist it in performing this task. The Compensation Committee works with Mercer to select recommended peer groups to be used by the Compensation Committee as part of the market analysis in setting executive compensation.

The following peer group (the "Company Peer Group") was used by the Compensation Committee for purposes of 2021 compensation for all executive officers of the Company:

Alliant Energy Corp.	Eversource Energy
Ameren Corp.	IDACORP, Inc.
AVANGRID Inc.	NiSource Inc.
CenterPoint Energy, Inc.	ONE Gas Inc.
CMS Energy Corp.	Pinnacle West Capital Corporation
DTE Energy Company	PNM Resources Inc.
Evergy, Inc.	Portland General Electric Company

The companies comprising the Company Peer Group were selected because each company met a majority of the following specific criteria relevant to the Company: (i) size determined by revenues (0.5 times to two times relative to the Company); (ii) a market value to revenue of less than 1.5 times; (iii) business mix of reportable business segments for utility and natural gas operations; (iv) geographic location and markets served and (v) presence of midstream natural gas operations. The Compensation Committee considered the Company's former 50 percent general partnership interest in Enable's revenues when considering peer group selection for 2021, which would have increased the Company's revenues by approximately 66 percent at the time the Compensation Committee was setting executive compensation for 2021. The Compensation Committee annually reviews with Mercer and the Company's management the Company Peer Group and, since 2008, has made relatively few changes to the peer group except as a result of changes resulting from merger and acquisition activities or other significant corporate changes. As explained below, the criteria for selecting peer companies is focused on size (particularly market value), business mix and geographic location.

As noted above, the Compensation Committee retained Mercer in 2020 as its compensation consultant for 2021. For 2021, senior management, in making recommendations on compensation, and the Compensation Committee, in making decisions on compensation, used as a primary guideline the median market pay data provided by Mercer of the Company Peer Group for all officers of the Company and OG&E. This market pay data for an executive is intended to represent what would be paid to a hypothetical, seasoned performer in a job having similar responsibilities and scope to the executive in question. However, actual compensation recommendations by senior management and decisions on compensation by the Compensation Committee can vary from this market data for numerous reasons, including an individual's performance, experience level and internal equity.

An individual's performance for a particular year is judged through an annual performance evaluation, which involves, for each member of senior management (other than the CEO), a scoring by such individual's supervisor of various competencies, including the individual's management skills, business knowledge and achievement of various performance and development
40 OGE Energy Corp. 2022 Proxy Statement

objectives set at the beginning of the year. The annual performance evaluations are reviewed with the Compensation Committee and are used by the CEO in making compensation recommendations to the Compensation Committee. The Compensation Committee also conducted an annual performance evaluation of the CEO.
At the Compensation Committee's December 2020 meeting, the CEO made compensation recommendations. With respect to base salaries, in light of the continuing uncertainty surrounding the COVID-19 pandemic, the CEO recommended that the Compensation Committee wait to consider any significant salary increases until at least mid-2021 to give management and the Compensation Committee more time to better assess the impact of the COVID-19 pandemic on the Company's performance. The Compensation Committee then set, for each executive officer other than Mr. Buckler, that executive officer's 2021 salary and, subject to potential adjustment at its meeting in February 2021, each executive officer's target annual incentive award and target long-term incentive awards for 2021. These amounts set by the Compensation Committee were based primarily on the CEO salary recommendations discussed above, the individual's annual performance evaluation and on the comparable amounts shown at the median for an executive officer with similar duties in the Company Peer Group. The target annual and long-term incentive awards for each officer were expressed as percentages of salary. As explained in more detail below, Mr. Buckler's salary, target annual incentive award and long-term incentive awards were determined at the time of his hiring and subsequently approved by the Compensation Committee.

While setting the target annual incentive and long-term incentive awards is an important part of the executive compensation process, critical attention is also given to setting the relevant Company performance goals for such awards. This critical part of the annual incentive process sets the level of achievement of the Company performance goals that ultimately will determine the amount, if any, of the possible payouts of the target annual incentive awards and target performance units.

Following a discussion of the recommendations by the Company's CEO, the Compensation Committee at its February 2021 meeting discussed the impact of COVID-19 on the Company and its performance during 2020 but did not make any adjustments to the performance goals for 2020 despite the fact that those goals were established before the COVID-19 outbreak. Furthermore, the Compensation Committee determined not to lower the performance goals or metrics for 2021, despite the continuing COVID-19 pandemic. In fact, the target levels of performance of the 2021 performance goals were set at or above the target levels for 2020. These Company performance goals for executive officers are described in detail below and were intended to align the executive's interests with our shareholders by having achievement of Company performance goals be directly beneficial to our shareholders or indirectly beneficial to our shareholders by being tied to operational measures that result in improvements in our operations. At its February 2021 meeting, the Compensation Committee also approved the form of the long-term compensation awards for the executive officers, which consisted of performance units based on TSR during the three-year period ending December 31, 2023 and restricted stock units whose payout was dependent upon continued employment through December 31, 2023. As explained above, Mr. Buckler received long-term awards similar to those described in the immediately preceding sentence and also received performance units valued at $95,200 based on TSR over a two-year period of January 1, 2021 to December 31, 2022 and restricted stock units valued at $148,240 with a three-year vesting schedule with 57 percent of the units vesting on February 28, 2021, 34 percent of the units vesting on February 28, 2022 and nine percent of the units vesting on February 28, 2023.

In setting the executive compensation for any given year, the Compensation Committee historically (including 2021) has not looked to compensation earned by executives in prior years, including amounts realized from grants in prior years of annual incentive awards or long-term incentive awards. The primary reasons are that our executive compensation program seeks to have all components of executive compensation be competitive, and the portions of an executive's compensation that could vary materially from year to year are primarily performance-based. As a result, high levels of executive compensation in a particular year historically have resulted from excellent Company performance, which the Compensation Committee believed did not warrant a reduction in future compensation levels or in our compensation principles. There also is no established policy or target for the allocation between either cash and non-cash or annual and long-term compensation. Rather, the Compensation Committee reviews market pay information from Mercer in determining the appropriate level and mix of incentive compensation.
As indicated above, our senior management and, in particular, our CEO, played an important part in setting 2021 executive compensation. Besides developing recommendations for the Company performance goals that needed to be met for payouts of 2021 annual incentive awards and long-term incentive awards, he reviewed with the Compensation Committee at its December 2020 meeting the performance evaluations of each officer (other than himself and Mr. Buckler, who did not join the Company until January 2021). He also reviewed and discussed with the Compensation Committee at its December 2020 meeting his recommendations for each officer of 2021 salaries, target annual incentive awards and target long-term incentive awards. As noted above, the CEO's performance evaluation and the setting of his potential salary, target annual incentive award and target long-term incentive award were conducted by the Compensation Committee without any members of management present. The
2022 Proxy Statement OGE Energy Corp. 41

Compensation Committee's performance evaluation of the CEO, along with his 2021 salary, target annual incentive award and target long-term incentive award, were reviewed by the Compensation Committee with all independent members of the Board.
The following three sections illustrate the application of our executive compensation principles and discuss in detail the salaries, annual incentives and long-term compensation of the Named Executive Officers that were approved by the Compensation Committee and were paid in connection with 2021 compensation.
Base Salary. As explained above, the base salaries for our executive officers in 2021 were designed to be competitive with the Company Peer Group. Base salaries of our executive officers were determined based primarily on an individual's annual performance evaluation, using as a guideline the salaries at the median of the range for executives with similar duties in the Company Peer Group. Senior management recognized the existing business environment when making recommendations to the Compensation Committee for 2021 base salaries. After considering all factors for these recommendations, the salaries of executive officers (other than Mr. Buckler) for 2021 were approved by the Compensation Committee in December 2020. The 2021 base salary amounts and percentage increase approved by the Compensation Committee in December 2020 for the Named Executive Officers are presented in the following table. Mr. Buckler's amount below reflects his base salary upon hire in January 2021.

	2021 Base Salary	2020 Base Salary	Percentage Increase
Sean Trauschke	$1,071,005	$1,071,005	—%
W. Bryan Buckler	$400,000	N/A	N/A
William H. Sultemeier	$460,000	$455,526	0.98%
Donnie O. Jones	$323,000	$319,715	1.03%
Cristina F. McQuistion	$325,000	$322,334	0.83%
At the time of setting the 2021 base salary for each of the Named Executive Officers (other than Mr. Buckler) in December 2020, base salaries were set below the median salary of an executive with similar duties in the Company Peer Group, with the exception of one officer who was above median due to a change in position. As discussed above, at the time of setting 2021 base salaries, the Compensation Committee, upon the recommendation of the CEO, waited to consider any significant salary increases until at least mid-2021 to give management and the Compensation Committee more time to better assess the impact of the COVID-19 pandemic on the Company's performance. In August 2021, following such assessment of the impact of the COVID-19 pandemic on the Company's performance, as well as a mid-year market-data review, the Compensation Committee approved CEO-recommended adjustments to the annual base salaries of Mr. Buckler and Mr. Jones. Mr. Buckler's 2021 base salary increased 10 percent to an annual rate of $440,000, and Mr. Jones's 2021 base salary increased 10 percent to an annual rate of $355,000. No other compensation changes were made for Messrs. Buckler and Jones; however, as the target amount of annual incentive is expressed as a percentage of salary, the increases had the effect of increasing the annual incentive compensation earned.

Annual Incentive Compensation. Annual incentive awards with respect to 2021 performance were made under the Annual Incentive Plan to executive officers and director-level employees. The plan provides participants with annual incentive awards, the payment of which is dependent entirely on the achievement of the Company performance goals that, for 2021, were established by the Compensation Committee in March 2021. The Company also has a similar plan, the Short-Term Incentive Plan, that provides similar opportunities to all full-time employees who do not participate in the Annual Incentive Plan.
The amount of the award for each executive officer was expressed as a percentage of salary paid during 2021 (the "targeted amount"), with the officer having the ability, depending upon achievement of the Company performance goals, to receive from 0 percent to 150 percent of such targeted amount. For the Named Executive Officers, the targeted amounts (and the change from 2020) were as follows: Mr. Trauschke, 110 percent of his 2021 salary (increased from 105 percent); Mr. Buckler, 70 percent of his 2021 salary; Mr. Sultemeier, 65 percent of his 2021 salary (unchanged); Mr. Jones, 65 percent of his 2021 salary (increased from 55 percent) and Ms. McQuistion, 45 percent of her salary. The targeted amount expressed as a percentage of salary for each of these individuals ranged from five percent below to seven percent above the median of the level of such award granted to a comparable executive in the Company Peer Group.
Also, as noted above, potential payouts of targeted amounts are dependent entirely on achievement of Company performance goals set by the Compensation Committee. For Messrs. Trauschke and Buckler, the Company performance goals for 2021 were based: 50 percent on the OG&E Earnings Target, 30 percent on the O&M Target, 10 percent on the Safety Target and 10 percent on the Customer/Operations Target. For Mr. Sultemeier, Mr. Jones, Ms. McQuistion and all other executive officers, the Company performance goals for 2021 were based: 40 percent on the OG&E Earnings Target, 30 percent on the O&M Target, 15 percent on the Safety Target and 15 percent on the Customer/Operations Target.

The Company's performance goals reflect our aim to deliver safe, reliable, resilient and affordable energy to our customers.
42 OGE Energy Corp. 2022 Proxy Statement

These goals also promote our sustainable business model by focusing on workforce development and improving our community through providing reliable and affordable energy. Examples of how key performance measures for the annual incentive compensation align include:

•Safety Target: Promotes providing energy in a safe environment while reducing serious injuries and engaging employees to continually improving their work environment

•Customer/Operations Target: SAIDI (an industry-wide metric for outages and grid reliability), Equivalent Forced Outage Rate (generation uptime to ensure that our plants do not experience unplanned outages) and Escalent surveys (ranking goals for the residential/business customer satisfaction perception) are metrics designed to promote and recognize the importance and value of delivering reliable and affordable energy while developing our economy, improving the communities we serve and empowering the lives of our customers

•O&M Target: Supports delivery of reliable, resilient and affordable energy and delivery of shareholder value and contributes to the Company's sound financial policies

•OG&E Earnings Target: Aligns pay outcomes with stockholder interests

For each Company performance goal, the Compensation Committee established a minimum level of performance (below which no payout would be made), a target level of performance (at which a 100 percent payout would be made) and a maximum level of performance (at or above which a 150 percent payout would be made). The following table shows the minimum, target and maximum levels of performance for the 2021 Company performance goals set for the Named Executive Officers in 2021 (which are the same target measures for all full-time employees), the actual level of performance (as calculated pursuant to the terms of the awards), and the percentage payout of the targeted amount based on the performance (as calculated pursuant to the terms of the awards) and as authorized by the Compensation Committee:

	Minimum	Target	Maximum	Actual Performance	% Payout
OG&E Earnings Target	$1.65/share	$1.76/share	$1.90/share	$1.80/share	114%
O&M Target	$397 million	$390 million	$383 million	$385 million	137%
Safety Target (Recordable Incident Rate)	0.54	0.27	0.00	(A)	87%
Customer/Operations Target (B)
SAIDI (25%)	138 minutes	124 minutes	112 minutes	(C)	70%
Escalent Surveys (D)
Cogent Syndicated Residential Score (25%)
Grade	B	A-	A+	B	(D)
Rank	5th	3rd	1st	(D)	0%
Cogent Syndicated Business Score (25%)
Grade	B	A-	A+	A+	150%
Rank	5th	3rd	1st	2nd	125%
Equivalent Forced Outage Rate (25%)	(E)	(E)	(E)	(E)	77%
(A)Results were calculated based on a quarterly recordable incident rate with results of 0.37, 0.19, 0.57 and 0.00 for the first, second, third and fourth quarter of 2021, respectively. As a result, the first, second, third and fourth quarters resulted in a 20 percent, 28 percent, 0 percent and 38 percent payout, respectively, for a total payout of 87 percent.
(B)The weightings for Customer/Operations Target is SAIDI - 25.0 percent, Escalent - 50.0 percent (split evenly between Business and Residential and grade and rank) and Equivalent Forced Outage Rate - 25.0 percent. After applying these weightings, the overall Customer/Operations Target payout was 71 percent.
(C)Results were calculated based on a quarterly recordable average interruption duration rate with minimum performance levels of 21 minutes for the first and fourth quarter and 48 minutes for the second and third quarters; target performance levels of 19 minutes for the first and fourth quarters and 43 minutes for the second and third quarters; and maximum performance levels of 17 minutes for the first and fourth quarters and 39 minutes for the second and third quarters. Actual results were 33 minutes, 40 minutes, 35 minutes and 46 minutes for the first, second, third and fourth quarters, respectively. As a result, the first, second, third and fourth quarters resulted in a 0 percent, 132 percent, 150 percent and 0 percent payout, respectively, for a total payout of 18 percent.
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(D)After applying the weightings for the Escalent surveys, the total payout was 34 percent. Although the Cogent Syndicated Residential Score - Grade exceeded the minimum threshold for payout, the Cogent Syndicated Residential Score - Rank metric was not in the top five in order to receive a payout. The overall payout for the Cogent Syndicated Residential Score depends on both Grade and Rank meeting at least the minimum threshold.
(E)Performance is measured at the generation unit level. For the coal units, the minimum, target and maximum performance levels were 6.7 percent, 4.3 percent and 3.1 percent, with actual performance not meeting the minimum level of performance. For the gas combined cycle units, the minimum, target and maximum performance levels were 1.9 percent, 1.4 percent and 1.0 percent, with actual performance exceeding the target level of performance. For the older gas units, the minimum, target and maximum performance levels were 13.8 percent, 8.2 percent and 4.0 percent, with actual performance exceeding the minimum level of performance. For the simple cycle units, the minimum, target and maximum performance levels were 13.0 percent, 3.6 percent and 1.1 percent, with actual performance exceeding the target level of performance. After applying the weightings for generation type as discussed below, the payout for Equivalent Forced Outage Rate was 19 percent.

Despite the continuing COVID-19 pandemic, the Compensation Committee did not make any adjustments to the performance goals or metrics in 2021. In fact, the target levels of performance of the above 2021 Company performance goals were set at or above the target levels for 2020, subject to the calculation changes discussed below. Calculations of the OG&E Earnings Target and the O&M Target were derived from the amounts reported in the Company's 2021 financial statements, with the OG&E Earnings Target being the reported net income of OG&E for the year ended December 31, 2021, divided by the diluted average common shares outstanding for 2021 of the Company and with the O&M Target being specific O&M expenses for various business units of the Company and OG&E other than designated operating, maintenance and other expenses that were approved by the Oklahoma Corporation Commission for recovery through a rider or similar mechanism, such as expenses incurred to restore electric service following a storm. The Safety Target was based on recordable incident rates, which are derived from the Federal Occupational Safety and Health Act of 1970 standards for reportable injuries. The Customer/Operations Target consists of the following three goals: (i) SAIDI (System Average Interruption Duration Index), which is used by many electric utilities as an indicator of reliability and which measures the average duration of specified electric outages per customer served, (ii) Escalent surveys, which are the results of the surveys conducted by Escalent that are intended to measure the level of customer satisfaction primarily by the customers of larger electric utilities, including OG&E, serving the Southern Region of the United States and (iii) Equivalent Forced Outage Rate, which generally measures the occurrence of unscheduled outages of OG&E's electric generating units that result in the unit having to shut down or to operate at a lower capacity. For 2021, the Compensation Committee changed the methodology to calculate the Equivalent Forced Outage on an individual unit basis where each unit's final payout will be weighted based upon the unit capacity and fuel type weighting, which remain unchanged from 2020 at 40 percent, 45 percent, five percent and 10 percent for coal, combined cycle, gas legacy and simple cycle, respectively. In addition, the Compensation Committee established a SAIDI target for each quarter versus the previously used annual target.

At the time of setting the OG&E Earnings Target and the O&M Target, the Compensation Committee specifically authorized limited exceptions to be used in calculating the achievement of these performance goals, including, for example, the exclusion of any increases or decreases in revenues or expenses in excess of $5 million from the enactment after February 25, 2021 of any new federal or state law, the exclusion of any increases or decreases in revenues or expenses from any change in accounting principles occurring during 2021, the exclusion of certain net gains or losses in 2021 from the sale, other disposition or impairment of any business or asset and O&M and other expenses aggregating in excess of $250,000 in 2021 incurred in connection with a transaction involving a sale or purchase price in excess of $10 million or a net book value in excess of $10 million. Although weather can create significant variability in both short-term and long-term incentive performance goals, the Compensation Committee does not normalize the actual results for weather.

The Company believes that those exceptions, which were set by the Compensation Committee at the same time the 2021 Company performance goals were set in March 2021, were appropriate as they represented items that were outside the Company's control, that were one-time events or that are not indicative of the Company's operating performance. The percentage of the targeted amount that an executive officer ultimately received based on performance was subject to being decreased, but not increased, at the discretion of the Compensation Committee. For 2021, based on target levels established by the Compensation Committee, corporate performance exceeded the target level of performance on the OG&E Earnings Target and the O&M Target and exceeded the minimum level of performance on the Safety Target and the combined Customer/Operations Target, as shown by the table above. Based on this level of achievement, the Compensation Committee approved payouts under the Annual Incentive Plan to the Company's Named Executive Officers ranging from approximately 50 percent to 126 percent of their earned base salaries and from 111 percent to 114 percent of their targeted amounts. Despite the continuing COVID-19 pandemic, the Compensation Committee did not make any mid-year or end-of-year adjustments to the performance goals or metrics in 2021. Payouts under the Annual Incentive Plan are in cash, and the amounts paid to the
44 OGE Energy Corp. 2022 Proxy Statement

Company's Named Executive Officers are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 52.

Long-Term Incentive Compensation. Long-term incentive awards also were made in 2021 under our Stock Incentive Plan. The Plan provides for the grant of any or all of the following types of awards: stock options, SARs, restricted stock, restricted stock units and performance units; however, the Compensation Committee has not granted stock options or SARs since 2004 and has no intention to issue stock options or SARs in the foreseeable future. For 2021, the Compensation Committee set a targeted amount of long-term incentive compensation to be awarded each executive officer, which amount was expressed as a percentage of the individual's 2021 salary. For 2021, the targeted amount ranged from 75 percent to 320 percent of the 2021 salaries for executive officers. Historically, the long-term incentive compensation for the Company's executive officers had been below, including in some cases significantly below, the median level of such awards granted to comparable executives in the Company Peer Group. For the Named Executive Officers (other than Mr. Buckler), the 2021 targeted amounts of long-term incentive compensation and the changes from 2020 were as follows: Mr. Trauschke, 320 percent of his 2021 salary (no change); Mr. Sultemeier, 130 percent of his 2021 salary (no change); Mr. Jones, 110 percent of his 2021 salary (an increase from 90 percent) and Ms. McQuistion, 75 percent of her 2021 salary. The targeted amount expressed as a percentage of salary for each of these individuals was set below the median of the level of such award granted to a comparable executive in the Company Peer Group, except for one officer whose targeted amount was above the median due to a change in position.
For 2021, just as in 2019 and 2020, the Compensation Committee used performance units with payout based on the relative TSR of the Company's Common Stock over a three-year period compared to the EEI Index (the "TSR Performance Goal") for 75 percent of the awards and restricted stock units that will vest on December 31, 2023, assuming continued employment through the period, for the remaining 25 percent of the award.

The 2021 awards were granted to executive officers on February 24, 2021, immediately following the Compensation Committee's meeting on such date. The total number of long-term incentive units granted was determined by taking the targeted amount of the executive's long-term compensation (expressed as a percentage of the executive's approved 2021 base salary, and as determined above) and dividing that amount by $31.29, which was the average of the high and low price of a share of the Company's Common Stock on the business day prior to Compensation Committee approval on February 24, 2021. The total number of long-term incentive units granted to each executive was then multiplied by (i) 75 percent to provide the number of performance units to be granted and (ii) 25 percent to provide the number of restricted stock units to be granted. Using this valuation method, the Named Executive Officers received a number of performance units and restricted stock units with an aggregate value at the date of grant from 75 percent to 320 percent of their approved 2021 base salaries. At the end of the performance period on December 31, 2023, the Compensation Committee will determine the number of 2021 performance units, if any, that have been earned ("Earned Performance Units") based on the level of achievement of the TSR Performance Goal. Payouts of the Earned Performance Units will be in shares of the Company's Common Stock equal in number to the Earned Performance Units plus a cash payment equal to the amount of dividends that would have been paid during the performance period on such number of shares of the Company's Common Stock. This payment of dividend equivalents will be made only with respect to Earned Performance Units, and dividend equivalents will not be paid on any unearned performance units. Following the end of the period, payouts of the restricted stock units that have vested will be made be in shares of the Company's Common Stock equal in number to the vested restricted stock units plus a cash payment equal to the amount of dividends that would have been paid during the period on such number of shares of the Company's Common Stock.

As part of Mr. Buckler's employment arrangement upon joining the Company as Chief Financial Officer in January 2021, Mr. Buckler received three long-term awards. The first grant, with a target payout equal to 150 percent of his annual salary, consisted of 75 percent performance units based on TSR for the three-year period ending December 31, 2023 and 25 percent time-based restricted stock units that will vest on December 31, 2023. The terms of this grant, including the TSR Performance Goal, are identical to the terms of the long-term awards made to the other Named Executive Officers in February 2021. The second grant consisted of performance units valued at $95,200 based on TSR over a two-year period of January 1, 2021 to December 31, 2022. The third grant, valued at $148,240, consisted of restricted stock units that had a three-year vesting schedule with 57 percent of the units vesting on February 28, 2021, 34 percent of the units vesting on February 28, 2022 and nine percent of the units vesting on February 28, 2023.

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Terms of 2021 Performance Units Based on TSR Performance Goal. The terms of the performance units granted to each executive officer in 2021 entitle the officer to receive from 0 percent to 200 percent of the performance units granted depending upon the Company's TSR over the three-year period ending December 31, 2023 (defined as share price increase (decrease) since December 31, 2020, plus dividends paid during the three-year period, divided by share price at December 31, 2020) measured against the TSR for such period of a peer group selected by the Compensation Committee. The peer group for measuring the Company's TSR performance consists of approximately 40 electric utility holding companies and electric utilities in the EEI Index. At the end of the performance period on December 31, 2023, the terms of these performance units provide for payout of 100 percent of the performance units initially granted if the Company's TSR is at the 50th percentile of the peer group, with higher payouts for performance above the 50th percentile up to 200 percent of the performance units granted if the Company's TSR is at or above the 90th percentile of the peer group. The terms of these performance units provide for payouts of less than 100 percent of the performance units granted if the Company's TSR is below the 50th percentile of the peer group, with a 25 percent payout for performance at the 25th percentile and no payout for performance below the 25th percentile.
As described above, Mr. Buckler also received an additional grant of performance units with similar terms, except that the TSR was measured over the two-year period ending December 31, 2022 (defined as share price increase (decrease) since December 31, 2020, plus dividends paid during the two-year period, divided by share price at December 31, 2020).
Terms of 2021 Restricted Stock Units. The restricted stock units have a vesting or restricted period that ends December 31, 2023. The restricted stock units will be forfeited if the participant terminates employment with the Company prior to the end of such restricted period, other than due to a change of control, or, solely at the discretion of the Compensation Committee, upon death, disability, retirement or involuntary termination. As soon as practicable following December 31, 2023 (and in any event no later than March 15, 2024), restricted stock units that have vested will be paid out in shares of the Company's Common Stock equal in number to the vested restricted stock units plus a cash payment equal to the amount of dividends that would have been paid during the period on such number of shares of the Company's Common Stock.
Payout of 2019 Performance Units. At the Compensation Committee's meeting in February 2022, the Committee determined payouts to executive officers of the 2019 performance units awarded to them in February 2019 as part of their long-term compensation for 2019. Payout of 75 percent of the long-term incentives awarded in 2019 was dependent on the achievement of a Company performance goal based on the Company's relative TSR for the three-year period ended December 31, 2021 as compared to the TSR for the same period of each of the utility holding companies and gas and electric utilities in the EEI Index. For each of the 2019 performance units, the Compensation Committee established a minimum level of performance (below which no payout would be made), a target level of performance (at which a 100 percent payout would be made) and a maximum level of performance (at or above which a 200 percent payout would be made).
The following table shows the minimum, target and maximum levels of performance set by the Compensation Committee in February 2019 for the 2019 performance units based on TSR and the percentage payout based on the actual level of performance:

	Minimum	Target	Maximum	Actual Performance	% Payout
Total Shareholder Return	25th percentile of peer group	50th percentile of peer group	90th percentile of peer group	Below 25th percentile of peer group	0%
As shown above, the Company's TSR for the three-year period ending December 31, 2021, was at the 19th percentile of the peer group. This level of performance resulted in no payouts of the 2019 performance units, which is reflected in the Stock Awards - Value Realized on Vesting column of the 2021 Option Exercises and Stock Vested Table on page 56.

Payout of 2019 Restricted Stock Units. The 2019 restricted stock units vesting or restricted period ended December 31, 2023. As long as a participant's employment with the Company was not terminated prior to the end of such restricted period, that participant's restricted stock units vested and were paid out on January 3, 2022 in shares of the Company's Common Stock equal in number to the vested restricted stock units. The payouts of the 2019 restricted stock units are reflected in the Stock Awards - Value Realized on Vesting column of the 2021 Option Exercises and Stock Vested Table on page 56.

CEO Compensation. The 2021 compensation for Mr. Trauschke consisted generally of the same components as the compensation for other executive officers and was based on the same compensation principles and policies that were used in setting compensation for other executive officers, including an evaluation of Mr. Trauschke's performance. Mr. Trauschke recommended that the Compensation Committee be conservative when considering any changes to his compensation due to the existing challenges of the business environment. After considering all factors and recommendations in setting Mr. Trauschke's
46 OGE Energy Corp. 2022 Proxy Statement

2021 compensation in December 2020, the Compensation Committee set Mr. Trauschke's salary for 2021 at $1,071,005, which was unchanged from 2020, increased his targeted award under the Annual Incentive Plan from 105 percent to 110 percent of his 2021 salary and kept his targeted amount of long-term compensation at 320 percent of his 2021 salary. The overall result was that Mr. Trauschke's approved 2021 salary, targeted award under the Annual Incentive Plan and targeted amount of long-term compensation on a combined basis was at the median of such aggregated amount for a CEO in the Company Peer Group. Like other Named Executive Officers, Mr. Trauschke's targeted amount of long-term compensation was awarded in performance units and restricted stock units based on the closing price of the Company's Common Stock on February 25, 2021, and resulted in the grant of 82,148 performance units and 27,383 restricted stock units to Mr. Trauschke. The terms of these performance units and restricted stock units are identical to those awarded other executives of the Company and are described above.
As a result of 2021 performance of the corporate goals described above, Mr. Trauschke was entitled to a payout of $1,344,346 under the Annual Incentive Plan, representing approximately 114 percent of his targeted award and 126 percent of his salary paid in 2021. Like other executive officers, Mr. Trauschke received in February 2022 no payout of performance units previously granted to Mr. Trauschke in February 2019 based on the Company's TSR for the three years ended December 31, 2021. All 19,426 of the restricted stock units granted to Mr. Trauschke in 2019 vested at December 31, 2021 and were paid out on January 3, 2022 in shares of the Company's Common Stock equal in number to the vested restricted stock units. This payout is reflected in the Stock Awards - Value Realized on Vesting column of the 2021 Option Exercises and Stock Vested Table on page 56.

CEO Pay Ratio. As required by the rules of the SEC, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Sean Trauschke, our Chairman, President and CEO.

In order to identify the "median employee" from our employee population, we compared the amount of gross earnings as of December 31, 2019 as reflected in our payroll records, which includes all salary, wages and short and long-term incentive payments received during 2019. We included all employees, whether employed on a full-time or part-time basis, with the exclusion of interns. We did not make any assumptions, adjustments, or estimates with respect to such compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2019. As permitted by the rules of the SEC, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year, provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that the Company reasonably believes would result in a significant change to the pay ratio disclosure. We have reviewed the changes in our employee population and employee compensatory arrangements and, based on that review, determined that there has been no change in our employee population or employee compensatory arrangements that would significantly impact our pay ratio disclosure. Accordingly, we will be using the same "median employee" for purposes of calculating the CEO pay ratio for 2021.

For our median employee, we combined all of the elements of such employee's compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $125,889. With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column (column (j)) of our 2021 Summary Compensation Table included in this Proxy Statement on page 52. The annual total compensation of our CEO, as reported in the Summary Compensation Table included below, was $8,031,634. Based on this information, for 2021, the ratio of the annual total compensation of Mr. Trauschke, our CEO, to the median of the annual total compensation of all employees was 64 to 1.

We believe that the pay ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The pay ratio may vary over time as officer compensation is more variable and includes more "at risk" components of compensation than that of our median employee, due to the compensation of our officers depending more heavily on the actual performance of the Company. Further, in years when a new median employee is selected, the ratio may vary if the previously selected median employee had promoted within the organization after initial selection.

Because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported for our company.

Other Benefits. As noted above, the key components of our executive compensation program are salary, annual incentive awards and long-term incentive awards. A significant amount of our employees, including executive officers, are eligible to participate in our qualified defined benefit retirement plan ("Pension Plan") and certain employees are eligible to participate in the Company's supplemental retirement plan to the Pension Plan ("Restoration of Retirement Income Plan") that enables participants, including executive officers, to receive the same benefits that they would have received under the Company's
2022 Proxy Statement OGE Energy Corp. 47

Pension Plan in the absence of limitations imposed by the federal tax laws. In addition, the supplemental executive retirement plan ("SERP"), which originally was adopted in 1993 and most recently amended in 2021, provides a supplemental executive retirement plan in order to attract and retain lateral hires or other executives designated by the Compensation Committee who may not otherwise qualify for a sufficient level of benefits under the Company's Pension Plan and Restoration of Retirement Income Plan. The SERP is an unfunded plan that is not subject to the benefit limits imposed by the Internal Revenue Code. Mr. Trauschke was designated as a participant in the SERP in 2019 and currently is the only employee of the Company that participates in the SERP. For additional information on the Pension Plan, Restoration of Retirement Income Plan and the SERP (including the 2021 amendments to the SERP), see 2021 Pension Benefits Table on page 56.

Almost all employees of the Company, including executive officers, also are eligible to participate in our 401(k) Plan. Participants may contribute each pay period any whole percentage between two percent and 19 percent of their compensation, as defined in the 401(k) Plan, for that pay period. Participants who have attained age 50 before the close of a year are allowed to make additional contributions referred to as "Catch-Up Contributions," subject to certain limitations of the Internal Revenue Code of 1986 ("Code"). Participants may designate, at their discretion, all or any portion of their contributions as: (i) a before-tax contribution under Section 401(k) of the Code subject to the limitations thereof; (ii) an after-tax Roth contribution; or (iii) a contribution made on a non-Roth after-tax basis. The 401(k) Plan also includes an eligible automatic contribution arrangement and provides for a qualified default investment alternative consistent with the U.S. Department of Labor regulations. Participants may elect, in accordance with the 401(k) Plan procedures, to have their future salary deferral rate to be automatically increased annually on a date and in an amount as specified by the participant in such election. For employees hired or rehired on or after December 1, 2009, the Company contributes to the 401(k) Plan, on behalf of each participant, 200 percent of the participant's contributions up to five percent of compensation. The Company contribution for employees hired or rehired before December 1, 2009 varies depending on the participant's hire date, election with respect to participation in the Pension Plan and, in some cases, years of service.
No Company contributions are made with respect to a participant's Catch-Up Contributions, rollover contributions, or with respect to a participant's contributions based on overtime payments, pay-in-lieu of overtime for exempt personnel, special lump-sum recognition awards and lump-sum merit awards included in compensation for determining the amount of participant contributions. Once made, the Company's contribution may be directed to any available investment option in the 401(k) Plan. The Company match contributions vest over a three-year period. After two years of service, participants become 20 percent vested in their Company contribution account and become fully vested on completing three years of service. In addition, participants fully vest when they are eligible for normal or early retirement under the Pension Plan, in the event of their termination due to death or permanent disability or upon attainment of age 65 while employed by the Company or its affiliates. The Company also maintains a nonqualified Deferred Compensation Plan that is described below under "Nonqualified Deferred Compensation."
The Company also offers executive officers a limited amount of perquisites. These include payment of social membership dues at dining and country clubs for certain executive officers, an annual physical exam for all executive officers, a relocation program and, in the case of Mr. Trauschke, use of a Company car. The relocation program is offered through a third-party relocation company for employees who relocate at the Company's request and, in appropriate circumstances, to new employees who relocated in connection with their employment by the Company. The relocation program provides for various levels of benefits. For full-time employees above a certain pay level (i.e., a salary at or above approximately $60,000 per year), the program covers the cost of most of the reasonable expenses associated with relocation, including, but not limited to, costs of selling a current residence, home finding, temporary living and transportation and storage of household goods. The value of the perquisites (other than the relocation benefits for Mr. Buckler described below) received by each executive officer was less than $12,000 in 2021. The Compensation Committee reviews annually the perquisites provided to officers and believes that the perquisites provided to officers in 2021 were reasonable.
In connection with Mr. Buckler's appointment as Chief Financial Officer in January 2021, the Company and Mr. Buckler entered into an employment arrangement, the terms of which are summarized as follows. Under his employment arrangement, Mr. Buckler's initial base salary was at the annual rate of $400,000. Mr. Buckler was entitled to a cash signing and retention bonus of $175,000, payable in three installments, with $25,000 payable on the first pay period after his start date of January 1, 2021, $50,000 payable on the first pay period following December 31, 2021, and the remaining $100,000 payable on the first pay period following December 31, 2022 (provided, in each case, he is still employed). If Mr. Buckler voluntarily resigns or is terminated for cause within two years after his start date, he will forfeit the entire $175,000 signing bonus and must repay any such amounts previously paid, including amounts withheld for taxes. Mr. Buckler also participated in the OGE Energy Corp. Annual Incentive Compensation Plan for the 2021 plan year through a target individual award of 70 percent of his base salary. Mr. Buckler also received an award of three grants of long-term incentive awards under the OGE Energy Corp. 2013 Stock Incentive Plan and consisted of a combination of performance units and time-based restricted stock units. These long-term incentive awards are described in more detail above under "Long-Term Incentive Compensation" on page 45. If the Company
48 OGE Energy Corp. 2022 Proxy Statement

should terminate Mr. Buckler's employment within one year of his start date, other than for cause, the Company is required to pay Mr. Buckler an amount equal to the greater of his base salary at the time or $400,000. As of January 1, 2022, all of the provisions of the arrangement with Mr. Buckler became subject to change by the Company, other than the foregoing provision to pay Mr. Buckler his remaining retention payments.
Because Mr. Buckler's prior employment and residence were in North Carolina, the Company also agreed under the employment arrangement to reimburse Mr. Buckler for various relocation and related expenses, including: (i) payment of home sale closing cost; (ii) new home purchase closing costs up to $5,000; (iii) moving expenses, including packing and transportation, up to $25,000; (iv) lump sum miscellaneous allowance (for commuting, temporary living and house finding) up to $8,500 and (v) payment of storage fees for up to 90 days. Subsequent to the initial agreement, approval was granted for an additional lump sum payment for additional transition costs. The actual relocation and related expenses paid by the Company in 2021 to or on behalf of Mr. Buckler under his employment arrangement included: (i) home sale closing costs of $56,150; (ii) new home purchase closing costs of $5,000; (iii) moving expenses, including packing and transportation, of $21,342; (iv) lump sum payment for miscellaneous items in the amount of $22,928, and (iv) no payment of storage fees. Since certain costs such as lump sum payments and moving costs paid by the Company are treated as taxable income to Mr. Buckler, the Company also grossed-up these payments to compensate Mr. Buckler for the taxes owed, which is consistent with the Company's relocation policy for all employees. These expenses were $49,270, which, when grossed-up for taxes, resulted in a payment by the Company of $69,588. The home sale transaction costs listed above of $56,150 were not taxable to Mr. Buckler and as such were not grossed-up for taxes. Thus, for 2021, the aggregate amount paid for Mr. Buckler's relocation and related benefits was $125,738, of which $20,318 represented gross-up payments for taxes. The Compensation Committee and the Company believe that this practice of paying actual relocation expenses, including, where applicable, gross-ups for taxes incurred, is an appropriate expense that facilitates the Company's ability to recruit and hire new executives who reside outside the Oklahoma City area.
If Mr. Buckler had terminated employment prior to his one-year anniversary date, he would have been required to repay the full amount of certain moving expenses including applicable taxes. If Mr. Buckler decides to terminate employment prior to his two-year anniversary date, he has agreed to repay a pro-rated amount of the relocation including applicable taxes.
Change-of-Control Agreements and other Arrangements. None of the Company's executive officers has an employment agreement with the Company. Each of the executive officers has a change of control agreement that becomes effective upon a change of control. As explained in detail below under the heading "Potential Payments upon Termination or Change of Control," if an executive officer's employment is terminated by the Company "without cause" following a change of control, the executive officer is entitled to the following payments: (i) all accrued and unpaid compensation and a prorated annual incentive payout and (ii) a severance payment equal to 2.99 times the sum of such officer's (a) annual base salary and (b) highest recent annual incentive payout. The change of control agreements are considered to be double trigger agreements because payment will only be made following a change of control and termination of employment. The 2.99 times multiple for change-of-control payments was selected because at the time it was considered standard. Although many companies also include provisions for tax gross-up payments to cover any excise taxes on excess parachute payments, the Company's Board of Directors decided not to include this additional benefit in the Company's agreements. Instead, as explained on page 61, under the Company's agreements if the excise tax would be imposed, the change-of-control payments will be reduced to a point where no excise tax would be payable, if such reduction would result in a greater after-tax payment. Previously, the Company had change of control agreements in place that contained the ability for the executive to terminate voluntarily for any reason during the 30-day period immediately following the one-year anniversary of the change of control. This type of provision, sometimes referred to as a modified double-trigger, was eliminated for executives hired after January 1, 2009 and, with the consent of the affected executives, was eliminated in February 2012 for executive officers hired prior to January 1, 2009.
For more information regarding the change of control agreements, please see "Potential Payments upon Termination or Change of Control" below.
In addition, pursuant to the terms of the Company's incentive compensation plans, upon a change of control, all performance units will vest and be paid out immediately in cash as if the applicable performance goals had been satisfied at target levels; all restricted stock units will vest and be paid out immediately in cash; and any annual incentive award outstanding for the year in which the participant's termination occurs for any reason, other than cause, within 24 months after the change of control will be paid in cash at target level on a prorated basis.
Stock Ownership Guidelines. In an effort to further align management's interests with those of the shareholders, the Compensation Committee recommended, and the Board of Directors has adopted, stock ownership guidelines for the officers of the Company and the Company's Board of Directors. The Compensation Committee reviews the stock ownership guidelines each year, and has, from time to time, revised such guidelines. The Compensation Committee believes that linking a significant portion of an officer's current and potential future net worth to the Company's success, as reflected in the ownership of the
2022 Proxy Statement OGE Energy Corp. 49

Company's Common Stock and the price of the Company's Common Stock, helps to ensure that officers have a stake similar to that of the Company's shareholders. The share ownership guideline for each executive is based on the executive's position. For 2021, the guideline for Chairman and CEO was 5.0 times base salary, and the guidelines for other Company officers (including the other Named Executive Officers) ranged from 2.0 to 3.5 times their base salaries. Each executive is expected to achieve the applicable ownership guideline within five years of his or her most recent promotion. Similar guidelines are in place for members of the Board of Directors at a level equal to the aggregate of their five most recent annual equity retainer grants.
Financial Restatement. It is the Board of Directors' policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustment to any cash or equity-based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive. Clawback policies are in place, giving the Company the right to pursue and recoup incentive awards that were earned based on certain financial results that were subsequently the subject of a restatement.
No Hedging. Our insider trading policy prohibits our directors, executive officers and other designated persons from engaging in hedging or monetization transactions with respect of the Company's securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds.
No Share Recycling Under Stock Incentive Plan. The Company may not reissue any shares under the Plan that the Company retains as payment of the exercise price of stock options or SARs or to satisfy the withholding or employment taxes due upon the grant, exercise, vesting or distribution of stock options or SARs. The Company has never issued SARs under its existing or any prior Stock Incentive Plan and has not issued any stock options since 2004. The Compensation Committee has no intention of authorizing the issuance of stock options or SARs in the foreseeable future.

Risk Assessment. The profile of our compensation programs is designed to motivate performance while not promoting behaviors that create undue risk. Specifically, the Compensation Committee reviews, with the assistance of Mercer, its compensation consultant, various factors that balance performance and risk in establishing executive compensation programs, setting compensation levels and selecting performance goals for payouts of annual awards under the Company's Annual Incentive Plan and long-term goals under the Company's Stock Incentive Plan. Specifically, awards under the Annual Incentive Plan provide officers an opportunity to earn an annual cash incentive payout for achieving specified Company performance-based goals established for the year. These Company performance goals typically are tied to earnings and measures of operating performance. Awards under the Stock Incentive Plan are equity-based and, for the performance-based components, require the achievement, typically over a three-year period, of specific Company performance goals that are tied directly to the performance of the Company's Common Stock or to factors that affect the performance of the Company's Common Stock. The Compensation Committee believes that the following features of our policies and practices serve to mitigate material risks arising from our compensation policies and practices:
•Performance goals are clear, easily identifiable and are based on measures that are generally accepted in the industry, such as earnings, operating and maintenance expenses and TSR.
•Long-term incentives have three-year vesting periods to encourage long-term decision making and value creation.
•The Company's annual and long-term plans were approved by shareholders.
•The plans have limits on maximum payouts.
•The calculations of the level of performance for determining amount of payouts are checked and confirmed by Internal Audit.
•The Compensation Committee must approve the payouts and can reduce the payouts.
•Our stock ownership guidelines are designed to promote executive officers having a substantial stake in the Company so that executives' interests are long-term in nature and therefore aligned with shareholders.
•Clawback policies are in place, giving us the right to pursue and recoup incentive awards that were earned based on certain financial results that were subsequently the subject of a restatement.

50 OGE Energy Corp. 2022 Proxy Statement

Tax and Accounting Issues.
Deductibility of Executive Compensation. A federal tax law (Section 162(m)) currently limits our ability to deduct certain executives' compensation in excess of $1,000,000. The 2017 Tax Cuts and Jobs Act eliminated an exception to this deduction limitation for "performance-based compensation" generally, and we do not expect to have further compensation arrangements that will be able to qualify for certain grandfather provisions regarding the deductibility of "performance-based compensation" under this exception. The Compensation Committee reserves the right to pay compensation that exceeds Section 162(m)'s deductibility limit.
Nonqualified Deferred Compensation. The Company's various employee plans comply with the tax rules applicable to nonqualified deferred compensation arrangements. A more detailed discussion of the Company's nonqualified deferred compensation arrangements is provided below under the heading "Nonqualified Deferred Compensation."
2022 Proxy Statement OGE Energy Corp. 51

SUMMARY COMPENSATION TABLE
The following table provides information regarding compensation paid or to be paid by us or any of our subsidiaries to the president and CEO, the chief financial officer and the three other most highly compensated executive officers at December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
S. Trauschke,	2021	$1,071,013	$—	$3,981,998	$—	$1,344,346	$1,521,438	$112,839	$8,031,634
Chairman, President and Chief	2020	$1,112,206	$—	$3,017,543	$—	$599,907	$542,985	$148,042	$5,420,683
Executive Officer of the Company	2019	$1,050,005	$—	$3,550,684	$—	$1,141,423	$556,429	$148,772	$6,447,313
B. Buckler	2021	$406,158	$25,000	$961,214	$—	$324,427	$—	$155,203	$1,872,002
Chief Financial Officer
of the Company
W. Sultemeier	2021	$459,992	$—	$694,817	$—	$330,569	$—	$65,102	$1,550,480
General Counsel and Chief Compliance	2020	$473,040	$—	$521,425	$—	$167,759	$—	$73,350	$1,235,574
Officer of the Company and of OG&E	2019	$438,006	$—	$621,133	$—	$237,286	$—	$75,152	$1,371,577
D.O. Jones	2021	$332,846	$—	$412,809	$—	$239,196	$—	$30,816	$1,015,667
Vice President, Utility Operations	2020	$332,014	$—	$253,357	$—	$99,631	$20,075	$30,287	$735,364
of OG&E		$—	$—	$—	$—	$—	$—	$—	$—
C. McQuistion	2021	$325,000	$—	$283,240	$—	$161,694	$—	$42,470	$812,404
Vice President, Corporate
Responsibility & Stewardship
of the Company
(1)For 2021, amounts in this column reflect the grant date fair value amount of equity-based performance units and restricted stock units granted. The grant date fair value amount of the performance units is based on a probable value of these awards, or target value, of 100 percent payout. The grant date fair value of the restricted stock units is based on 100 percent payout at vesting. The grants of long-term incentives consisted of (i) 75 percent in the form of performance units, the payout of which is dependent upon the Company's TSR over a three-year period measured against the TSR for such period by a peer group selected by the Compensation Committee and (ii) 25 percent in the form of restricted stock units that vest, assuming continued employment through the three-year vesting period. In the case of TSR, the performance units will pay out from 0 to 200 percent of the target amount, depending upon performance of the applicable performance goal. The assumptions used in the valuation are discussed in Note 8 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2021. Assuming achievement of the performance goals at the maximum level of 200 percent for performance units based on TSR and 100 percent for restricted stock units, the grant date fair value of the units granted in 2021 and included in this column would be: Mr. Trauschke, $7,117,587; Mr. Buckler, $1,246,105; Mr. Sultemeier, $1,241,946; Mr. Jones, $737,865 and Ms. McQuistion, $506,267.
(2)Amounts in this column reflect payments under our Annual Incentive Plan for achievement of 2021 performance goals.
(3)Amounts in this column reflect the actuarial increase in the present value of the Named Executive Officers benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in Note 13 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2021, and includes amounts which the Named Executive Officer may not currently be entitled to receive because such amounts are not vested. Messrs. Buckler and Sultemeier are not eligible to participate in the Pension Plan.
(4)Amounts in this column for 2021 reflect: (i) for Mr. Trauschke, $100,255 (401(k) Plan and Deferred Compensation Plan), $1,509 (insurance premiums) and $11,075 (use of a company car, payment of social membership dining and country club dues and payment for an annual physical exam); (ii) for Mr. Buckler, $27,404 (401(k) Plan and Deferred Compensation Plan), $1,257 (insurance premiums), $804 (annual physical exam), $105,420 for relocation expenses and $20,318 for gross up for tax payments related to certain relocation expenses; (iii) Mr. Sultemeier, $62,775 (401(k) Plan and Deferred Compensation Plan), $1,327 (insurance premiums) and $1,000 (payment for an annual physical exam); (iv) Mr. Jones, $29,000 (401(k) Plan and Deferred Compensation Plan), $1,066 (insurance premiums) and $750 (payment for an annual physical exam); and (v) Ms. McQuistion, $40,719 (401(k) Plan and Deferred Compensation Plan), $1,051(insurance premiums) and $700 (payment for an annual physical exam). A significant portion of the insurance premiums reported for
52 OGE Energy Corp. 2022 Proxy Statement

each of these individuals is for life insurance policies and such premiums are recovered by the Company from the proceeds of the policies. Amounts shown as 401(k) Plan and Deferred Compensation Plan represent Company contributions for the individual under those plans. Amounts in the column include the value of the perquisites for the Named Executive Officers, but, in each instance (other than Mr. Buckler's moving expenses) the amount was less than $12,000 in 2021.

2022 Proxy Statement OGE Energy Corp. 53

Grants of Plan-Based Awards Table for 2021

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
S. Trauschke		—	$1,178,114	$1,767,171					N/A	N/A
	2/24/21				—	82,148	164,296	27,383			$3,981,998
B. Buckler		—	$284,311	$426,467					N/A	N/A
	1/4/21				—	2,988	5,976	4,652			$264,071
	2/24/21				—	14,382	28,764	4,794			$697,143
W. Sultemeier		—	$298,995	$448,493					N/A	N/A
	2/24/21				—	14,334	28,668	4,778			$694,817
D.O. Jones		—	$216,350	$324,525					N/A	N/A
	2/24/21				—	8,516	17,032	2,839			$412,809
C. McQuistion		—	$146,250	$219,375					N/A	N/A
	2/24/21				—	5,843	11,686	1,948			$283,240
(1)Amounts reflect the grant date fair value based on a probable value of the performance units awards, or target value, of 100 percent payout, and based on 100 percent payout at vesting for the restricted stock awards.

Amounts in columns (c), (d) and (e) of the Grants of Plan-Based Awards Table for 2021 above represent the minimum, target and maximum amounts that would be payable pursuant to the 2021 annual incentive awards made under the Annual Incentive Plan. As discussed in the Compensation Discussion and Analysis above, the amount that each executive officer received was dependent upon performance against the following performance measures: the OG&E Earnings Target, the O&M Target, the Safety Target and the Customer/Operations Target. For each Company performance measure, the Compensation Committee established a minimum level of performance (below which no payout would be made), a target level of performance (at which a 100 percent payout would be made) and a maximum level of performance (at or above which a 150 percent payout would be made). The percentage of the targeted amount that an executive officer ultimately received based on corporate performance was subject to being decreased, but not increased, at the discretion of the Compensation Committee. For 2021, payouts of these annual incentive awards were made in cash and are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Amounts in columns (f), (g) and (h) above represent awards of performance units under the Company's Stock Incentive Plan. All payouts of such performance units will be made in shares of the Company's Common Stock. As discussed in the Compensation Discussion and Analysis above, the terms of the performance units granted to each executive officer in 2021 entitle the officer to receive from 0 percent to 200 percent of the performance units granted depending upon the Company's TSR over the three-year period ending December 31, 2023 (defined as share price increase (decrease) since December 31, 2020 plus dividends paid during the three-year period, divided by share price at December 31, 2020) measured against the TSR for such period of a peer group selected by the Compensation Committee. The peer group for measuring the Company's TSR performance consists of approximately 40 utility holding companies and gas and electric utilities in the EEI Index. At the end of the performance period on December 31, 2023, the terms of these performance units provide for payout of 100 percent of the performance units initially granted if the Company's TSR is at the 50th percentile of the peer group, with higher payouts for performance above the 50th percentile up to 200 percent of the performance units granted if the Company's TSR is at or above the 90th percentile of the peer group. The terms of these performance units provide for payouts of less than 100 percent of the performance units granted if the Company's TSR is below the 50th percentile of the peer group, with a 25 percent payout for performance at the 25th percentile and no payout for performance below the 25th percentile.

Amounts in column (i) represent restricted stock units that have a vesting or restricted period that ends December 31, 2023. The restricted stock units will be forfeited if the participant terminates employment with the Company prior to the end of such restricted period, other than due to a change of control, or, solely at the discretion of the Compensation Committee, upon death, disability, retirement or involuntary termination. As soon as practicable following December 31, 2023 (and in any event no later than March 15, 2024), restricted stock units that have vested will be paid out in shares of the Company's Common Stock equal
54 OGE Energy Corp. 2022 Proxy Statement

in number to the vested restricted stock units plus a cash payment equal to the amount of dividends that would have been paid during the period on such number of shares of the Company's Common Stock.

As part of Mr. Buckler's employment arrangement upon joining the Company as Chief Financial Officer in January 2021, Mr. Buckler received three long-term awards. The first grant, with a target payout equal to 150 percent of his annual salary, consisted of 75 percent performance units based on TSR for the three-year period ending December 31, 2023 and 25 percent time-based restricted stock units that will vest on December 31, 2023. The terms of this grant, including the TSR Performance Goal, are identical to the terms of the long-term awards made to the other Named Executive Officers in February 2021. The second grant consisted of performance units valued at $95,200 based on TSR over a two-year period of January 1, 2021 to December 31, 2022. The third grant, valued at $148,240, consisted of restricted stock units that had a three-year vesting schedule with 57 percent of the units vesting on February 28, 2021, 34 percent of the units vesting on February 28, 2022, and nine percent of the units vesting on February 28, 2023.

For 2021, "Salary" for the Named Executive Officers accounted for approximately 19 percent to 45 percent of total direct compensation (i.e., salary plus targeted annual and long-term incentive compensation), while at risk compensation accounted for approximately 55 percent to 81 percent of total direct compensation, assuming achievement of a target level of performance for each Named Executive Officer's performance-based compensation and assuming 100 percent payout at vesting for restricted stock units.

Outstanding Equity Awards at 2021 Fiscal Year-End Table

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
S. Trauschke	—	—	—	N/A	N/A	27,383	(4)	$1,050,960	82,148	(6)	$3,152,840
						19,125	(5)	$734,018	57,375	(7)	$2,202,053
B. Buckler	—	—	—	N/A	N/A	4,794	(4)	$183,994	14,382	(6)	$551,981
						2,000	(5)	$76,760	2,988	(7)	$114,679
W. Sultemeier	—	—	—	N/A	N/A	4,778	(4)	$183,380	14,334	(6)	$550,139
						3,305	(5)	$126,846	9,914	(7)	$380,499
D.O. Jones	—	—	—	N/A	N/A	2,839	(4)	$108,961	8,516	(6)	$326,844
						1,606	(5)	$61,638	4,817	(7)	$184,876
C. McQuistion	—	—	—	N/A	N/A	1,948	(4)	$74,764	5,843	(6)	$224,254
						1,349	(5)	$51,775	4,047	(7)	$155,324

(1)There are no stock options outstanding.
(2)The number of units is based on achieving target performance resulting in payout of 100 percent of target.
(3)Values were calculated based on a $38.38 closing price of the Company's Common Stock, as reported on the NYSE at December 31, 2021.
(4)These amounts represent restricted stock units for the vesting period January 1, 2021 through December 31, 2023.
(5)These amounts represent restricted stock units for the vesting period January 1, 2020 through December 31, 2022, other than Mr. Buckler. As described above, Mr. Buckler was granted restricted stock units on January 4, 2021, and 1,582 units vest February 28, 2022 and 418 units vest February 28, 2023, assuming employment with the Company on those dates.
(6)These amounts represent performance units for the performance period January 1, 2021 through December 31, 2023.
(7)These amounts represent performance units for the performance period January 1, 2020 through December 31, 2022, other than Mr. Buckler, whose vesting period is January 1, 2021 through December 31, 2022.
2022 Proxy Statement OGE Energy Corp. 55

2021 Option Exercises and Stock Vested Table

	Option Awards (1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Share Value Realized on Vesting ($)(3)	Dividend Equivalents on Share Value Realized ($)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
S. Trauschke	—	$—	19,426	$745,570	$83,532	$829,102
B. Buckler	—	$—	2,652	$78,340	$1,067	$79,407
W. Sultemeier	—	$—	3,398	$130,415	$14,611	$145,026
D.O. Jones	—	$—	1,327	$50,930	$5,706	$56,636
C. McQuistion	—	$—	1,414	$54,269	$6,080	$60,349
(1)There are no stock options outstanding.
(2)Amounts represent payouts of the 2019 time-based restricted stock units. For Mr. Buckler, the amounts represent the 57 percent of his restricted stock units awarded on January 4, 2021 which vested on February 28, 2021, as described above. As explained above, the Company's performance for the three-year performance period ended December 31, 2021 was below the minimum level of performance for the TSR, resulting in no payout of the 2019 performance units. Number of shares acquired on vesting indicates gross shares and does not contemplate shares withheld for the payment of income taxes.
(3)Values were calculated based on a $38.38 closing price of the Company's Common Stock, as reported on the NYSE at December 31, 2021. For Mr. Buckler, the value was calculated using $29.54 per share, which was the average of the high and low price of a share of the Company's Common Stock as reported on the NYSE on February 26, 2021 (as markets were closed on the vesting date of his restricted stock award in 2021).

2021 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
S. Trauschke	Qualified Plan	12.67	$213,773	$—
	Restoration Plan	12.67	$730,288	$—
	SERP	3.00	$2,196,497	$—
B. Buckler	Qualified Plan	—	$—	$—
	Restoration Plan	—	$—	$—
W. Sultemeier	Qualified Plan	—	$—	$—
	Restoration Plan	—	$—	$—
D.O. Jones	Qualified Plan	13.50	$19,387	$—
	Restoration Plan	—	$—	$—
C. McQuistion	Qualified Plan	13.25	$24,059	$—
	Restoration Plan	13.25	$93	$—
(1)Generally, a participant's years of credited service are based on his or her years of employment with the Company. However, under the SERP, years of service will commence no earlier than January 1, 2019.
(2)Amounts in this column reflect the present value of the Named Executive Officers benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in Note 13 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2021, and includes amounts which the Named Executive Officer may not currently be entitled to receive because such amounts are not vested.

56 OGE Energy Corp. 2022 Proxy Statement

Employees hired or rehired on or after December 1, 2009 do not participate in the Pension Plan but are eligible to participate in the 401(k) Plan where, for each pay period, the Company contributes to the 401(k) Plan, on behalf of each participant, 200 percent of the participant's contributions up to five percent of compensation. As discussed above, employees hired or rehired before December 1, 2009 are also eligible to participate in the 401(k) Plan, and the Company contribution for each such participant varies depending on the participant's hire date, election with respect to participation in the Pension Plan and, in some cases, years of service.

Retirement benefits under the Pension Plan are payable to participants upon normal retirement (at or after age 65) or early retirement (at or after attaining age 55 and completing five or more years of service), to former employees after reaching retirement age (or, if elected, following termination) who have completed three or more years of service before terminating their employment and to participants after reaching retirement age (or, if elected, following termination) upon total and permanent disability. The benefits payable under the Pension Plan are subject to maximum limitations under the Code. Should benefits for a participant exceed the permissible limits of the Code or should the participant defer compensation to the Company's nonqualified Deferred Compensation Plan discussed below, the Restoration of Retirement Income Plan will provide benefits through a lump-sum distribution following retirement as provided in the Restoration of Retirement Income Plan, which benefits shall be actuarially equivalent to the amounts that would have been, but cannot be, payable to such participant annually under the Pension Plan because of the Code limits or deferrals to the nonqualified Deferred Compensation Plan. The Company and its subsidiaries fund the estimated benefits payable under the Restoration of Retirement Income Plan through contributions to a grantor trust for the benefit of those employees who will be entitled to receive payments under the Restoration of Retirement Income Plan.
In November 2019, the Board of Directors amended and restated the SERP, to, among other things, change the benefit formula under the SERP and designated Sean Trauschke, Chairman, President and Chief Executive Officer of OGE Energy as a participant in the SERP. Mr. Trauschke is currently the only participant in the SERP. The SERP was further amended in August 2021 to increase the benefit amount payable under the SERP, as discussed below.

The SERP, which was originally adopted in 1993, is an unfunded supplemental executive retirement plan that is not subject to the benefit limits imposed by the Code. The SERP, as amended in August 2021, will provide to designated participants a retirement benefit at or after age 60 equal to the actuarial equivalent of 2.90 percent (increased from the previous actuarial equivalent of 1.32 percent) of the participant's average compensation (equal to base salary, plus target amount of annual incentive award in effect) during his or her final 36 months of employment, multiplied by his or her years of service (or portions thereof). For this purpose, years of service commence upon the later to occur of the participant's commencement of employment with the Company or January 1, 2019. SERP payments will be made in a lump sum after becoming eligible for benefits and following termination, as provided in the SERP, in an amount equal to the actuarial equivalent of the monthly annuity.

2021 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)
S. Trauschke	$297,975	$93,079	$530,545	$—	$5,241,195
B. Buckler	$—	$—	$—	$—	$—
W. Sultemeier	$16,807	$33,615	$49,846	$7,782	$274,372
D.O. Jones	$—	$—	$103,745	$—	$674,774
C. McQuistion	$57,865	$28,062	$107,848	$—	$1,761,034
(1)All executive and registrant contributions in the last fiscal year are reported as compensation to such executive officer in the Summary Compensation Table on page 52. The specific aggregate amounts reported for each of such officers is: S. Trauschke, $391,054; B. Buckler, $0; W. Sultemeier, $50,422; D.O. Jones, $0 and C. McQuistion, $85,927.
(2)Reflects the following amounts for each of the following executive officers that were reported as compensation to such executive officer in prior Summary Compensation Tables: S. Trauschke, $4,319,596; B. Buckler, $0; W. Sultemeier, $181,886; D.O. Jones, $571,029 and C. McQuistion, $0.

The Company provides a nonqualified deferred compensation plan which is intended to be an unfunded plan. The plan's primary purpose is to provide a tax-deferred capital accumulation vehicle for a select group of management, highly
2022 Proxy Statement OGE Energy Corp. 57

compensated employees and non-employee members of the Board of Directors of the Company and to supplement such employees' 401(k) Plan contributions as well as offering this plan to be competitive in the marketplace. Eligible employees who enroll in the plan have the following deferral options: (i) eligible employees may elect to defer up to a maximum of 70 percent of base salary and 100 percent of annual incentive awards; or (ii) eligible employees may elect a deferral percentage of base salary and annual incentive awards based on the deferral percentage elected for a year under the 401(k) Plan with such deferrals to start when maximum deferrals to the qualified 401(k) Plan have been made because of limitations in that plan. Eligible directors may also elect to defer up to a maximum of 100 percent of directors' annual cash retainer.
The Company matches employee (but not non-employee director) deferrals to make up for any match lost in the 401(k) Plan because of deferrals to the deferred compensation plan and to allow for a match that would have been made under the 401(k) Plan on that portion of either the first six percent of total compensation or the first five percent of total compensation, as applicable, depending on prior participant elections, deferred that exceeds the limits allowed in the 401(k) Plan. Matching credits vest based on years of service, with full vesting after three years or, if earlier, on retirement, disability, death, a change in control of the Company or termination of the plan.
Deferrals, plus any Company match, are credited to a recordkeeping account in the participant's name. Earnings on the deferrals are indexed to the assumed investment funds selected by the participant. In 2021, those investment options (and investment returns) included:

Investment Fund Option	Investment Return
Company Common Stock Fund	26.52%
VIF Money Market (Goldman Sachs)	0.01%
VIT Total Return Admin (PIMCO)	(1.26)%
American Century VP	6.27%
VIT Value Svc (MFS)	25.16%
Stock Index Initial (BNY Mellon)	28.41%
IS Growth 2 (American Funds)	21.99%
Mid Cap Value Portfolio (American Century)	23.20%
Janus Henderson VIT	16.54%
Small Cap (Dimensional Fund Advisors)	39.68%
VIF Small Company Growth (Vanguard)	14.22%
VIT II International Value Svc (MFS)	10.28%
IS International 2 (American Funds)	(1.50)%
Model Portfolio – Conservative (The Newport Group)	3.28%
Model Portfolio – Moderate/Conservative (The Newport Group)	7.26%
Model Portfolio – Moderate (The Newport Group)	10.99%
Model Portfolio – Moderate/Aggressive (The Newport Group)	14.37%
Model Portfolio – Aggressive (The Newport Group)	18.12%

As noted in the table above, The Newport Group, the administrator of the plan, provides five model portfolios using the investment options in the Company's Deferred Compensation Plan to span the risk profile from conservative to aggressive. The conservative portfolio is constructed to provide higher expected returns than a money market fund while only taking 10 percent to 30 percent of the risks associated with the stock market. The moderate/conservative portfolio is designed to provide modest expected portfolio growth while taking only 30 percent to 50 percent of the short-term risk associated with the stock market. The moderate portfolio is managed to provide expected capital appreciation over a market cycle. This portfolio will experience 50 percent to 70 percent of the risks associated with the stock market. The moderate/aggressive portfolio is managed to be a diversified stock portfolio that includes a fixed income component to reduce volatility. The portfolio will experience 70 percent to 90 percent of the risks associated with the stock market. Over the long term, the aggressive portfolio is intended to provide for the maximum expected long-term growth of capital. This portfolio will take 100 percent of the risks associated with the stock market.
Normally, payments under the deferred compensation plan begin within one year after retirement. For these purposes, normal retirement age is 65, and the minimum age to qualify for early retirement is age 55 with at least five years of service. Benefits will be paid, at the election of the participant, either in a lump sum or a stream of annual payments for up to 15 years, or a combination thereof. Participants whose employment terminates before they qualify for retirement will receive their vested
58 OGE Energy Corp. 2022 Proxy Statement

account balance in one lump sum following termination as provided in the plan. Participants also will be entitled to pre- and post-retirement survivor benefits. If the participant dies while in employment before retirement, his or her beneficiary will receive a payment of the account balance plus a supplemental survivor benefit equal to two times the total amount of base salary and annual incentive payments deferred under the plan. If the participant dies following retirement, his or her beneficiary will continue to receive the remaining vested account balance. Additionally, eligible surviving spouses will be entitled to a lifetime survivor annuity payable annually. The amount of the annuity is based on 50 percent of the participant's account balance at retirement, the spouse's age and actuarial assumptions established by the Company's Plan Administration Committee.

At any time prior to retirement, a participant may withdraw all or part of amounts attributable to his or her vested account balance under the deferred compensation plan at December 31, 2004, subject to a penalty of 10 percent of the amount withdrawn. In addition, at the time of the initial deferral election, a participant may elect to receive one or more in-service distributions on specified dates without penalty. Hardship withdrawals, without penalty, may also be permitted at the discretion of the Company's Plan Administration Committee.
2022 Proxy Statement OGE Energy Corp. 59

COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees (i) the compensation of the Company's directors and principal officers, (ii) the Company's executive compensation policy and (iii) the Company's benefit programs.

The Compensation Committee has six members, none of whom has any relationship to the Company that interferes with the exercise of his or her independence from management and the Company, and each of whom qualifies as independent under the standards used by the NYSE, where the Company's shares are listed.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing elsewhere in this proxy statement. Based on the review and discussions referred to above, the Compensation Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement on Schedule 14A.
Compensation Committee

David L. Hauser, Chair
Frank A. Bozich, Member
Luke R. Corbett, Member
Luther C. Kissam, IV, Member
Judy R. McReynolds, Member
Sheila G. Talton, Member
60 OGE Energy Corp. 2022 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Company has entered into change of control agreements with each officer of the Company, including each of the Named Executive Officers, that will become effective only upon a change of control of the Company. The change of control agreements are considered to be double trigger agreements because payment will only be made following a change of control and termination of employment. Under the agreements, a change of control generally means (i) any acquisition of 20 percent or more of the Company's Common Stock (subject to limited exceptions for acquisitions directly from the Company, acquisitions by the Company or one of the Company's employee benefit plans, or acquisitions pursuant to specified business combinations approved by a majority of the incumbent directors), (ii) directors of the Company as of the date of the agreements and those directors who have been elected subsequently and whose nomination was approved by such directors fail to constitute a majority of the Board, (iii) a merger, share exchange or sale of all or substantially all of the assets of the Company (each, a "business combination") (except specified business combinations approved by a majority of the incumbent directors), or (iv) shareholder approval of a complete liquidation or dissolution of the Company.
Under the agreements, the officer is to remain an employee for a three-year period following a change of control of the Company. During this three-year period following a change of control of the Company, the officer is entitled to (i) an annual base salary in an amount at least equal to his or her base salary prior to the change of control, (ii) an annual incentive payout in an amount at least equal to his or her highest incentive payout in the three years prior to the change of control and (iii) continued participation in the incentive, savings, retirement and welfare benefit plans. The officer also is entitled to payment of expenses and provision of fringe benefits to the extent paid or provided to (i) such officer prior to the change of control or (ii) if more favorable, other peer executives of the Company.
If an executive officer's employment is terminated by the Company "without cause" following a change of control, the executive officer is entitled to the following payments: (i) all accrued and unpaid compensation and a prorated annual incentive payout and (ii) a severance payment equal to 2.99 times the sum of such officer's (a) annual base salary and (b) highest recent annual incentive payout. The officer is entitled to receive such amounts in a lump-sum payment within 30 days of termination, although if the officer is a "specified employee" (within the meaning of Section 409A of the Code), payment of the prorated incentive payout and severance payment will be delayed until the first day of the seventh month following the officer's termination (or earlier death). The officer also is entitled to continued welfare benefits for three years and outplacement services. If these payments and benefits, when taken together with any other payments to the officer, would result in the imposition of the excise tax on excess parachute payments under Section 4999 of the Code, then the severance benefits will be reduced to the extent where no excise tax would be payable if such reduction results in a greater after-tax payment to the officer.
Assuming that a change of control had occurred and the Named Executive Officers were terminated on December 31, 2021, then they would have been entitled to the following lump sum severance payments under their change of control agreements: S. Trauschke, $7,221,899, B. Buckler, $2,285,637, W. Sultemeier, $2,363,801, D.O. Jones, $1,776,646 and C. McQuistion, $1,455,215. For these purposes, it is assumed that the payments would not result in the imposition of the excise tax on excess parachute payments, which if triggered, could result in a reduction of the foregoing amounts. They would also be entitled to outplacement services, valued at $50,000 each, and continued welfare benefits for three years at a value of $35,280 each. For these purposes we have assumed that health care costs will remain constant. These officers also would be entitled to the retirement benefits they would otherwise be entitled to receive as set forth in the 2021 Pension Benefits Table on page 56. Finally, matching credits under the nonqualified Deferred Compensation Plan would vest and the officers would be entitled to the benefits set forth in the 2021 Nonqualified Deferred Compensation Table on page 57.
In addition, pursuant to the terms of the Company's incentive compensation plans, upon a change of control, all performance units will vest and be paid out immediately in cash as if the applicable performance goals had been satisfied at target levels; all restricted stock units will vest and be paid out immediately in cash; and any annual incentive award outstanding for the year in which the participant's termination occurs for any reason, other than cause, within 24 months after the change of control will be paid in cash at target level on a prorated basis. Assuming that a change of control occurred on December 31, 2021 and that the price of the Company's Common Stock (and the change of control price) was $38.38 (the closing price on December 31, 2021), then the Named Executive Officers would have been entitled to the following lump sum payments for performance unit awards and restricted stock unit awards: S. Trauschke, $7,139,871, B. Buckler, $927,414, W. Sultemeier, $1,240,864, D.O. Jones, $682,319 and C. McQuistion, $506,117. In addition, they would have received the same payout of the earned annual incentive compensation for 2021 that is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 52 and the same payout of long-term compensation for the performance units whose three-year performance period ended December 31, 2021 as reflected in the Stock Awards - Value Realized on Vesting column in the 2021 Option Exercises and Stock Vested Table on page 56. The reason for the same payouts is that the
2022 Proxy Statement OGE Energy Corp. 61

individual would have been employed throughout the entire performance period for the awards. There were no stock options outstanding as of December 31, 2021.

If a Named Executive Officer terminates employment other than following a change of control as described above, such officer will be entitled to receive amounts earned during the course of his or her employment, including accrued salary and unpaid salary and unused vacation pay. If the termination was a result of death, disability or retirement, the executive officer or his or her representative would be entitled to a regular payout of any earned annual and long-term awards whose performance periods had ended prior to the individual's termination, and to a prorated payout (based on the individual's number of full months of employment during the applicable performance period) for other outstanding annual incentive awards and performance units when and if payouts of such awards are subsequently earned and are made to participants who did not terminate their employment; provided that with respect to the performance units, in the event of a termination of employment due to death or disability, the Compensation Committee may elect a payout equal to the target amount of the award payable within 60 days following such death or disability so long as such payment would comply with Section 409A of the Code. Assuming that the Named Executive Officers terminated their employment as a result of death, disability or retirement on December 31, 2021, each executive officer would have received the same payout of the earned annual incentive compensation for 2021 that is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 52 and the same payout of long-term compensation for the performance units whose three-year performance period ended December 31, 2021 as reflected in the Stock Awards - Value Realized on Vesting column in the 2021 Option Exercises and Stock Vested Table on page 56. The reason for the same payouts is that the individual would have been employed throughout the entire performance period for the awards. For the outstanding grants of performance units whose performance periods ends on December 31, 2022 and December 31, 2023, and assuming that the Named Executive Officers terminated their employment as a result of death, disability or retirement on December 31, 2021, that the applicable goals for such performance units were subsequently satisfied at target levels and that the price of the Company's Common Stock was $38.38 (the closing price on December 31, 2021) at the time payouts of such performance units occurred, they would be entitled to receive the Company's Common Stock having the following values at the time payout of such performance units occurred: S. Trauschke, $1,468,035 for the performance units whose performance period ends December 31, 2022 and $1,050,947 for the performance units whose performance period ends December 31, 2023; B. Buckler, $57,340 for the performance units whose performance period ends December 31, 2022 and $183,994 for the performance units whose performance period ends December 31, 2023; W. Sultemeier, $253,666 for the performance units whose performance period ends December 31, 2022 and $183,380 for the performance units whose performance period ends December 31, 2023; D.O. Jones, $123,251 for the performance units whose performance period ends December 31, 2022 and $108,948 for the performance units whose performance period ends December 31, 2023; and C. McQuistion, $103,549 for the performance units whose performance period ends December 31, 2022 and $74,751 for the performance units whose performance period ends December 31, 2023. Alternatively, if the Compensation Committee elects to pay out the performance units for the performance periods ending December 31, 2022 and December 31, 2023 at target within 60 days of death or disability, and assuming that such death or disability occurred on December 31, 2021 and that the price of the Company's Common Stock was $38.38 (the closing price on December 31, 2021), they would be entitled to receive the Company's Common Stock having the following values: S. Trauschke, $5,354,893, B. Buckler, $666,660, W. Sultemeier, $930,638, D.O. Jones, $511,720 and C. McQuistion, $379,578.

All restricted stock units that have not vested will be forfeited upon a termination of employment; provided that in the event of a termination of employment due to death, disability, retirement or involuntary termination, the Compensation Committee may provide that all or a portion of the unvested units shall become vested. For the outstanding grants of restricted stock units whose restricted period ends on December 31, 2022 (other than Mr. Buckler) and December 31, 2023, and assuming that the Named Executive Officers terminated their employment as a result of death, disability, retirement or involuntary termination on December 31, 2021, that the Compensation Committee approved the vesting of all such restricted stock units, and that the price of the Company's Common Stock was $38.38 (the closing price on December 31, 2021), they would be entitled to receive the Company's Common Stock having the following values: S. Trauschke, $489,345 for the restricted stock units whose vesting period ends December 31, 2022 and $350,320 for the restricted stock units whose vesting period ends December 31, 2023; B. Buckler, $52,043 for the restricted stock units whose vesting period ends February 28, 2022, $7,404 for the restricted stock units whose vesting period ends February 28, 2023 and $61,331 for the restricted stock units whose vesting period ends December 31, 2023; W. Sultemeier, $84,564 for the restricted stock units whose vesting period ends December 31, 2022 and $61,127 for the restricted stock units whose vesting period ends December 31, 2023; D.O. Jones, $41,092 for the restricted stock units whose vesting period ends December 31, 2022 and $36,320 for the restricted stock units whose vesting period ends December 31, 2023; and C. McQuistion, $34,516 for the restricted stock units whose vesting period ends December 31, 2022 and $24,921 for the restricted stock units whose vesting period ends December 31, 2023.

62 OGE Energy Corp. 2022 Proxy Statement

In addition to the benefits described above, upon retirement, the Named Executive Officers will be entitled to receive the retirement benefits described in the 2021 Pension Benefits Table on page 56 and the nonqualified deferred compensation benefits set forth in the 2021 Nonqualified Deferred Compensation Table on page 57 as well as contributory lifetime retiree medical benefits if they were hired prior to February 1, 2000.
2022 Proxy Statement OGE Energy Corp. 63

SECURITY OWNERSHIP

The following table shows the number of shares of the Company's Common Stock beneficially owned on February 28, 2022, by each Director, by each of the Named Executive Officers, by all Executive Officers and Directors as a group and by each shareholder owning five percent or more of the Company's Common Stock:

	Number of Common		Number of Common
	Shares (1) (2)		Shares (1) (2)
Frank A. Bozich	33,269	S. Trauschke	336,001
Peter D. Clarke	16,448	B. Buckler	2,617
Luke R. Corbett	188,072	W. Sultemeier	30,147
David L. Hauser	31,473	D.O. Jones	31,171
Luther C. Kissam, IV	12,699	C.F. McQuistion	22,645
Judy R. McReynolds	41,180
David E. Rainbolt	26,798
J. Michael Sanner	34,778
Sheila G. Talton	32,698	All Executive Officers and Directors	946,213
		(as a group of 24 persons)
BlackRock, Inc. (3)	25,739,361	The Vanguard Group (4)	20,046,232
55 East 52nd Street		100 Vanguard Blvd.
New York, NY 10055		Malvern, PA 19355
(1)Ownership by each executive officer is less than 0.2 percent of the class, by each director other than Mr. Trauschke is less than 0.1 percent of the class and, for all executive officers and directors as a group, is less than 1.0 percent of the class. Amounts shown include shares for which, in certain instances, an individual has disclaimed beneficial interest. Amounts shown for executive officers include 68,931 shares of the Company's Common Stock representing their interest in shares held under the Company's 401(k) Plan and Deferred Compensation Plan for which in certain instances they have voting power but not investment power.
(2)Amounts shown for Messrs. Bozich, Clarke, Corbett, Hauser, Kissam, Rainbolt and Sanner and Mses. McReynolds and Talton include, 18,083; 14,598; 186,787; 30,473; 5,199; 16,798; 29,778; 40,180; and 32,698 common stock units, respectively, under the Company's Deferred Compensation Plan.
(3)Based on a Schedule 13G filed on January 27, 2022, BlackRock, Inc. along with certain other affiliates, is deemed to beneficially own these shares. These shares represented 12.9 percent of the Company's outstanding Common Stock on February 28, 2022.
(4)Based on a Schedule 13G filed on February 10, 2022, The Vanguard Group along with certain other affiliates, is deemed to beneficially own these shares. These shares represented 10.0 percent of the Company's outstanding Common Stock on February 28, 2022.

The information on share ownership is based on information furnished to us by the individuals listed above and all shares listed are beneficially owned by the individuals or by members of their immediate family unless otherwise indicated.

64 OGE Energy Corp. 2022 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2021 with respect to the shares of the Company's Common Stock that may be issued under the existing equity compensation plan:

	A		B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted Average Price of Outstanding Options	Number of Securities Remaining Available for future issuances under equity compensation plans (excluding securities reflected in Column A)
Equity Compensation Plans Approved by Shareholders	714,923	(1)	N/A	5,202,832	(2)
Equity Compensation Plans Not Approved by Shareholders	—		N/A	N/A
(1)Comprised of performance units and restricted stock units which have been granted under the OGE Energy Corp. 2013 Stock Incentive Plan. For performance units, this represents the target number of performance units granted. Actual number of performance units earned, if any, is dependent upon performance and may range from 0 percent to 200 percent of the target. There were no outstanding stock options as of December 31, 2021.
(2)Under the 2013 Stock Incentive Plan, restricted stock, restricted stock units, stock options, SARs and performance units may be granted to officers, directors and other key employees. Amount represents the maximum shares available for future issuances under OGE Energy Corp.'s equity compensation plan assuming settlement of the performance units at target (excludes awards under the 2022 Stock Incentive Plan that is being submitted to shareholders for approval at this year's Annual Meeting).

DELINQUENT SECTION 16(a) REPORTS

Under federal securities laws, our directors and executive officers are required to report, within specified dates, their initial ownership in the Company's Common Stock and subsequent acquisitions, dispositions or other transfers of interest in such securities. We are required to disclose whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. Except as set forth in the immediately succeeding sentences, to our knowledge, all of our officers and directors subject to such reporting obligations satisfied their reporting obligations in full in 2021. In February 2021, Mr. William H. Sultemeier, General Counsel and Chief Compliance Officer, filed a late Form 4 to include the divestiture of 77 common stock units in the deferred compensation plan that were part of an in-service distribution from the plan. In February 2021, Mr. David A. Parker, Vice President, Technology, Data and Security, filed his initial Form 3 one day late due to additional review by the SEC in issuing his SEC EDGAR filing codes. Ms. Christine O. Woodworth, Vice President, Corporate Communications, Brand and Marketing filed a late Form 4 on December 31, 2021 to include the acquisition of common stock units in the deferred compensation plan of approximately five shares per pay period related to payroll contributions for the prior ten pay periods following her initial enrollment in the plan.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be included in the proxy statement for the Annual Meeting of Shareholders in 2023 must be received by the Company by December 5, 2022. Proposals received by that date, deemed to be proper for consideration at the Annual Meeting of Shareholders and otherwise conforming to the rules of the SEC, will be included in the 2023 proxy statement.

If you intend to submit a shareholder proposal for consideration at the Annual Meeting of Shareholders, but do not want it included in the proxy statement, you must follow the procedures established by our bylaws. These procedures require that you notify us in writing of your proposal. Your notice must be received by the Corporate Secretary at least 90 days prior to the meeting and must contain the following information:

•a brief description of the business you desire to bring before the Annual Meeting of Shareholders and your reasons for conducting such business at the Annual Meeting of Shareholders;
•your name and address;
•the number of shares of the Company's Common Stock which you beneficially own; and
•any material interest you may have in the business being proposed.
2022 Proxy Statement OGE Energy Corp. 65

Shareholders wishing to nominate a director candidate and have that candidate appear in the Company's proxy statement, should follow the procedures in the Company's bylaws and outlined on page 12 under "Corporate Governance - Director Qualifications and Nomination Process."

To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 20, 2023.

HOUSEHOLDING INFORMATION

We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only a single copy of our Notice of Internet Availability of Proxy Materials or, as applicable, our Annual Report to Shareholders or proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check or dividend reinvestment statement mailings.

If you and other shareholders of record with whom you share an address currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or, as applicable, our Annual Report to Shareholders or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the Notice of Internet Availability of Proxy Materials or, as applicable, our Annual Report to Shareholders or proxy statement for your household, please contact Computershare; P.O. Box 505000, Louisville, KY 40233-5000 or phone toll free 1-888-216-8114.

If you participate in householding and would like to receive a separate copy of our Notice of Internet Availability of Proxy Materials or, as applicable, our Annual Report to Shareholders or proxy statement, please call us at 405-553-3406, email us at stock@oge.com or write us at: OGE Energy Corp. Shareholder Relations, 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321. We will deliver the requested documents to you promptly upon receipt of your request.

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only a single copy of our Notice of Internet Availability of Proxy Materials, or our Annual Report to Shareholders or proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call us at 405-553-3406, email us at stock@oge.com or write us at: OGE Energy Corp. Shareholder Relations, 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321. If you want to receive separate copies of our Annual Report to Shareholders and proxy statement in the future, or if you are receiving multiple copies and would like to receive only a single copy for your household, you should contact your bank, broker, or other nominee record holder.

66 OGE Energy Corp. 2022 Proxy Statement

Appendix A
FORM OF PROPOSED AMENDMENTS TO ARTICLES VI, VII, VIII AND IX TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION REFLECTING PROPOSED AMENDMENTS TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS

VI.

Reserved

~~A.    VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.~~

~~a.    In addition to any affirmative vote required by law or this Article VI or any other Article hereof, and except as otherwise expressly provided in Section B of this Article VI:~~

~~i.    any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or~~

~~ii.    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more; or~~

~~iii.    the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the corporation or any Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate) from the corporation or a Subsidiary; or~~

~~iv.    the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or~~

~~v.    any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder; shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article VI, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article IV hereof). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by any provision hereof, or in any agreement with any national securities exchange or otherwise.~~

~~b.    The term "Business Combination" as used in this Article VI shall mean any transaction which is referred to in any one or more subparagraphs (a) through (e) of paragraph 1 of this Section A.~~

~~B.    WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section A of this Article VI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of any Article hereof, if all of the conditions specified in either of the following paragraphs 1 and 2 are met:~~

~~a.    The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).~~

~~b.    All of the following conditions shall have been met:~~

OGE Energy Corp. 2022 Proxy Statement A-1

Appendix A
~~(a)    The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:~~

~~I.    (if applicable) the Highest Per Share Price (as hereinafter defined) (including the brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (X) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (Y) in the transaction in which it became an Interested Shareholder, whichever is higher; and~~

~~II.    the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such later date is referred to in this Article VI as the "Determination Date"), whichever is higher.~~

~~(b)    The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than the Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class or series of outstanding Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of Voting Stock):~~

~~I.    (if applicable) the Highest Per Share Price (as hereinafter defined) (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (X) within the two-year period immediately prior to the Announcement Date or (Y) in the transaction in which it became an Interested Shareholder, whichever is higher;~~

~~II.    (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; and~~

~~III.    the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.~~

~~(c)    The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date.~~

~~(d)    After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation; (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and (iii) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.~~

~~(e)    After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionally as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.~~
A-2 OGE Energy Corp. 2022 Proxy Statement

Appendix A

~~(f)    A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).~~

~~C.    CERTAIN DEFINITIONS. For the purposes of this Article VI:~~

~~a.    A "person" shall mean any individual, firm, corporation or other entity.~~

~~b.    "Interested Shareholder" shall mean any person (other than the corporation or any Subsidiary) who or which:~~

~~i.    is the beneficial owner, directly or indirectly of more than 10% of the voting power of the outstanding Voting Stock; or~~

~~ii.    is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or~~

~~iii.    is an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

~~c.    A person shall be a "beneficial owner" of any Voting Stock:~~

~~i.    which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or~~

~~ii.    which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or~~

~~iii.    which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of Voting Stock.~~

~~d.    For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 2 of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise.~~

~~e.    "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations, under the Securities Exchange Act of 1934, as in effect on November 16, 1995.~~

~~f.    "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation or by a Subsidiary of the corporation or by the corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.~~

~~g.    "Disinterested Director" means any member of the Board of Directors of the corporation who is unaffiliated with, and not a nominee or representative of, the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a~~
OGE Energy Corp. 2022 Proxy Statement A-3

Appendix A
~~Disinterested Director who is unaffiliated with, and not a nominee or representative of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.~~

~~h.    "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (b) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.~~

~~i.    References to "Highest Per Share Price" shall in each instance, with respect to any class of stock, reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.~~

~~j.    In the event of any Business Combination in which the corporation survives, the phrase “consideration other than cash to be received” as used in subparagraphs (a) and (b) of paragraph 2 of Section B of this Article VI shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.~~

~~D.    POWERS OF THE BOARD OF DIRECTORS. A majority of the Disinterested Directors of the corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VI, including without limitation, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more and (e) whether the requirements of Section B of this Article VI have been met.~~

~~E.    NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this Article VI shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.~~

~~F.    AMENDMENT OR REPEAL. Notwithstanding any other provisions of this Article VI or of any other Article hereof, or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article VI, any other Article hereof, or the By-laws of the corporation), the provisions of this Article VI may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding Voting Stock, voting together as a single class.~~

VII.

A.    ELECTION AND TERMS OF DIRECTORS. Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the directors elected at or prior to the annual meeting of shareholders in 2010 shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with each class of directors to serve for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are elected and qualified, subject to earlier death, resignation or removal. At each annual meeting of shareholders of the corporation after the annual meeting of shareholders in 2010 and except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the directors shall be elected for terms expiring at the next annual meeting of shareholders and until their successors are elected and qualified, subject
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to earlier death, resignation or removal; provided that the directors elected at or prior to the 2010 annual meeting of shareholders shall continue to serve until their terms expire. In each case, directors shall hold office until their successors are elected and qualified.

B.    SHAREHOLDER NOMINATION OF DIRECTOR CANDIDATES AND INTRODUCTION OF BUSINESS. Advance notice of shareholder nominations for the election of directors, and advance notice of business to be brought by shareholders before an annual meeting of shareholders, shall be given in the manner provided in the By-laws of the corporation.

C.    NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances: (i) newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors; (ii) any director elected in accordance with the preceding clause (i) shall hold office until the next annual meeting of shareholders and until such director's successor shall have been elected and qualified; and (iii) no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D.    REMOVAL. Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class. Whenever in this Article VII or in Article VIII hereof or in Article IX hereof, the phrase "the then outstanding shares of the corporation's stock entitled to vote generally" is used, such phrase shall mean each then outstanding share of Common Stock and of any other class or series of the corporation's stock that is entitled to vote generally in the election of directors and whose voting privileges are not generally restricted by any of the provisions of any Article hereof.

~~E.    AMENDMENT OR REPEAL. Notwithstanding any other provisions of this Article VII or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article VII, any other Article hereof, or the By-laws of the corporation), the provisions of this Article VII may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class.~~

VIII.

Any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of such holders and, except as otherwise mandated by Oklahoma law, may not be effected without such a meeting by any consent in writing by such holders. Except as otherwise mandated by Oklahoma law and except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, special meetings of shareholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the President of the corporation. ~~Notwithstanding any other provisions of this Article VIII or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article VIII, any other Article hereof, or the By-laws of the corporation), the provisions of this Article VIII may not be altered amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class.~~

IX.

The Board of Directors shall have power to adopt, amend and repeal the By-laws of the corporation to the maximum extent permitted from time to time by Oklahoma law; provided, however, that any By-laws adopted by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the holders of at least a majority of the voting power of the shares represented and entitled to vote thereon at such meeting at which a quorum is present. ~~shareholders having voting power with respect thereto, except that, and notwithstanding any other provisions of this~~
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~~Article IX or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article IX, any other Article hereof or the By-laws of the corporation), no provision of Section 1.1 of Article 1 of the By-laws, or of Section 4.2, Section 4.12 or Section 4.14 of Article IV of the By-laws, or of Section 5.2 or Section 5.3 of Article V the By-laws may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class. Notwithstanding any other provisions of this Article IX or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article IX, any other Article hereof or the By-laws of the corporation), the provisions of this Article IX may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class.~~

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Appendix B
OGE ENERGY CORP. 2022 STOCK INCENTIVE PLAN

Section 1. Purposes/Definitions.

The purpose of the Plan is to give the Company and its Affiliates a competitive advantage in attracting, retaining and motivating non-employee directors, officers and employees and to provide the Company and its Affiliates with the ability to provide incentives more directly linked to the profitability of the Company's businesses, increases in shareholder value and enhancement of performance relative to customers. Following the Effective Date of this Plan, no further awards will be granted under the Prior Plan but outstanding awards under the Prior Plan will continue following the Effective Date of the Plan.

For purposes of the Plan, the following terms are defined as set forth below:

a."Affiliate" means (i) a corporation at least 50 percent of the common stock or voting power of which is owned directly or indirectly by the Company, and (ii) any other corporation, limited liability company, or other entity controlled by the Company and designated by the Committee from time to time.

b."Award" means a Stock Appreciation Right, Stock Option, Restricted Stock, Restricted Stock Unit or Performance Unit.

c."Award Cycle" shall mean a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Units or Restricted Stock Units are to be earned.

d."Board" means the Board of Directors of the Company.

e."Change of Control" has the meaning set forth in Section 9(b).

f."Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

g."Commission" means the Securities and Exchange Commission or any successor agency.

h."Committee" means the Committee referred to in Section 2.

i."Common Stock" means common stock, par value $.01 per share, of the Company.

j."Company" means OGE Energy Corp., an Oklahoma corporation.

k. "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

l."Disinterested Person" means a member of the Board who qualifies as a non-employee director as defined in Rule 16b-3, or any successor definition adopted by the Commission, as “independent” under the applicable listing standards of the New York Stock Exchange (or, if the Common Stock is not listed on such exchange, on any other national securities exchange on which the Common Stock is listed).

m."Early Retirement" of an employee means Termination of Employment at or after the time when the employee has attained age 55 and has completed at least five (5) years of service with the Company and its Affiliates.

n."Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

o."Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on such date on the New York Stock Exchange Composite Tape (or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed) or, if there are no sales on such date, on the next preceding trading day during which a sale occurred. If such Common Stock is not readily tradable on an established securities market, the Fair Market Value of the Common Stock will be determined by the Committee in good faith using the reasonable application of a reasonable valuation method consistent with Section 409A of the Code.

p."Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.
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q."Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

r."Normal Retirement" means (i) with respect to an employee, Termination of Employment at or after the time when the employee has attained age 65 and (ii) with respect to a non-employee director, retirement from the Board or board of directors of the Affiliate on which he or she serves, pursuant to the applicable rules for such Board or board.

s."Performance Goals" means the performance goals established by the Committee in writing prior to the grant of Restricted Stock, Restricted Stock Units or Performance Units that are based on the attainment of goals by the Company, one or more Affiliates or one or more business or functional units thereof relating to one or more, or a combination of performance goals that may include but are not limited to the following: total shareholder return; return on capital; earnings per share; market share; stock price; sales; costs; net operating income; net income; return on assets; earnings before income taxes, depreciation and amortization; return on total assets employed; capital expenditures; earnings before income taxes; economic value added; cash flow; cash available for distribution; retained earnings; return on equity; results of customer satisfaction surveys; aggregate product price and other product price measures; safety record; service reliability; demand-side management (including conservation and load management); operating and/or maintenance costs management (including operation and maintenance expenses per kwh); and energy production availability. At the time of establishing a Performance Goal, the Committee shall specify the manner in which the Performance Goal shall be calculated. In so doing, the Committee may exclude the impact of certain specified events from the calculation of the Performance Goal. Such Performance Goals also may be based upon the attainment of specified levels of performance of the Company, one or more Affiliates or one or more business or functional units thereof under one or more of the measures described above relative to the performance of other corporations, business organizations or indices.

t."Performance Units" means an award made pursuant to Section 8.

u."Plan" means the OGE Energy Corp. 2022 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

v."Prior Plan" means the OGE Energy Corp. 2013 Stock Incentive Plan, as amended.

w."Restricted Stock" means an Award granted under Section 7(a).

x."Restricted Stock Unit" means an award granted under Section 7(b).

y."Retirement" means Normal Retirement or Early Retirement.

z."Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

aa."Stock Appreciation Right" means a right granted under Section 6.

bb."Stock Option" means an option granted under Section 5.

cc."Termination of Employment" means (i) with respect to an employee, the termination of the participant’s employment with the Company and any Affiliate and (ii) with respect to a non-employee director, termination of service on the Board and the board of directors of any Affiliate, as applicable, on which he or she serves. A participant employed by, or a non-employee director of, an Affiliate shall also be deemed to incur a Termination of Employment if the Affiliate ceases to be an Affiliate and the participant does not immediately thereafter become or remain an employee, or non-employee director, as the case may be, of the Company or another Affiliate.

In addition, certain other terms that are defined herein shall have the definitions so ascribed to them.

Section 2. Administration.

The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time determine, which committee, to the extent required to comply with Rule 16-3, shall be composed solely of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to non- employee
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directors, officers and employees of the Company or its Affiliates. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a)to select the non-employee directors, officers and employees to whom Awards may from time to time be granted;

(b)to determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Units or any combination thereof are to be granted hereunder;

(c)to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)to determine the terms and conditions of any Award granted hereunder, including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company, any Affiliate or one or more business or functional units thereof) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e)to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; and

(f)to determine under what circumstances an Award may be settled in cash or Common Stock.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

The Committee may (i) delegate to an officer of the Company the authority to make decisions pursuant to paragraphs (c), (f), (g), (h) and (i) of Section 5, (ii) paragraph (D) of Section 7(a)(iii) and (iii) paragraphs (A) and (C) of Section 7(b)(ii) (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act) and (ii) delegate to any one or more of their number or any officer of the Company such administrative duties or powers as it may deem advisable, including to execute and deliver documents on behalf of the Committee.

To the extent permitted by applicable law, the Committee may also, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (A) designate employees to be recipients of Awards under this Plan and (B) determine the number of shares of Common Stock to be covered by any Award, or the amount of cash payable under any Award, as applicable; provided, however, that (I) the Committee will not delegate such responsibilities to any such officer for Awards granted to an employee who is an officer, director or more than 10% "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (II) the resolution providing for such authorization shall set forth the total number of shares of Common Stock such officer(s) may grant; and (III) the officer(s) will report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and its Affiliates and Plan participants.

Section 3. Common Stock Subject to Plan; Other Limitations.

Subject to adjustment as provided below, the total number of shares of Common Stock reserved and available for issuance under the Plan shall be 2,500,000 shares, plus (i) shares of Common Stock remaining available for future grant under the Prior Plan as of this Plan’s Effective Date and (ii) shares of Common Stock underlying awards outstanding as of the Effective Date under the Prior Plan that thereafter terminate or expire unexercised or are cancelled forfeited or lapse for any reason or are otherwise available for reissuance under the provisions of this Section 3. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. The maximum number of shares that may be available
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for issuance upon exercise of Incentive Stock Options shall be 2,500,000. No participant who is a non-employee director of the Company or an Affiliate may be granted, in any one calendar year, Awards covering in excess of 5,000 shares of Common Stock. No participant who is a non-employee director of the Company or an Affiliate may be granted Performance Units in any one calendar year payable in cash in an amount that would exceed $30,000.

If any shares of Restricted Stock are forfeited for which the participant did not receive any benefits of ownership (as such phrase is construed by the Commission or its staff), or if any Stock Option (and related Stock Appreciation Right, if any) terminates without being exercised or if any Restricted Stock Unit or Performance Unit terminates or expires without the issuance of any shares thereunder, shares subject to such Awards shall again be available for issuance in connection with Awards under the Plan. In the event that (a) any participant delivers shares of Common Stock in satisfaction of any tax withholding requirement for Awards other than Stock Options and Stock Appreciation Rights, or (b) any other payment made or benefit realized under the Plan is satisfied by the transfer or relinquishment by Plan participants of shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares of Common Stock so surrendered, paid or relinquished; provided, however, that, notwithstanding the foregoing, shares of Common Stock delivered to pay the exercise price of any Stock Option or Stock Appreciation Right, shares of Common Stock delivered in satisfaction of any tax withholding requirement relating to any Stock Option or Stock Appreciation Right and shares of Common Stock otherwise transferred or relinquished in connection with any Stock Option or Stock Appreciation Right shall not increase the number of shares of Common Stock available for Awards under the Plan. In addition, shares of Common Stock subject to a stock-settled Stock Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof, will not be added back to the aggregate number of shares of Common Stock available for issuance under the Plan, and shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options will not be added to the aggregate number of shares of Common Stock available for issuance under the Plan.

In the event of any change in corporate capitalization subsequent to the Effective Date of the Plan, such as a stock split or dividend, or a corporate transaction, such as any merger, consolidation, share exchange, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board will make such substitution or adjustments in the number and kind of shares reserved for issuance under the Plan in the aggregate, in the number of shares that may be issued upon the exercise of Incentive Stock Options, in the share limitations set forth in the first paragraph of this Section 3, including share limitations applicable to grants to any individual participant, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number, and any such adjustment in the number set forth in the first sentence of Section 3, as it applies to Incentive Stock Options, shall be made only if and to the extent that such adjustment would not cause any Stock Option that is intended to qualify as an Incentive Stock Option to fail to so qualify. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option. In addition, for each Stock Option or Stock Appreciation Right with an option exercise price or strike price greater than the consideration offered in connection with any such transaction or event or Change of Control, the Committee may in its sole discretion elect to cancel such Stock Option or Stock Appreciation Right without any payment to the person holding such Stock Option or Stock Appreciation Right.

Common Stock issued under Awards granted in connection with the conversion or assumption of, or substitution for, awards held by awardees of or relating to the stock or other equity interests of an entity acquired by or combined with the Company or an Affiliate of the Company pursuant to a merger, acquisition or similar transaction ("Conversion Awards") will not reduce the aggregate number of shares of Common Stock available for issuance under this Plan or count against the other limitations under this Section 3, nor will Common Stock subject to a Conversion Award again be available for awards granted under this Plan as provided in the second paragraph of this Section 3. Additionally, in the event that an entity acquired by the Company or any Affiliate or with which the Company or any Affiliate otherwise combines has shares available for grant under a pre-existing plan that was approved by stockholders and was not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre‑existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards granted under the Plan and will not reduce the number of shares of Common Stock available for issuance or transfer under this Plan; provided, that Awards granted under this Plan using such available shares of Common Stock may not be made after the last date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and may only be made to individuals who were not employees of the Company or any Affiliate or directors of the Company prior to such acquisition or combination.
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Section 4. Eligibility and Minimum Vesting.

Officers and employees of the Company or its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates and non‑employee directors of the Company or an Affiliate are eligible to be granted Awards under the Plan. Except in the case of Conversion Awards granted pursuant to Section 3, Awards granted under the Plan to a Participant shall either (i) be subject to a minimum vesting period of at least one year, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may permit and authorize acceleration of vesting of such Awards in the event of the Participant’s death, Disability, Retirement or the occurrence of a Change of Control, and (ii) the Committee may grant Awards without the above described minimum vesting requirements, or may permit and authorize acceleration of vesting of Awards otherwise subject to the above-described minimum vesting requirements, with respect to Awards covering 5% or fewer of the total number of Shares authorized under the Plan.

Section 5. Stock Options.

The Committee shall determine the non-employee directors, officers and employees to whom and the time or times at which Stock Options shall be granted under the Plan. Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). In addition, no Stock Option (or Stock Appreciation Right granted in conjunction therewith) may be granted to any non-employee director, officer or employee unless he or she provides direct services on the date of grant to the Company or any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the Company and ending with the corporation or other entity for which the non-employee director, officer or employee provides direct services. For this purpose, the term "controlling interest" shall have the same meaning as provided in Treasury Regulations Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears therein, and provided further that, where the Committee, based on legitimate business criteria, so determines in its discretion, the term “controlling interest” shall have the same meaning as provided in said regulation except that the language "at least 20 percent" is used instead of "at least 80 percent" each place it appears therein.

Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)Option Price. The option exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and, except with respect to Conversion Awards granted under Section 3, shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant. Except as provided in Section 3, the exercise price of a Stock Option may not be reduced, directly
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or indirectly, by cancellation and regrant or otherwise if such action would constitute a repricing without prior approval of the shareholders of the Company.

(b)Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

(c)Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d)Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Secretary of the Company at the Company's principal executive office, specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept, or in such other manner as the Committee approves. If approved by the Committee, payment in full or in part may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option ; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

In the discretion of the Committee and to the extent not prohibited by applicable law, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the purchase price, and, if requested by the Company, the amount of any Federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 13(a).

(e)Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution or (ii) in the case of a Nonqualified Stock Option, pursuant to a gift to such optionee's children, whether directly or indirectly or by means of a trust or partnership or otherwise, or to a charitable organization as described in Section 170(c) of the Code, in either case if expressly permitted under the applicable option agreement. All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, a gift permitted under the applicable option agreement.

(f)Exercise Upon Termination of Employment By Death. If an optionee incurs a Termination of Employment by reason of death, any vested Stock Option held by such optionee may thereafter be exercised by the holder for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)Exercise Upon Termination of Employment By Reason of Disability. If an optionee incurs a Termination of Employment by reason of Disability, any vested Stock Option held by such optionee may thereafter be exercised by the optionee for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such
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three-year (or such shorter) period, continue to be exercisable for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(h)Exercise Upon Termination of Employment By Reason of Retirement. If an optionee incurs a Termination of Employment by reason of Retirement, any vested Stock Option held by such optionee may thereafter be exercised by the optionee for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year (or such shorter) period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(i)Exercise Upon Other Termination of Employment. If an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such optionee, whether then exercisable or not, shall thereupon terminate, except that if such Termination of Employment is involuntary, for any reason other than "Cause" (as determined in the sole discretion of the Committee) such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's stated term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option then held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or within twenty-four (24) months after a Change of Control (as defined in Section 9(b)), other than by reason of "Cause" (as determined in the sole discretion of the Committee), death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (1) six months and one day from the date of such Termination of Employment, or (2) the balance of such Stock Option's stated term. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(j)Vesting. In the event that a participant incurs a Termination of Employment due to Retirement, death, Disability, or involuntary termination the Committee shall have the discretion to accelerate the vesting with respect to any or all of such participant’s Stock Options.

Section 6. Stock Appreciation Rights.

(a)Grant and Exercise. Stock Appreciation Rights may be granted by the Committee, in conjunction with all or part of any Stock Option granted under the Plan, for a fixed number of shares of Common Stock. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b)Terms and Conditions. Stock Appreciation Rights shall be granted pursuant to a written agreement which shall contain such terms and conditions as shall be determined by the Committee, including the following:

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(i)Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6. Accordingly, no Stock Appreciation Right shall be exercisable more than 10 years after such Stock Appreciation Right is granted.

(ii)Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both equal in value to the excess of the Fair Market Value on the date of exercise of one share of Common Stock over the option price per share specified in the related Stock Option (or, if the Stock Appreciation Right was granted after the time of grant of the related Stock Option, over the strike price for the Stock Appreciation Right as determined by the Committee and set forth in the Stock Appreciation Right agreement, which strike price per share shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Stock Appreciation Right, except with respect to Conversion Awards granted under Section 3) multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(iii)Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

(iv)Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares as to which the Stock Appreciation Right is exercised at the time of exercise.

Section 7. Restricted Stock and Restricted Stock Units.

(a)Restricted Stock.

(i)Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the non-employee directors, officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the aggregate limits on grants to individual participants set forth in Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.

The Committee may condition the vesting of Restricted Stock upon the attainment of Performance Goals established before or at the time of grant and, in each instance, may establish the various levels of achievement of Performance Goals at which a portion or all of such Restricted Stock vests. The Committee may, in addition to requiring satisfaction of any applicable Performance Goals, also condition vesting upon the continued service of the participant. The provisions of Restricted Stock Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

(ii)Awards. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry or other electronic registration or issuance of one or more stock certificates. Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend or notation referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The transferability of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the OGE Energy Corp. 2022 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of OGE Energy Corp. at 321 North Harvey, Oklahoma City, Oklahoma 73101-0321."

The Committee may require that any certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, or other appropriate instrument of transfer relating to the Common Stock covered by such Award.

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(iii)Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(A)Subject to the provisions of the Plan and the Restricted Stock Agreement, during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restricted Stock Restriction Period"), and until the later of (I) the expiration of the Restricted Stock Restriction Period and (II) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance.

(B)Except as provided in this paragraph (B) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 13(f) of the Plan (I) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable to the underlying Restricted Stock, and (II) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable to the underlying Restricted Stock.

(C)Except to the extent otherwise provided in this Plan or the applicable Restricted Stock Agreement, upon a participant's Termination of Employment for any reason during the Restricted Stock Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

(D)Except to the extent otherwise provided in Section 9(a)(ii), in the event that a participant incurs a Termination of Employment due to Retirement, death, Disability or involuntary termination, the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such participant's shares of Restricted Stock.

(E)If and when the applicable Performance Goals are satisfied for any shares of Restricted Stock and the Restricted Stock Restriction Period expires without a prior forfeiture of such shares of Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of any legended certificates and any restrictions in the book-entry or other electronic records shall be removed.

(F)Each Award shall be confirmed by, and be subject to the terms of, a written Restricted Stock Agreement.

(b)Restricted Stock Units.

(i)Administration. Restricted Stock Units may be awarded either alone or in addition to other Awards granted under the Plan. Each Restricted Stock Unit Award will constitute the agreement of the Company to deliver shares of Common Stock to the recipient of such Award in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the attainment of Performance Goals) during the Restricted Stock Unit Restriction Period (as defined below) as the Committee may specify. The Committee shall determine the non-employee directors, officers and employees to whom and the time or times at which grants of Restricted Stock Units will be awarded, the number of shares to be covered by any Restricted Stock Unit Award (subject to the aggregate limits on grants to individual participants set forth in Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(b)(ii).

The Committee may condition the vesting of Restricted Stock Units upon the attainment of Performance Goals established before or at the time of grant and, in each instance, may establish the various levels of achievement of Performance Goals at which a portion or all of such Restricted Stock Units vest. The
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Committee may, in addition to requiring satisfaction of any applicable Performance Goals, also condition vesting upon the continued service of the participant. The provisions of Restricted Stock Unit Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

(ii)Terms and Conditions. Restricted Stock Unit Awards shall be subject to the following terms and conditions:

(A)Subject to the provisions of the Plan and the Restricted Stock Unit Agreement, during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restricted Stock Unit Restriction Period"), and until the later of (I) the expiration of the Restricted Stock Unit Restriction Period and (II) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber his or her Restricted Stock Unit Award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may authorize the payment of dividend equivalents on such Restricted Stock Units, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units will be deferred until and paid contingent upon the later of the expiration of the Restricted Stock Unit Restriction Period and attainment of the applicable Performance Goals.

(B)Except to the extent otherwise provided in this Plan or in the applicable Restricted Stock Unit Agreement, upon a participant's Termination of Employment for any reason during the Restricted Stock Unit Restriction Period or before the applicable Performance Goals are satisfied, any portion of the Restricted Stock Unit still subject to restriction shall be forfeited by the participant.

(C)Except to the extent otherwise provided in Section 9(a)(ii), in the event that a participant incurs a Termination of Employment due to Retirement, death, Disability or involuntary termination, the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of the shares of Common Stock subject to such Restricted Stock Unit.

(D)If and when the applicable Performance Goals are satisfied for a Restricted Stock Unit and the Restricted Stock Unit Restriction Period expires without a prior forfeiture of such Restricted Stock Unit, the shares of Common Stock subject to such Restricted Stock Unit shall be delivered to the participant in such manner as the Committee may deem appropriate, including book-entry or other electronic registration or issuance of one or more stock certificates.

(E)Each Restricted Stock Unit Award shall be confirmed by, and be subject to the terms of, a written Restricted Stock Unit Agreement.

Section 8. Performance Units.

(a)Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. Performance Units may be denominated in shares of Common Stock or cash, or may represent the right to receive dividend equivalents with respect to shares of Common Stock, as the Committee shall determine. The Committee shall determine the non-employee directors, officers and employees to whom and the time or times at which Performance Units shall be awarded, the form and number of Performance Units to be awarded to any participant (subject to the aggregate limits on grants to individual participants set forth in Section 3), the duration of the Award Cycle and any other terms and conditions of the Award. The Committee shall condition the settlement of Performance Units upon the attainment of Performance Goals, which shall be established before or at the time of grant. The provisions of such Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

(b)Terms and Conditions. Performance Unit Awards shall be subject to the following terms and conditions:

(i)Subject to the provisions of the Plan and the Performance Unit Agreement referred to in Section 8(b)(iv), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle, and during the Award Cycle the Participant will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Performance Units and will have no right to vote such shares. However, the Committee may authorize payment of dividend equivalents on such Performance Units, either in cash or in additional shares of Common Stock; provided that dividend equivalents or other
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distributions on shares of Common Stock underlying the Performance Units will be deferred until and paid contingent on the later of the expiration of the Award Cycle and attainment of the applicable Performance Goals. After the expiration of the Award Cycle, the Committee shall evaluate actual performance in light of the Performance Goals for such Award, shall certify in writing the extent to which such Performance Goals and other material terms have been satisfied and shall determine the number of Performance Units granted to the participant which have been earned and the Committee may then elect to deliver cash, shares of Common Stock, or a combination thereof, in settlement of the earned Performance Units, in accordance with the terms thereof. Settlement of earned Performance Units, if any, for an Award Cycle shall in no event be made later than the 15th day of the third month after the last day of the calendar year in which such Award Cycle ends.

(ii)Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 8(b)(iii) and 9(a)(iii), upon a participant's Termination of Employment for any reason during the Award Cycle or before the applicable Performance Goals are satisfied, the rights to the shares or cash still covered by the Performance Unit Award shall be forfeited by the participant.

(iii)Except to the extent otherwise provided in the applicable Performance Unit Agreement and Section 9(a)(iii), in the event that a participant incurs a Termination of Employment due to death, Disability or Retirement, such participant shall receive (A), in the case of Retirement, a prorated payment based on such participant's number of full months of service during the Award Cycle, further adjusted based on the achievement of the Performance Goals during the entire Award Cycle, as certified by the Committee, such payment to be made at the time payments are made to participants who did not terminate service during the Award Cycle, and (B), in the case of death or Disability, as determined by the Committee, either (I) the amount set forth in clause (A) of this sentence at the time set forth therein, or (II) a payment at the target amount set forth in the Award, such payment to be made within sixty (60) days following the occurrence of such termination due to death or Disability, provided that payment may be made pursuant to subclause (II) of clause (B) of this sentence only if such payment would comply with Section 409A of the Code.

(iv)Each Award shall be confirmed by, and be subject to the terms of, a written Performance Unit Agreement.

Section 9. Change of Control Provisions.

(a)Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

(i)Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change of Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

(ii)The restrictions applicable to any Restricted Stock or Restricted Stock Units not subject to Performance Goals shall lapse, and such Restricted Stock or Restricted Stock Units shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

(iii)All Performance Units and any Restricted Stock Units subject to Performance Goals shall be considered to be earned and payable in full in an amount that will be equal to the number of Performance Units or Restricted Stock Units, as the case may be, that would have been payable had the Performance Goals been met at a level that would result in a 100% payout of the Performance Units or Restricted Stock Units, as the case may be, awarded, and any restrictions shall lapse and such Performance Units or Restricted Stock Units, as the case may be, shall be settled in cash as promptly as is practicable but in no event later than the 15th day of the third month after the occurrence of the Change of Control.

(b)Definition of Change of Control. For purposes of the Plan, a "Change of Control" shall mean the happening of any of the following events:

(i)An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related
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trust) sponsored or maintained by the Company or any corporation or other Person controlled by the Company or (4) any acquisition by any corporation or other Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 9(b) provided, however, that it shall not be deemed a Change of Control if the Person acquires beneficial ownership of 35% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities solely as a result of an acquisition by the Company of shares of Common Stock, until such time thereafter as such Person shall become the beneficial owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock; or

(ii)A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(b), that any individual who becomes a member of the Board subsequent to Effective Date, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors (an "Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall not be so considered as a member of the Incumbent Board; or

(iii)Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock or equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other controlling persons as the case may be, of the corporation or other Person resulting from such Business Combination (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the corporation or other Person resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or other Person resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock or equity interests of the corporation or other Person resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or other Person except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (C) at least a majority of the members of the board of directors or other governing body of the corporation or other Person resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(iv)The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 10. Loans.

The Company shall not make any loan to a participant in connection with the exercise of Stock Options under the Plan or otherwise in connection with any other Awards under the Plan.

Section 11. Term, Amendment and Termination.

The Plan will terminate 10 years after the Effective Date. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (a) impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Performance Unit Award theretofore granted without the optionee's or recipient's
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consent, except such an amendment made to cause the Plan to qualify or continue to qualify for the exemption provided by Rule 16b-3 or to comply with or qualify for an exemption from Section 409A of the Code, or (b) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, except that no such amendment shall impair the rights of any holder without the holder's written consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3 or to comply with or qualify for an exemption from Section 409A of the Code. and the regulations promulgated thereunder; and (ii) other than as permitted by Section 3 in connection with a change in corporate capitalization or other transaction described in Section 3, no such amendment shall, without shareholder approval, (A) lower the option exercise price of a Stock Option (or a related Stock Appreciation Right) or (B) cancel an outstanding "underwater" Stock Option (or a related Stock Appreciation Right) in exchange for cash, other awards or a Stock Option (or a related Stock Appreciation Right) with an option exercise price that is less than the option exercise price of the cancelled Stock Option (or a related Stock Appreciation Right). Clause (ii) of this paragraph is intended to prohibit (without shareholder approval) the repricing of "underwater" Stock Options (or related Stock Appreciation Rights) and will not be construed to prohibit the adjustments provided for in the third paragraph of Section 3. Clause (ii) of this paragraph may not be amended without the approval of the Company's shareholders.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.

Section 12. Unfunded Status of Plan.

It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

Section 13. General Provisions.

(a)The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates or book-entry or other electronic registration for such shares may include any legend or other notation which the Committee deems appropriate to reflect any restrictions on transfer.

Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i)The listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii)Any registration or other qualification of such shares of the Company under any state or Federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(iii)The obtaining of any other consent, approval, or permit from any state or Federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

(c)The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment of any employee at any time.

(d)No later than the date as of which an amount first becomes subject to a tax withholding obligation with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company
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regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations will be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations.

(e)The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Oklahoma, without reference to principles of conflict of laws.

(f)The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

(g)The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

(h)In the case of a grant of an Award to any employee or non-employee director of an Affiliate, the Company may, if the Committee so directs, and shall in the case of an Award of Restricted Stock to any employee or non-employee director of an Affiliate which would not be considered as a single employer with the Company under Sections 414(b) and (c) of the Code, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the employee or non-employee director in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

(i)The Company may require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and, if assumed, any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Plan), and the heirs, executors and administrators of each Participant.

(j)Notwithstanding anything else to the contrary in this Plan, no dividend equivalents shall be awarded or accrued for Stock Options or Stock Appreciation Rights and no dividends or dividend equivalents shall be paid with respect to any Restricted Stock, Restricted Stock Units or Performance Units until all applicable time-vesting and performance conditions (including achievement of Performance Goals) have been satisfied.

(k)Notwithstanding anything else to the contrary in this Plan, any agreement evidencing an Award under this Plan may be in writing and signed by the Company and the participant as set forth above, may be in an electronic medium, may be limited to notation on the books and records of the Company and, if determined by the Committee, need not be signed by a representative of the Company or a participant.

(l)Notwithstanding anything in this Plan or an award agreement to the contrary, nothing in this Plan or in an award agreement prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

Section 14. Compliance with Section 409A of the Code.

(a)To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Plan participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal
B-14 OGE Energy Corp. 2022 Proxy Statement

Appendix B
guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)Neither a participant nor any of a participant's creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant or for a participant's benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a participant to the Company or any of its Subsidiaries.

(c)If, at the time of a participant's separation from service (within the meaning of Section 409A of the Code), (i) the participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service (or upon the Participant’s death, if earlier).

(d)Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant or for a participant's account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes or penalties.

(e)Notwithstanding anything in the Plan and grants hereunder to the contrary, to the extent that any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of "change in control event", "disability" or "separation from service", as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service, as applicable.

Section 15. Clawback Provision.

Notwithstanding any provision of this Plan and grants hereunder to the contrary, any agreement evidencing an Award under the Plan may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any shares of Common Stock issued under and/or any other benefit related to an Award (including, for the avoidance of doubt, any cash received in the settlement of an Award), or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

Section 16. Effective Date of Plan.

The Plan shall be effective as of May 19, 2022 (the "Effective Date"), subject to approval of the Plan by the shareholders of the Company at its 2022 annual meeting by the affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of common stock of the Company represented at the meeting and entitled to vote thereon.
OGE Energy Corp. 2022 Proxy Statement B-15

OGE ENERGY CORP. P.O. BOX 321 OKLAHOMA CITY, OK 73101-0321 ATTN: JASON BAILEY
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EDT on May 18, 2022 for shares held directly and by 11:59 p.m. EDT on May 16, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/OGE2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

[Shareholder Address]
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EDT on May 18, 2022 for shares held directly and by 11:59 p.m. EDT on May 16, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME OGE Energy Corp. Common Stock	CONTROL # à SHARES PAGE 1 of 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees	For	Against	Abstain	The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
1a. Frank A. Bozich	☐	☐	☐	2. Ratification of the appointment of Ernst & Young LLP as the Company's principal independent accountants for 2022.	☐	☐	☐
1b. Peter D. Clarke	☐	☐	☐
1c. David L. Hauser	☐	☐	☐
1d. Luther C. Kissam, IV	☐	☐	☐	3. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐
1e. Judy R. McReynolds	☐	☐	☐
1f. David E. Rainbolt	☐	☐	☐	4. Amendment of the Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions.	☐	☐	☐
1g. J. Michael Sanner	☐	☐	☐
1h. Sheila G. Talton	☐	☐	☐	5. Approval of OGE Energy Corp. 2022 Stock Incentive Plan.	☐	☐	☐
1i. Sean Trauschke	☐	☐	☐
				The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain

				6. Shareholder Proposal Regarding Modification of the Supermajority Voting Provisions.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

SHARES CUSIP #
Signature [PLEASE SIGN WITHIN BOX]		Date	JOB#		Signature (Joint Owners)	Date	SEQUENCE #

It is important that your shares are represented at this meeting, whether or not you attend the meeting online.
To make sure your shares are represented, we urge you to vote by Internet, telephone, or complete and mail the proxy card above.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

Annual Meeting of OGE Energy Corp. Shareholders
Thursday, May 19, 2022 10:00 a.m. CDT

The undersigned hereby appoints Judy R. McReynolds and Sean Trauschke, and each of them severally, with full power of substitution and with full power to act with or without the other, as the proxies of the undersigned to represent and to vote all shares of stock of OGE Energy Corp. held of record by the undersigned on March 21, 2022, at the Company's Annual Meeting of Shareholders to be held on May 19, 2022, and at all adjournments thereof, on all matters coming before said meeting.

THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS PROXY CARD, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT ACCOUNTANTS FOR 2022, FOR THE APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION, FOR THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS, FOR THE APPROVAL OF THE OGE ENERGY CORP. 2022 STOCK INCENTIVE PLAN AND AGAINST THE SHAREHOLDER PROPOSAL REGARDING MODIFICATION OF THE SUPERMAJORITY VOTING PROVISIONS. PLEASE VOTE BY INTERNET, TELEPHONE, OR MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Unless you attend and vote online during the meeting, you MUST vote by Internet, telephone, or sign and return your proxy in order to have your shares voted at the meeting.

Continued and to be marked, dated and signed on the other side